Exhibit 4.2

                                    INDENTURE

                          dated as of November 21, 2000

                                      among

                             ARBY'S FRANCHISE TRUST,

                                   as Issuer,

                          AMBAC ASSURANCE CORPORATION,

                                   as Insurer

                                       and

              BNY MIDWEST TRUST COMPANY, A BANK OF NEW YORK COMPANY

                              as Indenture Trustee



                                TABLE OF CONTENTS

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01   Definitions....................................................
SECTION 1.02   Interpretation.................................................

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01   Forms Generally................................................
SECTION 2.02   Forms of Notes and Certificates of Authentication..............
SECTION 2.03   Authorized Amount; Denominations...............................
SECTION 2.04   Execution, Authentication, Delivery and Dating.................
SECTION 2.05   Registration of Notes, Registration of Transfers and Exchange..
SECTION 2.06   Mutilated, Defaced, Destroyed, Lost or Stolen Notes............
SECTION 2.07   Payment of Principal and Interest; Principal and Interest Rights
               Preserved......................................................
SECTION 2.08   Persons Deemed Owners..........................................
SECTION 2.09   Cancellation...................................................
SECTION 2.10   Tax Purposes...................................................
SECTION 2.11   Withholding Tax................................................
SECTION 2.12   Actions Under the Policy.......................................
SECTION 2.13   Subrogation Rights of the Insurer; Payment of Reimbursements...
SECTION 2.14   Additional Covenant of the Insurer.............................
SECTION 2.15   Policy Account.................................................

                                  ARTICLE THREE

                          REPRESENTATIONS AND COVENANTS

SECTION 3.01   Payment of Principal and Interest..............................
SECTION 3.02   Maintenance of Office or Agency................................
SECTION 3.03   Money for Note Payments to Be Held in Trust....................
SECTION 3.04   Existence of the Issuer........................................
SECTION 3.05   Protection of Trust Estate.....................................
SECTION 3.06   Performance of Obligations.....................................
SECTION 3.07   Negative Covenants.............................................
SECTION 3.08   Issuer May Not Consolidate, Etc., Without Consent..............
SECTION 3.09   Successor Substituted..........................................
SECTION 3.10   No Other Business..............................................
SECTION 3.11   Indebtedness...................................................
SECTION 3.12   Representations and Warranties.................................
SECTION 3.13   Note Interest Amount; Note Principal Amount....................
SECTION 3.14   Affirmative Covenants..........................................
SECTION 3.15   Further Assurances.............................................
SECTION 3.16   Financial Covenants............................................

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 4.01   Satisfaction and Discharge of Indenture........................
SECTION 4.02   Application of Trust Money.....................................
SECTION 4.03   Reinstatement..................................................

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 5.01   Events of Default..............................................
SECTION 5.02   Insurer Defaults...............................................
SECTION 5.03   [Reserved].....................................................
SECTION 5.04   [Reserved].....................................................
SECTION 5.05   Acceleration of Maturity; Rescission and Annulment.............
SECTION 5.06   Enforcement; Recourse Limited to Collateral....................
SECTION 5.07   Application of Monies Collected by Indenture Trustee...........
SECTION 5.08   Waiver of Appraisement, Valuation, Stay and Right to Marshaling.
SECTION 5.09   Remedies Cumulative; Delay or Omission Not a Waiver............
SECTION 5.10   Control by the Insurer.........................................

                                   ARTICLE SIX

                              THE INDENTURE TRUSTEE

SECTION 6.01   Certain Duties and Responsibilities............................
SECTION 6.02   Notice of Default..............................................
SECTION 6.03   Certain Rights of Indenture Trustee............................
SECTION 6.04   Not Responsible for Recitals or Issuance of Notes..............
SECTION 6.05   May Hold Notes.................................................
SECTION 6.06   Money Held in Trust............................................
SECTION 6.07   Compensation and Reimbursement.................................
SECTION 6.08   Resignation and Removal; Appointment of Successor..............
SECTION 6.09   Acceptance of Appointment by Successor.........................
SECTION 6.10   Merger, Conversion, Consolidation or Succession to Business of
               Indenture Trustee..............................................
SECTION 6.11   Limitation of Liability........................................

                                  ARTICLE SEVEN

                                   [RESERVED]

                                  ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

SECTION 8.01   Supplemental Indentures Without Consent of Noteholders.........
SECTION 8.02   Consents to Supplemental Indentures............................
SECTION 8.03   Execution of Supplemental Indentures...........................
SECTION 8.04   Effect of Supplemental Indentures..............................
SECTION 8.05   Reference in Notes to Supplemental Indenture...................

                                  ARTICLE NINE

                               REDEMPTION OF NOTES

SECTION 9.01   Optional Redemption, Election to Redeem.........................
SECTION 9.02   Notice to Indenture Trustee, and Insurer of Optional Redemption.
SECTION 9.03   Notice of Optional Redemption or Maturity by the Issuer.........
SECTION 9.04   Notes Payable on Optional Redemption Date.......................
SECTION 9.05   Mandatory Redemption............................................

                                   ARTICLE TEN

                 COLLECTION OF FUNDS AND MAINTENANCE OF ACCOUNTS

SECTION 10.01   Segregation of Money..........................................
SECTION 10.02   Collection Account; Canadian Sub-Account......................
SECTION 10.03   Disbursement of Monies from Collection Account. Distribution of
                Available Funds...............................................
SECTION 10.04   Reports.......................................................
SECTION 10.05   [Reserved]....................................................
SECTION 10.06   Notices to the Insurer and the Rating Agencies................
SECTION 10.07   Debt Service Reserve Account..................................
SECTION 10.08   Seasonality Coverage Account..................................
SECTION 10.09   Indemnification Account.......................................

                                 ARTICLE ELEVEN

                             SUBSTITUTION OF DEBTOR

SECTION 11.01   Conditions to Substitution....................................
SECTION 11.02   No Regard to Consequences for Individual Holders..............
SECTION 11.03   Effect of Substitution........................................

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01   Form of Documents Delivered to Indenture Trustee..............
SECTION 12.02   Governing Law.................................................
SECTION 12.03   Notices, Etc. to Indenture Trustee, Issuer, Insurer, the
                Ratings Agencies and the Servicers............................
SECTION 12.04   Notices and Reports to Noteholders; Waiver of Notice..........
SECTION 12.05   Effect of Headings and Table of Contents......................
SECTION 12.06   Successors and Assigns........................................
SECTION 12.07   Severability..................................................
SECTION 12.08   Benefits of Indenture.........................................
SECTION 12.09   Counterparts..................................................
SECTION 12.10   Submission to Jurisdiction....................................
SECTION 12.11   Resignation or Removal of a Servicer..........................
SECTION 12.12   Calculations..................................................
SECTION 12.13   Prescription..................................................
SECTION 12.14   No Petition...................................................




EXHIBIT A-1     FORM OF TEMPORARY REGULATION S GLOBAL NOTE
EXHIBIT A-2     FORM OF PERMANENT REGULATION S GLOBAL NOTE
EXHIBIT B       FORM OF RULE 144A GLOBAL NOTE
EXHIBIT C       FORM OF DEFINITIVE NOTE
EXHIBIT D       FORM OF REGISTERED NOTE
EXHIBIT E       FORM OF CLEARANCE CERTIFICATE FOR DELIVERY OF PERMANENT
                REGULATION S GLOBAL NOTES
EXHIBIT F       FORM OF CERTIFICATE OF NON- U.S. OWNERSHIP
EXHIBIT G       FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF NOTES (RULE 144A)
EXHIBIT H       FORM OF TRANSFEREE CERTIFICATE FOR TRANSFER OF NOTES (RULE 144A)
EXHIBIT I       FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF NOTES
                (REGULATION S)
EXHIBIT J       FORM OF TRANFEREE CERTIFICATE FOR TRANSFER OF NOTES
                (REGULATION S)
EXHIBIT K       FORM OF DTC NOTICE TO INVESTORS
EXHIBIT L       TARGETED PRINCIPAL AMORTIZATION SCHEDULE
EXHIBIT M       FORMS OF REPORTS





                  INDENTURE, dated as of November 21, 2000, among ARBY'S FRANCHISE TRUST, a business trust formed under the laws of the State of Delaware (the "Issuer"), AMBAC ASSURANCE CORPORATION, a Wisconsin stock insurance corporation (the "Insurer"), and BNY MIDWEST TRUST COMPANY, A BANK OF NEW YORK COMPANY, an Illinois banking corporation, as indenture trustee (in such capacity, together with its permitted successors and assigns in such capacity, the "Indenture Trustee").

                              PRELIMINARY STATEMENT

                  The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. Concurrently with the execution of this Indenture and the issuance of the Notes and subject to the terms and conditions contained in the Insurance Agreement, the Insurer will issue and deliver to and in favor of the Indenture Trustee for the benefit of the Noteholders the Policy which, subject to certain terms and conditions contained therein, unconditionally and irrevocably guarantees the payment of interest payable on each Payment Date (other than Additional Interest) and payment of any Aggregate Outstanding Principal Amount remaining on the Legal Final Payment Date to the Noteholders. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                  All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                GRANTING CLAUSES

                  To secure (A) the payment of the principal of and interest on the Notes authenticated and delivered hereunder, (B) the payment of amounts due and payable to the Insurer as provided herein and in the Insurance Agreement (including but not limited to the Premium), (C) the payment to the Indenture Trustee of all Indenture Trustee Fees if and when due and payable as provided in this Indenture and (D) the payment and performance of all other obligations, covenants and liabilities of the Issuer arising under this Indenture, the Notes and the Insurance Agreement, the Issuer hereby Grants a security interest to the Indenture Trustee, for the benefit and security of the Secured Parties, in all of its right, title and interest, whether now owned or hereafter acquired, in and to all accounts, contract rights, general intangibles, chattel paper, instruments, financial assets, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, and certificated and uncertificated securities consisting of, arising from, or relating to: (i) the Franchisee Payments and Franchise Documents, including the present and continuing exclusive right, remedy, power and authority to exercise each and every right, remedy, power and authority of the Issuer under or in respect of the Franchisee Payments and Franchise Documents but excluding the Pre-Cut-Off Date Franchisee Payments; (ii) the present and continuing exclusive right, power and authority, subject to the provisions of the Servicing Agreements, to make claim for, collect, receive and make receipt for any of the sums, amounts, income, revenues, issues, profits and proceeds under, on account of or with respect to, the Franchise Assets (excluding the Pre-Cut-Off Date Franchisee Payments), including, without limitation, all payments made in respect thereof, voluntary or involuntary, whether upon maturity, prepayment, acceleration, conversion, liquidation, casualty or otherwise and paid from any source (including both timely and delinquent payments); (iii) all monies and securities from time to time held by the Indenture Trustee in any Account created under the terms of this Indenture and all interest, profits, proceeds, or other income derived from such moneys and securities; (iv) the Transaction Documents, including the present and continuing exclusive right, power and authority to exercise each and every right, remedy, power and authority of the Issuer thereunder; (v) the present and continuing exclusive right, power and authority, subject to the provisions of the Servicing Agreements and this Indenture, to give and receive notices and other communications, to make waivers or other agreements in respect of, or to make claims for and demand performance on, under or pursuant to any of the Franchise Assets, to bring actions and proceedings thereunder or for the enforcement thereof, and to exercise all remedies, powers, privileges and options and to do any and all things which the Issuer is or may become entitled to do under or in respect of the Franchise Assets; (vi) any and all property of every name and nature, now or hereafter transferred, mortgaged, pledged or assigned as security or additional security for payment or performance of any obligation of the Franchisees to the Issuer under the Franchise Documents or otherwise, and the liabilities, obligations and the indebtedness evidenced thereby or reflected therein; and (vii) all income, revenues, issues, products, revisions, substitutions, replacements, profit and proceeds of and from all of the foregoing (collectively, the "Collateral").

                  The Indenture Trustee acknowledges each such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties expressly set forth herein.

                                  ARTICLE ONE

                                   DEFINITIONS

                SECTION 1.01 Definitions. As used herein the following terms have the following meanings:

                "Account" shall mean any account or fund, and any subaccount thereof, established under Article Ten hereof.

                "Accountants' Certificate" shall mean a certificate of any firm of independent certified public accountants of national reputation in the United States.

                "Accounting Date" shall mean, with respect to any Payment Date, the 10th calendar day of the calendar month of such Payment Date or if such day is not a Business Day, the next succeeding Business Day.

                "Accrual Period" shall mean, with respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date. For purposes of the first Payment Date, the Accrual Period will be the period from and including the Closing Date to but excluding December 20, 2000.

                "Additional Interest" shall mean any interest accrued at the Note Rate on overdue interest on the Notes to the extent permitted by law.

                "Additional Premium Amount" shall mean the amount equal to the sum of the Incremental Additional Premiums.

                "Advertising Fees" shall mean an advertising and marketing fee payable by the Franchisee to the Franchisor pursuant to the U.S. Franchise Agreements of up to two percent (2%) of monthly Gross Sales (or up to 1.5% of monthly Gross Sales under certain Franchise Agreements as specified therein) or such other greater percentage of which the Indenture Trustee and the Insurer shall have been given notice by the American Servicer certifying that such greater percentage has been established for new U.S. Franchise Agreements (and American Servicer shall, upon the request of either the Indenture Trustee or the Insurer, deliver such substantiation thereof as may reasonably be requested by the Insurer or the Indenture Trustee). For avoidance of doubt, the Advertising Fees received by the Issuer will not be part of the Trust Estate.

                "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Agent Members" shall mean members of, or participants in, Euroclear or Clearstream.

                "Aggregate Outstanding Principal Amount" shall mean, when used with respect to any Outstanding Note or all Outstanding Notes, the aggregate unpaid principal amount of such Note or Notes at the date of determination, provided, however, to the extent that principal of the Notes has been paid with the proceeds of the Policy, such principal amount shall continue to remain unpaid for purposes of this definition until the Insurer has been paid such principal amount as subrogee hereunder or reimbursed pursuant to the Insurance Agreement, in either such case, as evidenced by a written notice from the Insurer delivered to the Indenture Trustee and the Issuer (such notice not to be unreasonably withheld or delayed).

                "American Servicer" shall mean Arby's, as servicer under the American Servicing Agreement, until a successor Person shall have become the American Servicer pursuant to the provisions of the American Servicing Agreement and thereafter "American Servicer" shall mean such successor Person.

                "American  Servicing   Agreement"  shall  mean  the  Servicing
Agreement, dated as of the Closing Date, among the Issuer, the American Servicer and the Indenture Trustee, and if from time to time amended as permitted therein and herein, as so amended.

                "Applicable  Procedures"  shall have the  meaning set forth in
Section 2.05(c) of this Indenture.

                "Arby's" shall mean Arby's, Inc., a Delaware corporation.

                "Arby's  IP" shall mean all of Arby's  trademarks  and service marks, whether registered or unregistered and whether currently used or hereafter developed, trademark applications and trademark registrations, and all of Arby's other intellectual property rights, in each case currently or hereafter employed by Arby's in connection with the Arby's(R) branded business, including all of Arby's rights to the current and hereafter developed proprietary and/or confidential information, inventions, discoveries, patents, trade names, logos, trade dress, art work, copyrights, moral rights, jingles, software, shop rights, licenses, developments, research data, designs, technology, test procedures, processes, route lists, computer programs, computer discs, computer tapes, literature, know-how, systems of operation, procedures, trade secrets, techniques, standards, specifications and domain names that are necessary to (i) offer and sell Arby's(R) branded franchises in the United States and Canada, (ii) serve as "Franchisor" under the Franchise Agreements and
(iii) otherwise administer the Arby's(R) branded franchise network in the United States and Canada. Arby's IP does not include any trademarks or intellectual property rights, currently or hereafter employed by Arby's in connection with non-Arby's(R) branded products whether or not sold in Arby's(R) branded restaurants.

                "Authenticating Agent" shall mean with respect to any Notes, the Indenture Trustee, or any other Person authorized by the Indenture Trustee to authenticate any Notes.

                "Authorized Insurer Representative" means a Managing Director, Director, First Vice President, Vice President, General Counsel or Assistant General Counsel of the Insurer or any other officer, employee or other agent of the Insurer who is authorized to give or receive instructions or notices or otherwise to act hereunder on behalf of the Insurer.

                "Authorized Officer" shall mean, (i) in the case of the Issuer, shall mean an "authorized officer" of the Issuer Trustee or an officer of the Trust as defined in the Trust Agreement, (ii) in the case of a Servicer, shall mean any Vice President or more senior officer or controller thereof,
(iii) in the case of the Indenture Trustee, shall mean a Responsible Officer of such Indenture Trustee and (iv) with respect to any other Person (other than the Insurer) any director, officer, managing director or any other Person appointed as attorney-in-fact who is authorized to act for such Person in matters relating to, and binding upon, such Person. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered to be in full force and effect until receipt by such other party of written notice to the contrary.

                "Available  Funds" shall mean, with respect to a Payment Date,
(i) any and all amounts  held in the  Collection  Account  (other than  Excluded
Fees) on the related Accounting Date representing Franchisee Payments which were received in the related Collection Period; (ii) the Debt Service Release Amount and any Cash Trap Excess released from the Debt Service Reserve Account; (iii) Capital Contributions; (iv) the Seasonality Release Amount; and (v) Investment Income on the Collection Account and Seasonality Coverage Account.

                "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

                "Bloomberg Financial Markets Commodities News" shall mean the financial news service provided by Bloomberg and its affiliates.

                "BOA Lockbox Agreement" shall mean the Multi-Party Agreement Relating to Lockbox Services dated as of November 21, 2000 among Bank of
America, the Issuer, Arby's, the Trustee and the Insurer, and if from time to time amended, as so amended.

                "Breach" shall have the meaning set forth in Section 5.01(l) of this Indenture.

                "Business Day" shall mean a day other than a Saturday, Sunday or a day on which banking institutions located in the City of New York, New York, in Wilmington, Delaware or in the city, state or province where the principal offices of each of the Indenture Trustee and the Servicers are located, are authorized or obligated by law, regulation or executive order to be closed.

                "Canadian Advertising Fees" shall mean an advertising and marketing fee payable by the Franchisee to the Franchisor pursuant to a Canadian Franchise Agreement for Canadian national advertising media (and related expenses) not to exceed three percent (3%) of the Franchisee's monthly Gross Sales or such other percentage of which the Indenture Trustee and the Insurer shall have been given notice by the Canadian Servicer certifying that such greater percentage has been established for new Canadian Franchise Agreements (and Canadian Servicer shall, upon the request of either the Indenture Trustee or the Insurer, deliver such substantiation thereof as may be reasonably requested by the Insurer or the Indenture Trustee). For avoidance of doubt, the Canadian Advertising Fees received by the Issuer will not be part of the Trust Estate.

                "Canadian Servicer" shall mean Arby's of Canada, Inc., as servicer under the Canadian Servicing Agreement, until a successor Person shall have become the Canadian Servicer pursuant to the provisions of the Canadian Servicing Agreement, and thereafter "Canadian Servicer" shall mean such successor Person.

                "Canadian  Servicing   Agreement"  shall  mean  the  Servicing
Agreement dated as of the Closing Date, among the Issuer, the Canadian Servicer and the Indenture Trustee, and if from time to time amended as permitted therein and herein, as so amended.

                "Capital Contributions" shall mean capital contributions to the Issuer by FinCo.

                "Cash" shall mean such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

                "Cash Trap Event" shall for purposes hereof be deemed to have occurred if, on any Accounting Date, the Debt Service Coverage Ratio calculated as of the last day of the preceding Collection Period is less than the Minimum Debt Service Coverage Ratio, but greater than 1.20x; provided that such Cash Trap Event shall be deemed to continue until such time as the Minimum Debt Service Coverage Ratio is met for three consecutive Collection Periods calculated as of each related Accounting Date.

                "Cash Trap Excess" shall mean the amount by which the Debt Service Reserve Account exceeds the Minimum Debt Service Reserve Amount.

                "Cash Trap Reserve Amount" shall mean, for purposes of calculation on any Accounting Date (based on the preceding Collection Period), the sum of (i) the Minimum Funding Amount and (ii) the Residual Trap Amount.

                "Certificate"   shall  mean  a  certificate   representing   a
beneficial interest in the Issuer.

                "Certificates  of  Authentication"   shall  have  the  meaning
specified in Section 2.01 of this Indenture.

                "Certificateholder" shall mean a holder of the Certificate.

                "Clearance System" shall mean each of DTC, Euroclear and Clearstream.

                "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                "Clearstream" shall mean Clearstream Banking, societe anonyme, a professional depositary incorporated under the laws of Luxembourg, and any successors thereto.

                "Closing Date" shall mean November 21, 2000.

                "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

                "Collateral" shall have the meaning set forth in the Granting Clauses hereof.

                "Collections" shall mean, with respect to any Collection Period, the sum of (i) all Franchisee Payments received in the Collection Account during such Collection Period and (ii) interest income earned during such Collection Period on the Collection Account.

                "Collection Account" shall mean the trust account (account no. 001629) established pursuant to Section 10.02 of this Indenture.

                "Collection Period" shall mean, with respect to each Payment Date, the period from and including the 1st day of the calendar month preceding the calendar month in which such Payment Date occurs through and including the last day of the calendar month preceding the calendar month in which such Payment Date occurs.

                 "Common   Depositary"   shall  mean  DTC  and  its  respective
successors.

                 "Competitor" shall mean any Person that is a direct or indirect franchisor, franchisee, owner or operator of a large regional or national quick service restaurant concept (including a franchisee of Arby's(R) branded restaurants); provided, however, that a person shall not be a "Competitor" solely by virtue of its direct and indirect ownership of less than 7% of the equity securities in a "Competitor"; provided, further, that a franchisee shall only be a "Competitor" if it directly or indirectly, owns in the aggregate 20 or more individual restaurant locations of a particular concept.

                 "Contribution   Agreement"  shall  mean  any  of  the  Initial
Contribution Agreement, the Intermediate Contribution Agreement and the Final Contribution Agreement.

                 "Controlling  Party" means,  as of any date of  determination:
(i) if no Insurer Default has occurred and is continuing as of such date of determination, the Insurer; (ii) if an Insurer Default has occurred and is continuing as of such date of determination, the Indenture Trustee; or (iii) (A) after the payment in full of the Notes, any Premium or Reimbursements owing to the Insurer and all other amounts owing to the Insurer under the Insurance Agreement and (B) the expiration of the Term of the Policy with respect to and as defined in the Policy, the Indenture Trustee; provided, however, that, to the extent the Indenture Trustee is exercising rights as the Controlling Party under clause (ii) or clause (iii) of this definition, it shall do so only upon the written direction of the Holders of a Majority in Aggregate Outstanding Principal Amount.

                 "Controlling Party Order" and "Controlling Party Request" mean, respectively, a written order or request signed on behalf of the Controlling Party (if and for so long as it is the Insurer, by any Authorized Insurer Representative) and delivered to the Indenture Trustee and the Issuer.

                 "Corporate Trust Office" shall mean the principal corporate trust office of the Indenture Trustee, which at the date of execution hereof is located at 2 North LaSalle, Suite 1020, Chicago, Illinois 60602, Attention:
Indenture Trust Administration or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Insurer and the Issuer or the principal corporate trust office of any successor Indenture Trustee.

                 "Cut-Off Date" shall mean October 31, 2000.

                 "Debt Service" shall mean, with respect to any Payment Date, the sum of Interest Distribution for such Payment Date (without regard to clause
(b) of the definition of Interest Distribution) plus the Targeted Principal Payments related to such Payment Date.

                 "Debt Service Coverage Ratio" shall mean, for any Accounting Date, the ratio calculated (without rounding) by dividing (a) an amount equal to the aggregate Net Cash Flow for the immediately preceding four Collection Periods by (b) an amount equal to the Debt Service for the Payment Date to which such Accounting Date relates together with the Debt Service for the three preceding Payment Dates.

                 "Debt Service Release Amount" shall mean (a) funds in the Debt Service Reserve Account in excess of the Maximum Debt Service Reserve Amount and
(b) investment income earned on the Debt Service Reserve Account in the event that Minimum Debt Service Amount is met, and, in each case, shall be deemed to be Available Funds for application in accordance with the Priority of Payments.

                 "Debt Service Reserve Account" shall mean the trust account (account no. 001632) established pursuant to Section 10.07 of this Indenture.

                 "Debt Service Reserve Amount" shall mean funds held in the Debt Service Reserve Account.

                 "Default" shall mean any event, circumstance or condition that, with notice or the lapse of time or both, will become an Event of Default.

                 "Defective   Franchise   Agreement"  shall  mean  a  Franchise
Agreement  that  breaches  in  any  material  respect  the   representations  or
warranties contained in Section 4.1(h) of any Contribution Agreement.

                 "Definitive Notes" shall mean, with respect to the Notes, any securities in fully registered form substantially in the form set forth in Exhibit C hereto which may be issued in exchange for Permanent Regulation S Global Notes pursuant to Section 2.02(a)(iv) of this Indenture.

                 "Delinquent Franchisee" shall mean a Franchisee that is delinquent on its Franchisee Payments as of the end of the related Collection Period in which they were due.

                 "Distribution Compliance Period" shall mean a period that begins on the later of (a) the date on which the Notes are first offered to Persons other than the Initial Purchasers in reliance upon Regulation S under the Securities Act and (b) the Closing Date, and continues until the end of a 40-day period from the date on which such period commenced.

                 "DTC" shall mean The Depository Trust Company or any of its successors.

                 "DTC Reference Directory" shall mean a directory distributed by DTC periodically to all DTC participants that includes (i) a list of all issuers who have advised DTC that they are issuing securities to Persons who are "qualified purchasers" within the meaning of Section 3(c)(7) of the Investment Company Act and (ii) CUSIP numbers for all such securities.

                 "Eligible Institution" shall mean a depository institution organized under the laws of the United States of America or any one of the States thereof, the deposits of which depository institution are insured, to the full extent permitted by applicable law, by the FDIC through the Bank Insurance Fund, which is subject to supervision and examination by federal or state authorities and (a) whose long-term unsecured debt obligations are rated "AAA" by Standard & Poor's or whose short-term unsecured debt obligations are rated A-1+ by Standard & Poor's at the time of any deposit therein and (b) whose long-term unsecured debt obligations are rated "Aa3" by Moody's or whose short-term unsecured debt obligations are rated "P-1" by Moody's at the time of any deposit therein.

                 "Eligible Investments" shall mean any of the following:

        (i)      Government Obligations; or

        (ii) commercial paper having an original maturity of less than 270 days and a rating of "A-1" or higher by Standard & Poor's or "P-1" or higher by Moody's at the time of such investment; or

        (iii) certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any agent of the Indenture Trustee acting in its commercial capacity so long as it is an Eligible Institution) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as at the time of such investment or contractual commitment providing for such investment such depository institution or trust company has a long-term unsecured debt rating in the highest rating category of Standard & Poor's and Moody's, and provided that each such investment has an original maturity of less than 365 days, and any other demand or time deposit or certificate of deposit, which is fully insured by the FDIC through the Bank Insurance Fund and rated "A-1" by Standard & Poor's; or

        (iv) repurchase obligations with respect to (a) any security described in clause (i) collateralized at not less than 102% of the principal amount of such repurchase obligations or (b) any other security issued or guaranteed as to timely payment by an agency or instrumentality of the United States of America, collateralized at not less than 102% of the principal amount of such repurchase obligations in either case entered into with a depository institution or trust company (including the Indenture Trustee), acting as principal, whose obligations having the same maturity as that of the repurchase agreement would be Eligible Investments under clause (iii) above (provided that the counterparty is rated at least "A-1" by Standard & Poor's and "P-1" by Moody's); or

        (v) guaranteed investment contracts issued by any insurance company or other corporation having a claims paying ability rating, financial strength rating, counterparty risk rating, long-term unsecured debt rating or guaranteed by an entity with such rating in the highest rating category of Standard & Poor's and Moody's, at the time of such investment; or

        (vi) money market funds having ratings in the highest available rating category of Standard & Poor's and Moody's; or

        (vii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) of the definition of "Government Obligations" or clause (ii) or (iii) of this definition of "Eligible Investments;" or

        (viii) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State of the United States of America or by any political subdivision or taxing authority thereof, and rated at least "AAA" by Standard & Poor's or "Aaa" by Moody's; or

        (ix) investments approved in writing by the Controlling Party and that satisfy the Insurer Condition.

                  "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Plans" shall mean "employee benefit plans" (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA.

                  "Euroclear" shall mean Morgan Guaranty Trust Company of New York, Brussels office, in its capacity as operator of the Euroclear System, and any successors thereto.

                  "Event of Default" shall have the meaning set forth in Section
5.01 of this Indenture.

                  "Exchange Act" shall have the meaning set forth in Section 3.14(x) of this Indenture.

                  "Excluded Fees" shall mean (i) Non-Branded Payments which are, in the aggregate, equal to an amount that is less than 3% of the total cumulative gross Franchisee Payments as of any date of determination within the 12-month period after the Cut-Off Date, and in any 12-month period thereafter,
(ii) Advertising Fees, (iii) Canadian Advertising Fees and (iv) amounts payable in respect of the Canadian Franchise Agreements relating to the goods and services tax, the provincial tax and the harmonized sales tax.

                  "Expected Priority Payments" shall mean an amount, calculated as of an Accounting Date for any related Payment Date, equal to the sum of (i) Ordinary SPV Operating Expenses, (ii) the Premium, (iii) Interest Distribution (without taking into account clause (b) of the definition thereof) and (iv) Targeted Principal Payments, in each case for the related Collection Period.

                  "Final Contribution Agreement" shall mean the Contribution Agreement between FinCo and the Issuer dated as of the Closing Date, as the same may be amended and supplemented from time to time.

                  "Financing Statements" shall mean financing statements relating to the Collateral naming the Issuer as debtor and the Indenture Trustee, on behalf of the Secured Parties, as secured party, and all financing statements relating to the Collateral naming a Transferor as debtor and the applicable Transferee, as secured party.

                  "FinCo" shall mean Arby's Finance, LLC, a Delaware limited liability company.

                  "Foreign Investor" shall mean any Noteholder or Note Owner who is not (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) a trust the administration of which is exercisable by a court in the United States and the authority to control all substantial decisions of which is exercisable by one or more United States Persons, or (iv) a Person otherwise subject to United States federal income taxation on its worldwide income.

                  "Franchise Agreement" shall mean a franchise agreement with the Franchisor pursuant to which a Franchisee operates an Arby's(R) branded restaurant at a location in the United States or Canada.

                  "Franchise Assets" shall mean the Franchise Documents and the right to receive Franchisee Payments after the Cut-Off Date.

                  "Franchise Documents" shall mean the Franchise Agreements, MDA Agreements and LOA Agreements.

                  "Franchise Fees" shall mean franchise fees payable under the Franchise Documents including without limitation, the License Fees, MDA Fees, LOA Fees and Transfer/Renewal Fees.

                  "Franchise Royalties" shall mean royalty payments payable by a Franchisee to the Franchisor pursuant to a Franchise Agreement based upon the Royalty Rate multiplied by Gross Sales.

                  "Franchisee" shall mean a Person identified as "Franchisee" pursuant to a Franchise Document.

                  "Franchisee Payments" shall mean the payments payable under the Franchise Documents, including without limitation, Franchise Fees, Franchise Royalties and Non-Branded Payments, and shall include the right to receive all of the foregoing; provided, however, that Franchisee Payments shall not include payments related to Excluded Fees or any payments with respect to non-Arby's(R) branded products sold by Arby's or its Affiliates outside of the Restaurants.

                  "Franchisor" shall mean, prior to the Closing Date, Arby's, and subsequent to the Closing Date, the Issuer.

                  "Global Note" shall mean a Rule 144A Global Note or Regulation S Global Note.

                  "Government Obligations" shall mean (i) non-callable direct obligations of, or non-callable obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, or (ii) an investment in a no-load money market fund rated AAA-G or AAA-M by Standard & Poor's and Aaa by Moody's, the assets of which are invested solely in obligations described in clause (i) of this definition .

                  "Governmental Authority" shall mean any governmental body, subdivision, board, official, authority, agency, court or arbitrator, domestic or foreign.

                  "Grant" shall mean to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other instruments shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, without limitation, the immediate continuing right to claim for, collect, receive and receipt for Franchisee Payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Gross Sales" shall mean the total amount received from the sale of all products and performance of all services on or from a Restaurant but excluding sales tax or any similar tax.

                  "Holdings" shall mean Arby's Holdings, LLC, a Delaware limited liability company.

                  "Incremental Additional Premium" shall mean, for each Accrual Period until the Incremental Additional Premium Payment Date, an amount equal to the Aggregate Outstanding Principal Amount multiplied by a rate of 6 basis points per annum.

                  "Incremental Additional Premium Payment Date" shall mean the date upon which the payment in full of the Notes is made.

                  "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (vi) all obligations as lessee under any lease which shall have been or should be, in accordance with generally accepted accounting principles, treated as a capital lease, and (vii) all obligations under direct or indirect guarantees in respect of, and all obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clauses (i) through
(vi) above; provided, however, that "Indebtedness" shall in no case be construed to include any obligations to any party arising under this Agreement or any Transaction Document or in respect of the Notes.

                  "Indemnification Account" shall mean the trust account (account no. 001636) established pursuant to Section 10.09 of this Indenture.

                  "Indemnification Amount" shall mean an amount payable by FinCo to the Issuer for each Defective Franchise Agreement equal to the product of (i) the quotient obtained by dividing (A) the aggregate Gross Sales (other than Gross Sales associated with Non-Branded Payments that constitute Excluded Fees) for the Restaurant associated with such Defective Franchise Agreement for the 12-month period immediately preceding the Cut-Off Date by (B) the aggregate Gross Sales (other than Gross Sales associated with Non-Branded Payments that constitute Excluded Fees) for all Restaurants for the 12-month period immediately preceding the Cut-Off Date, (ii) 66.67% (provided, however, if a Franchisee has more than 50% of its Franchise Agreements deemed to be defective, then with respect to such Franchisee, the Indemnification Amount shall be calculated at 100% and not 66.67%) and (iii) the Initial Principal Amount.

                  "Indemnification Mandatory Redemption Event" shall mean the Accounting Date on which the aggregate Indemnification Amount on deposit in the Indemnification Account equals or exceeds $500,000.

                  "Indemnitees" shall have the meaning set forth in Section 6.07(c) of this Indenture.

                  "Indenture" shall mean this instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

                  "Indenture Trustee" shall have the meaning ascribed thereto in the opening paragraph of this Indenture, or its successor appointed in accordance with Section 6.08 of this Indenture.

                  "Indenture Trustee Fees" shall mean (x) all compensation and indemnification payable to the Indenture Trustee under the terms of this Indenture and (y) all expenses reasonably required to be incurred by or on behalf of the Indenture Trustee under the terms of this Indenture, including, without limitation, all fees, expenses and other amounts payable to the Indenture Trustee under Section 6.07 of this Indenture.

                  "Independent Accountant" shall mean the firm of independent accountants appointed pursuant to each Servicing Agreement or any successor independent accountant.

                  "Independent Accountant Fees" shall mean all fees payable to the Independent Accountants by the Issuer pursuant to or in connection with the fee letter dated November 20, 2000 between the Issuer and the Independent Accountants and any amendments or any successor letter thereto.

                  "Industry   Consultant"  shall  mean  the  consultant  engaged
pursuant to the Industry Consultant Letter.

                  "Industry Consultant Fees" shall mean all fees and indemnities payable by the Issuer to the Industry Consultant pursuant to the fee letter related to the Industry Consultant Letter.

                  "Industry Consultant Letter" shall mean the engagement letter dated October 24, 2000 pursuant to which the Insurer engaged the Industry Consultant to provide services as specified therein, and if from time to time amended, as so amended.

                  "Initial Principal Amount" shall mean, with respect to any of the Notes, the initial principal amount of such Notes on the Closing Date.

                  "Initial Purchasers" shall mean Morgan Stanley & Co. Incorporated and ING Baring (U.S.) Capital, LLC.

                  "Insolvency Law" shall mean any applicable federal, state or provincial law relating to liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization, conservation or other similar law now or hereafter in effect.

                  "Insurance Agreement" shall mean the Insurance Agreement dated as of the Closing Date among the Issuer, the Indenture Trustee, the Insurer, and the American Servicer, as amended or supplemented in accordance with the provisions thereof.

                  "Insured Payments" shall have the meaning assigned thereto in the Policy.

                  "Insurer" shall have the meaning ascribed thereto in the opening paragraph of this Indenture.

                  "Insurer Condition" shall mean, with respect to any action hereunder, the reasonable satisfaction of the Insurer as determined in good faith that such action, if taken, would not adversely affect the rating of this transaction without regard to the Policy or the Insurer's capital charge attributable to the risk associated with this transaction, by either Rating Agency.

                  "Insurer  Default" shall have the meaning set forth in Section
5.02 of this Indenture.

                  "Insurer Indemnities" shall mean indemnity payments payable to the Insurer and the Principal Reinsurer pursuant to the Insurance Agreement.

                  "Intermediate   Contribution   Agreement"   shall   mean   the
Contribution Agreement between Holdings and FinCo dated as of the Closing Date, as the same may be amended and supplemented from time to time.

                  "Interest Distribution" shall mean with respect to the Notes on any Payment Date, the sum of (a) the amount of interest accrued during the related Accrual Period at the Note Rate on the Aggregate Outstanding Principal Amount on the Business Day immediately prior to such Payment Date plus (b) any previously accrued and unpaid interest at the Note Rate for prior Payment Dates (including any Additional Interest).

                  "Investment   Company  Act"  shall  mean  the  United   States
Investment Company Act of 1940, as amended and in effect from time to time.

                  "Investment Income" shall mean the difference (but not below zero) of (i) the sum of all investment interest or other earnings on Accounts that are part of the Trust Estate, minus (ii) any investment losses incurred in respect of Accounts that are part of the Trust Estate.

                  "IP Contribution Agreement" means the Contribution Agreement between Holdings and the IP Holder, as the same may be amended and supplemented from time to time.

                  "IP Holder" shall mean Arby's IP Holder Trust, a Delaware statutory business trust formed pursuant to the IP Holder Trust Agreement.

                  "IP Holder Trust Agreement" shall mean the Amended and Restated Trust Agreement dated as of November 21, 2000 between Wilmington Trust Company, a Delaware banking corporation acting not in its individual capacity but solely as trustee with respect to the IP Holder, or such successor person as shall become trustee pursuant to the IP Holder Trust Agreement, and Holdings.

                  "IP Servicer" shall mean Arby's, as servicer under the IP Servicing Agreement, until a successor Person shall have become the IP Servicer pursuant to the provisions of the IP Servicing Agreement and the "IP Servicer" shall mean such successor Person.

                  "IP Servicing Agreement" shall mean the Servicing Agreement, dated as of the Closing Date, between the IP Holder and the IP Servicer, and if from time to time as amended as permitted therein and herein, as so amended.

                  "Issuer" shall have the meaning set forth in the opening paragraph of this Indenture.

                  "Issuer Order" and "Issuer Request" shall mean a written order or request dated and signed in the name of the Issuer by two Authorized Officers of the Issuer.

                  "Issuer's Office" shall mean the principal office of the Issuer to be maintained at 1000 Corporate Drive, Fort Lauderdale, Florida 33334-3651 pursuant to Section 3.02 of this Indenture.

                  "Issuer Trustee" shall mean Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as trustee with respect to the Issuer, or such successor Person as shall become trustee with respect to the Issuer pursuant to the applicable provisions of the Trust Agreement.

                  "Legal Final Payment Date" shall mean December 20, 2020.

                  "License Agreement" shall mean the License and Security Agreement (U.S. and Canada) dated the date hereof between the Issuer and the IP Holder, and if from time to time as amended as permitted therein and herein, as so amended.

                  "License Fees" shall mean fees payable by a Franchisee upon its signing a Franchise Agreement subject to reduction by application of any previous deposits (including any allocable LOA Fees and MOA Fees) made by the Franchisee with Franchisor.

                  "Lien" or collectively, "Liens," shall mean all liens, pledges, charges, encumbrances, security interests or other similar rights; provided that the term "Lien" or "Liens" shall not include (A) a license or right to use the Arby's IP by (x) Franchisees of Arby's in accordance with the terms of their respective Franchise Agreements and (y) AFA Service Corporation, AFC Advertising Association and ARCOP, Inc., in each case, in the ordinary course of business, (B) a license or right of other third parties to use the Arby's IP in the ordinary course consistent with the License Agreement, (C) liens that remain on record at the applicable Governmental Authority but have been paid and discharged prior to the Closing Date, provided that written evidence of such payment and discharge shall have been received, (D) liens for the benefit of the trustee pursuant to the IP Holder Trustee Agreement and the Issuer Trustee pursuant to the Trust Agreement or (E) liens for the benefit of the American Lock-Box Bank and the Canadian Lock-Box Bank (as each such term is defined in the Servicing Agreement) pursuant to the applicable Account Control Agreement (as defined in the Servicing Agreement).

                  "LLC Agreement" shall mean either of the Amended and Restated Limited Liability Company Agreement of Holdings dated as of November 21, 2000 and the Amended and Restated Limited Liability Company Agreement of FinCo dated as of November 21, 2000.

                  "LOA Agreement" shall mean a license option agreement between the Franchisor and a Franchisee that grants a Franchisee the option, exercisable for a one-year period, to build a Restaurant on one specified site.

                  "LOA Fee" shall mean fees payable by a Franchisee pursuant to an LOA Agreement.

                  "Lockbox   Agreement"  shall  mean  any  of  the  BOA  Lockbox
Agreement and the RBC Lockbox Agreement.

                  "Majority" shall mean with respect to the Notes, the Holders of more than 50% of the Aggregate Outstanding Principal Amount of the Notes.

                  "Make Whole Premium" shall mean an amount equal to the excess, if any, of (i) the discounted present value as of the Optional Redemption Date of each of the Targeted Principal Payments on the Aggregate Outstanding Principal Amount being redeemed and the Interest Distributions on the Aggregate Outstanding Principal Amount being redeemed scheduled to be paid after the Optional Redemption Date, determined at a discount rate equal to 0.25 percent plus the yield on a U.S. treasury bill or note of a constant maturity which is equal to the remaining Weighted Average Life of the Notes as of the Optional
Redemption Date, such discount rate to be converted to a monthly equivalent rate, over (ii) the Aggregate Outstanding Principal Amount being redeemed. Such reference to U.S. Treasury yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between yields reported for various maturities if no maturity corresponds to the applicable remaining Weighted Average Life of the Notes.

                  "Mandatory Redemption Date" shall mean any Payment Date following the Accounting Date on which an event leading to a mandatory redemption pursuant to Section 9.05 hereof occurs.

                  "Mandatory Redemption Price" shall mean an amount equal to the sum of (i) the par value of the Aggregate Outstanding Principal Amount being redeemed and (ii) accrued and unpaid interest at the Note Rate on the Aggregate Outstanding Principal Amount being redeemed through the Mandatory Redemption Date.

                  "Material Adverse Effect" shall mean, a material adverse effect on any of the following: (A) with respect to the Issuer (x) its condition, financial or otherwise, (y) its earnings, or business affairs or (z) its ability to own its properties or to conduct its business or to enter into or perform its respective obligations, as applicable under the Transaction Documents, (B) with respect to any material Arby's IP individually or with respect to the Arby's IP taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required as of the date hereof with respect thereto in accordance with the terms thereof, the value thereof, the transferability or the transfer thereof to the Issuer or the ownership thereof and the security interest in the rights thereto Granted under the License Agreement by the IP Holder or Granted under the terms of this Indenture by the Issuer, (C) with respect to the existing and reasonably anticipated future Franchise Assets taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required as of the date hereof with respect thereto in accordance with the terms thereof, the value thereof, the transferability or the transfer thereof to the Issuer or the ownership thereof or (D) with respect to the Notes, security therefor Granted in this Indenture, the benefits intended to be provided the Noteholders thereby and, upon payment therefor, the Noteholders' respective right, title and interest in and to the Notes. For avoidance of doubt, the fact that the Debt Service Coverage Ratio is then, or would remain, at 1.20x or greater shall not, solely in and of itself, preclude or negate the determination of a Material Adverse Effect in any instance.

                  "Maturity" shall mean, with respect to the Notes, the date on which the unpaid principal of the Notes becomes due and payable as therein or herein provided, whether at the Legal Final Payment Date or by declaration of acceleration, call for redemption or otherwise.

                  "Maximum Debt Service Reserve Amount" shall mean, as of any Payment Date, an amount equal to the lesser of (i) the first 12 months of Expected Priority Payments and (ii) any remaining Expected Priority Payments.

                  "MDA Agreement" shall mean a market development agreement between the Franchisor and a Franchisee pursuant to which a Franchisee commits to build two or more Restaurants within a specified geographic territory within a specified time frame.

                  "MDA Fee" shall mean fees payable by a Franchisee pursuant to an MDA Agreement.

                  "Minimum Debt Service Reserve Amount" shall mean, as of any Payment Date, an amount equal to the lesser of (i) the first nine months of Expected Priority Payments and (ii) the remaining Expected Priority Payments.

                  "Minimum Debt Service Coverage Ratio" shall mean, as of any Accounting Date, an amount equal to the greater of (i) 1.20x and (ii) the lesser of (A) 75% of the highest Debt Service Coverage Ratio previously calculated on any Accounting Date and (B) 1.70x.

                  "Minimum Funding Amount" shall mean either (i) if the Debt Service Reserve Amount is less than the Minimum Debt Service Reserve Amount, the difference between the Minimum Debt Service Reserve Amount and the Debt Service Reserve Amount or (ii) if the Debt Service Reserve Amount is equal to or greater than the Minimum Debt Service Reserve Amount, $0.

                  "Misdirected  Payments"  shall have the  meaning  set forth in
Section 10.02 hereof.

                  "Money" shall have the meaning set forth in Section 1-201(24) of the UCC.

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency; if Moody's Investors Services, Inc. or such successor and assign shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer with the written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing).

                  "Net Cash Flow" shall mean, with respect to any Collection Period and related Accounting Date, an amount equal to the difference between
(i) the sum of (A) Collections and Investment Income on Collections, (B) Capital Contributions that the Controlling Party has consented to include in Net Cash Flow for a specified Collection Period for purposes of this definition, such consent not to be unreasonably withheld, (C) the Seasonality Release Amount and
(D) so long as an amount no less than the Minimum Debt Service Reserve Amount is on deposit in the Debt Service Reserve Account, Investment Income earned on the Debt Service Reserve Account minus (ii) the sum of (A) SPV Operating Expenses,
(B) the Premium, (C) the Seasonality Deposit Amount and (D) Servicing Fees, in each case paid or, in the case of Investment Income, earned during such Collection Period.

                  "Non-Branded   Payments"   shall  mean  payments   related  to
non-Arby's(R) branded products sold under brands owned or licensed by Affiliates of Arby's which are sold through Restaurants.

                  "Note  Interest  Amount"  shall have the  meaning set forth in
Section 3.13 of this Indenture.

                  "Note Owner" shall mean, with respect to any Global Note, each Person that appears on the records of a Clearance System (other than each such Clearance System to the extent that it is an accountholder with the other Clearance System for the purpose of operating the "bridge" between them) as entitled to a particular amount of Notes by reason of an interest in a Global Note (for all purposes other than with respect to the payment of principal of and interest on the Notes, the right to which shall be vested, as against the Issuer and the Indenture Trustee, solely in the Person in whose name the Global
Note is registered in the Note Register); provided, however, that the Indenture Trustee may conclusively rely upon the certificate of a Clearance System as to the identity of such Persons holding an interest in a Global Note.

                  "Note  Principal  Amount"  shall have the meaning set forth in
Section 3.13 of this Indenture.

                  "Note Rate" shall mean with respect to any Accrual Period, a per annum rate equal to 7.44% which shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "Note  Register"  shall have the  meaning set forth in Section
2.05 of this Indenture.

                  "Note  Registrar"  shall have the meaning set forth in Section
2.05 of this Indenture.

                  "Noteholder" or "Holder" shall mean the registered owner of a Note as evidenced by the Note Register.

                  "Notes" shall mean the Notes which are authorized by, and authenticated and delivered under, this Indenture substantially in the forms attached hereto.

                  "Notice of Claim" shall mean any notice delivered by the Indenture Trustee to the Insurer or its agent pursuant to the Policy in the form set forth in Exhibit A to the Policy.

                  "Offering Circular" shall mean the Offering Circular dated November 17, 2000 relating to Arby's Franchise Trust 7.44% Fixed Rate Insured Notes Due December 20, 2020.

                  "Officer" shall mean, with respect to any corporation other than the Indenture Trustee, the President, any Vice President, the Secretary or the Treasurer (collectively, an "Executive Officer") of such corporation; with respect to any partnership, any general partner thereof; with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Responsible Officer thereof; with respect to any limited liability company, any manager, any managing member or Executive Officer thereof; and with respect to the Issuer, the chief executive officer, the president, any executive vice president, senior vice president or any vice president of the Issuer.

                  "Officers'   Certificate"   shall   mean,   unless   otherwise
specified, a certificate signed by any Authorized Officer of the party delivering such certificate, delivered to the Indenture Trustee.

                  "Opinion of Counsel" shall mean a written opinion of counsel to the Issuer, addressed to the Insurer and to the Indenture Trustee for the benefit of the Noteholders, in form and substance reasonably satisfactory to the Indenture Trustee and the Insurer.

                  "Optional   Redemption  Date"  shall  mean  any  Payment  Date
specified for an optional redemption of Notes pursuant to Section 9.01 of this Indenture.

                  "Optional Redemption Price" shall mean, as of the Optional Redemption Date, the sum of (i) the Aggregate Outstanding Principal Amount being redeemed, (ii) the accrued and unpaid interest at the Note Rate on the Aggregate Outstanding Principal Amount being redeemed through the Optional Redemption Date and (iii) the Make Whole Premium on the Aggregate Outstanding Principal Amount being redeemed.

                  "Ordinary SPV Operating Expenses" shall mean SPV Operating Expenses of the Issuer that are budgeted or incurred in the ordinary course of business (and which term excludes any indemnification claims).

                  "Organizational Expenses" shall mean any expenses incurred by the Issuer in connection with the maintenance of its existence in the State of Delaware and in connection with its qualification to do business in any State.

                  "Outstanding" shall mean Notes theretofore authenticated and delivered under this Indenture, except:

(i)      Notes theretofore canceled or delivered for cancellation;

(ii) Notes or portions thereof, money for the payment or prepayment of the principal and interest of which has theretofore been deposited with the Indenture Trustee in trust for the Noteholders corresponding thereto; provided that, if such Notes or portions thereof are to be prepaid, notice of such prepayment has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made; provided further that, until paid, such Notes or portions thereof for which payment or prepayment money has been deposited with the Indenture Trustee but not made to the corresponding Noteholders shall continue to be deemed to be Outstanding for purposes of Noteholder vote, consent or waiver;

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture including, without limitation, Section 2.05 hereof, unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer; and

(iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.06;

provided, however, that (1) to the extent that any Notes have been paid with proceeds of the Policy, such Notes shall continue to remain Outstanding for purposes of this Indenture until the Insurer has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Insurer delivered to the Indenture Trustee, and the Insurer shall be deemed to be the Holder of such Notes to the extent of any payments thereon made by the Insurer; and (2) Notes held by or to the order of the Issuer will not be considered Outstanding for purposes of establishing a quorum of Noteholders at any meeting of Noteholders.

                  "Participants" shall mean the direct participants of DTC, which include securities brokers and dealers, banks, trust companies, clearing corporations (including the Agent Member) and other organizations.

                  "Payment Date" shall mean the 20th day of the calendar month, or, if any such 20th day is not a Business Day, then the next succeeding Business Day, commencing on December 20, 2000.

                  "Permanent Regulation S Global Note" shall have the meaning set forth in Section 2.02 of this Indenture.

                  "Permitted Indebtedness" shall mean (a) Indebtedness that (i) is represented by an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to activities of the Issuer in accordance with Article Three hereof, (ii) is fully and explicitly subordinated to the Notes and (iii) does not constitute a claim against the Issuer to the extent that excess proceeds of the Trust Estate are insufficient to pay such debt and (b) the payables associated with SPV Operating Expenses.

                  "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean any ERISA Plan or "plan" (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code.

                  "Policy" shall mean the Note Guaranty Insurance Policy No. AB0408BE issued by the Insurer in respect of the Notes on the Closing Date.

                  "Policy  Account"  shall have the meaning set forth in Section
2.15 of this Indenture.

                  "Pre-Cut-Off Date Franchisee Payments" shall mean all payments under the Franchise Documents received on or prior to the Cut-Off Date.

                  "Preference Claim" shall have the meaning set forth in Section 2.12(e) of this Indenture.

                  "Premium" shall mean the premium payable to the Insurer by the Issuer as specified in the Premium Letter including the Additional Premium Amount.

                  "Premium Letter" shall mean that certain Premium Letter dated the Closing Date between the Insurer and the Issuer, relating to the Policy, and if from time to time as amended as permitted therein and herein, as so amended.

                  "Principal Distribution" shall mean with respect to the Notes on any Payment Date, the lesser of (i) Available Funds after payment of amounts required pursuant to clauses 10.03(i) through 10.03(iv) as set forth in the Priority of Payments and (ii) the Targeted Principal Payment plus any unpaid Targeted Principal Payments from prior Payment Dates.

                  "Principal Reinsurer" shall have the meaning assigned to such term in the Insurance Agreement.

                  "Priority of Payments" shall mean the application of funds provided for in Section 10.03 of this Indenture.

                  "Proceeding" shall mean a suit in equity, action at law or other judicial or administrative proceeding.

                  "Qualified Institutional Buyer" shall have the meaning set forth in Rule 144A.

                  "Qualified  Purchaser"  shall  have the  meaning  set forth in
Section 2(a)(51)(A) of the Investment Company Act.

                  "Rating Agency" shall mean Standard & Poor's and Moody's.

                  "RBA Lockbox Agreement" shall mean the Blocked Accounts Agreement dated as of November 21, 2000 among Royal Bank of Canada, Arby's of Canada Inc. and the Trustee, and if amended from time to time, as so amended.

                  "Record Date" shall mean, with respect to a Payment Date, the last day of the immediately preceding calendar month.

                  "Registered" shall mean a debt obligation that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code.

                  "Registered Notes" shall have the meaning set forth in Section 2.02(c) of this Indenture.

                  "Regulation S" shall mean Regulation S under the Securities Act, as such regulation may be amended, supplemented, replaced or otherwise modified from time to time.

                  "Regulation S Global Note" shall have the meaning set forth in
Section 2.02 of this Indenture.

                  "Reimbursement" shall mean the reimbursement (including any interest thereon) payable by the Issuer, with respect to any payment made by the Insurer under the Policy, pursuant to the terms of the Insurance Agreement.

                  "Residual Trap Amount" shall mean, for purposes of calculation on any Accounting Date, either (i) upon the occurrence and continuation of a Cash Trap Event, 25% of the Available Funds after payment of the sum of (A) the Priority of Payments described in Sections 10.03(i) through Section 10.03(v) hereof and (B) the Minimum Funding Amount on such Accounting Date or (ii) if a Cash Trap Event is no longer continuing, $0.

                  "Responsible Officer" shall mean, when used with respect to the Indenture Trustee, any officer within the corporate trust and agency group of the Indenture Trustee (or any successor group of the Indenture Trustee), including any managing director, vice president, assistant vice president, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above-designated officers, who shall in any case be responsible for the administration of this document or have familiarity with it, and, with respect to particular corporate trust matters, any other officer to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

                  "Restaurant" shall mean an Arby's(R) branded restaurant at a location in the United States or Canada.

                  "Royalty Rate" shall mean a fixed percentage specified in each Franchise Agreement utilized to calculate the Franchise Royalties payable by a Franchisee to the Franchisor.

                  "Rule 144A" shall mean Rule 144A under the Securities Act, as such rule may be amended, supplemented, replaced or otherwise modified from time to time.

                  "Rule 144A  Global  Note"  shall have the meaning set forth in
Section 2.02(b) of this Indenture.

                  "Seasonality Coverage Account" shall mean the trust account (account no. 001633), established pursuant to Section 10.08 of this Indenture.

                  "Seasonality Coverage Balance" shall mean the funds on deposit in the Seasonality Coverage Account.

                  "Seasonality Deposit Amount" shall mean an amount equal to the greater of (i) the lesser of (A) $50,000 and (B) any amounts remaining after application of Available Funds in accordance with Sections 10.03(i) through 10.03(viii), and (ii) the amount specified by the Issuer, subject to a maximum amount of $500,000 on each Payment Date in each of December, January and February.

                  "Seasonality Release Amount" shall mean (i) for each Accounting Date in each of March, April and May of each year, such amount as may be released at the direction of the Issuer to reduce the Seasonality Coverage Balance, provided, however, the Seasonality Release Amount on the Accounting Date for the month of each May shall be the amount necessary to reduce the Seasonality Coverage Balance to $0.

                  "Secured Parties" shall mean (i) the Indenture Trustee on behalf of the Noteholders and the Insurer, (ii) the Indenture Trustee in its individual capacity and (iii) the Insurer, all as parties secured by the Collateral, as their interest may appear in this Indenture, including the Granting Clauses and Priority of Payments hereof.

                  "Securities  Account"  shall  have the  meaning  set  forth in
Section 8-501 of the UCC.

                  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended and in effect from time to time and the rules and regulations promulgated thereunder.

                  "Securities  Intermediary" shall have the meaning set forth in
Section 8-102(a)(14) of the UCC.

                  "Security  Entitlement"  shall have the  meaning  set forth in
Section 8-102(a)(17) of the UCC.

                  "Servicer Order" or "Manager Order" shall mean an order of an Authorized Officer of the American Servicer, the Canadian Servicer or the IP Servicer, as applicable.

                  "Servicer Termination Event" shall have the meaning set forth in the American Servicing Agreement and the Canadian Servicing Agreement.

                  "Servicers" shall mean the American Servicer and the Canadian Servicer.

                  "Servicing Agreements" shall mean the American Servicing Agreement and the Canadian Servicing Agreement.

                  "Servicing Fee" shall mean the fees payable to the American Servicer and the Canadian Servicer pursuant to the applicable Servicing Agreement which for any Payment Date shall mean an amount equal to such Servicer's expenses incurred on a GAAP basis in the related Collection Period, provided that such fees shall be capped, (i) with respect to the 12-month period after the Cut-Off Date, at $36,500,000 in the aggregate for both Servicers and
(ii) with respect to each 12-month period thereafter commencing on an anniversary of the Cut-Off Date, at 42% of gross Franchisee Payments received during such period in the aggregate for both Servicers (such cap to be calculated as of any date during such 12-month period based on cumulative gross Franchisee Payments received from the commencement of such 12-month period to such date) provided, however, that if the Debt Service Coverage Ratio is 1.10x or less, Servicing Fees shall not, without the consent of the Controlling Party, exceed $25,000,000 per 12-month period thereafter (subject to an annual 3% increase as of each anniversary of the Cut-Off Date) (the "$25,000,000 cap") until the Debt Service Coverage Ratio has exceeded 1.10x for six consecutive Collection Periods, at which time the cap on Servicing Fees shall once again be calculated in accordance with clause (ii) above with the consent of the Controlling Party (which consent shall not be unreasonably withheld), provided that, if at any time during the period when the Debt Service Coverage Ratio is 1.10x or less, if the $25,000,000 cap is greater than if the cap on the Servicing Fees is calculated in accordance with clause (ii) above, the cap on Servicing Fees shall be calculated in accordance with clause (ii) above; provided, further, in the event that a Servicer Termination Event shall have occurred and a new Servicer succeeds to the existing Servicer, the successor Servicer shall be entitled to receive a Servicing Fee based on a market rate so long as such total Servicing Fee does not, without the consent of the Controlling Party and the Certificateholder (such consent not to be unreasonably withheld), exceed the cap specified in this definition.

                  "SPE Administrator" shall mean the administrator engaged by the Issuer pursuant to the SPE Administrator Letter.

                  "SPE Administrator Fees" shall mean all fees and indemnities payable by the Issuer to the SPE Administrator pursuant to the SPE Administrator Letter.

                  "SPE Administrator Letter" shall mean the engagement letter dated November 13,, 2000 pursuant to which the Issuer engaged the SPE Administrator to provide certain services as specified therein, and if from time to time amended as permitted therein and herein, as so amended.

                  "SPV Indemnities" shall mean the sum of (i) all indemnification obligations of the Issuer pursuant to the Transaction Documents and (ii) the indemnification obligations which the Issuer, and to the extent arising out of the transactions effected pursuant to the Transaction Documents, IP Holder, FinCo and Holdings have to their respective officers, directors or managers under their related organizational documents to the extent such obligations in this subclause (ii) are not subject to or exceed insurance coverage.

                  "SPV Operating Expenses" shall mean all Trustee Fees, Industry Consultant Fees, Independent Accountant Fees, SPE Administrator Fees, Insurer Indemnities, SPV Indemnities, Ordinary SPV Operating Expenses, Organizational Expenses and fees, if any, relating to the replacement of the IP Servicer, provided, however, such amounts (other than the Industry Consultant Fees upon the occurrence of a Servicer Termination Event and other than indemnities) shall not exceed $500,000 in the aggregate in any given 12-month period; provided, further, that SPV Operating Expenses comprised of indemnities shall not exceed in the first 12-month period following the Closing Date $1,000,000 in the aggregate, and in each subsequent 12-month period such maximum amount shall increase by an amount not exceeding $1,000,000 to the extent indemnities are not paid during such prior 12-month period or decrease to the extent indemnities are paid during such prior 12-month period, but the maximum amount shall in no event exceed $5,000,000 in the aggregate during any such subsequent 12-month period or be less than $1,000,000 in any such subsequent 12-month period. For avoidance of doubt, any SPV Operating Expenses comprised of indemnities that exceed the maximum amount as described in the second proviso in the foregoing sentence, shall remain as accrued and unpaid SPV Operating Expenses payable in accordance with the Priority of Payments.

                  "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and assigns, if such successors and assigns shall continue to perform the functions of a securities rating agency; if such division or successors and assigns shall for any reason no longer perform the functions of a securities rating agency, "Standard & Poor's" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer with the written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing).

                  "Substituted  Person"  shall  have the  meaning  set  forth in
Section 11.01 of this Indenture.

                  "Targeted Principal Payment" shall mean, for any Payment Date, the principal payment as specified on the targeted principal amortization schedule attached as Exhibit L hereto.

                  "Temporary Regulation S Global Note" shall have the meaning set forth in Section 2.02(a) of this Indenture.

                  "Term of the Policy" shall have the meaning set forth in the Policy.

                  "Transaction Documents" shall mean the Contribution Agreements, the Notes, the Trust Agreement, the Indenture, each Servicing Agreement, the IP Contribution Agreement, the License Agreement, the Insurance
Agreement, the Lockbox Agreements and the organizational documents of each of Holdings, FinCo, IP Holder and the Issuer.

                  "Transfer/Renewal Fees" shall mean fees payable by Franchisees in connection with the renewal or transfer of any existing Franchise Agreement.

                  "Transferee"   shall   mean  the   Person   that   receives  a
contribution pursuant to a Contribution Agreement or the IP Contribution Agreement.

                  "Transferor" shall mean a Person that makes a contribution pursuant to a Contribution Agreement or the IP Contribution Agreement.

                  "Trust Account" shall mean each of the Collection Account, the
Debt  Service  Reserve  Account,   the  Seasonality  Coverage  Account  and  the
Indemnification Account.

                  "Trust Agreement" shall mean the Amended and Restated Trust Agreement, dated as of November 21, 2000, by and between the Issuer Trustee and FinCo, as it may be amended or supplemented from time to time as permitted thereby.

                  "Trust Estate" shall mean the Collateral and the rights of the Indenture Trustee under the Policy, and including, without limitation, all other money, instruments and other property and rights subject or intended to be subject to the Lien of this Indenture for the benefit of all or any of the Secured Parties as of any particular time, including all proceeds thereof.

                  "Trust Termination Date" shall mean the date on which the obligations of the Issuer hereunder are terminated pursuant to Section 4.01 of this Indenture.

                  "Trustee Fees" shall mean fees and indemnities payable by the Issuer or the IP Holder, as the case may be, pursuant to the fee letters with the Issuer Trustee, Indenture Trustee and the trustee of the IP Holder.

                  "UCC" shall mean the Uniform Commercial Code as amended and in effect from time to time in the State of New York.

                  "U.S. person" shall mean a "U.S. person" as defined in Regulation S.

                  "Weighted Average Life" shall mean the weighted average life of the Notes as determined in accordance with customary and standard industry practices.

SECTION 1.02 Interpretation. The definitions of terms defined herein are equally applicable both to the singular and plural forms of such terms, and references to such terms in the masculine, feminine or neuter gender shall be deemed to include all genders. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision hereof.

                                  ARTICLE TWO

                                    THE NOTES

SECTION 2.01 Forms Generally. The Notes and the Authenticating Agent's certificates of authentication thereon (the "Certificates of Authentication") shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officer(s) of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officer(s) executing such Notes, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Exhibits hereto are part of the terms of this Indenture.

SECTION 2.02 Forms of Notes and Certificates of Authentication. (a) Regulation S Global Notes. (i) The Notes sold in "offshore transactions" in reliance on (and as defined in) Regulation S shall be represented initially by one or more global notes (each, a "Temporary Regulation S Global Note") substantially in the forms set forth in Exhibit A-1 (form of Temporary Regulation S Global Note) which the Issuer shall issue to the Common Depositary on terms that the Common Depositary shall hold the same for the account of the Note Owners. The Temporary Regulation S Global Notes shall be exchanged for interests in one or more permanent global notes (each, a "Permanent Regulation S Global Note" which, together with the Temporary Regulation S Global Notes, are hereinafter referred to as the "Regulation S Global Notes") substantially in the form set forth in Exhibit A-2 (form of Permanent Regulation S Global Note) pursuant to Section 2.02(a)(iii), below. Regulation S Global Notes shall be issued in fully registered form without interest coupons attached.

(ii) The Permanent Regulation S Global Notes shall be exchangeable in their entirety for Definitive Notes only pursuant to Section 2.02(a)(iv) hereof and in accordance with their terms and without charge (other than the costs of postage and postal insurance) and, upon complete exchange thereof or payment in full of the principal of and interest on the Permanent Regulation S Global Notes, such Notes shall be surrendered for cancellation forthwith to the Indenture Trustee at the Corporate Trust Office. Until such exchange and except as provided in the Permanent Regulation S Global Notes, the Note Owner of a Permanent Regulation S Global Note shall be entitled to the same rights and benefits under this Indenture as if it were the Holder of Definitive Notes represented by such Permanent Regulation S Global Notes.

(iii) At such time as the Distribution Compliance Period shall have terminated, and subject to the receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit E (form of clearance system certificate) hereto signed by the applicable Clearing Agency and a certificate substantially in the form of Exhibit F hereto (form of certificate of non-U.S. ownership), beneficial interests in the Temporary Regulation S Global Notes may be exchanged outside of the United States for equal beneficial interests in the Permanent Regulation S Global Notes, with such legends as may be applicable thereto. The Permanent Regulation S Global Notes delivered in exchange for the Temporary Regulation S Global Notes shall not be mailed or otherwise delivered to any location in the United States in connection with such exchange. Upon any exchange of any beneficial interest in the Temporary Regulation S Global Notes for a beneficial interest in the Permanent Regulation S Global Notes, the Temporary Regulation S Global Notes shall be endorsed by the Indenture Trustee outside of the United States to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of the Temporary Regulation S Global Notes shall be reduced for all purposes by the amount so exchanged and endorsed.

(iv) Each Permanent Regulation S Global Note will be exchangeable in its entirety for Definitive Notes in fully registered form without interest coupons attached upon the occurrence of one or more of the following events: (A) either Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise), or (B) as a result of any amendment to or change in, the laws or regulations of the State of Delaware or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which become effective on or after the Closing Date, the Issuer or the Indenture Trustee is or will be required to make any deduction or withholding from any payment in respect of the Notes which would not be required if the Notes were in definitive form. Upon the surrender of any such Permanent Regulation S Global Note to the Indenture Trustee for such exchange, the Issuer will execute and deliver at or from a location outside the United States, and the Authenticating Agent will authenticate and deliver at or from a location outside the United States, Definitive Notes in exchange for such Permanent Regulation S Global Note within 30 days of any such occurrence and shall record the names of the Holders of such Notes in the Note Register in accordance with the provisions of Section 2.05 hereof. Except as provided in this Section, Note Owners will not be entitled to receive physical delivery of Definitive Notes (however, nothing in this Section 2.02(a)(iv) shall be read to limit the rights of any Note Owner of a Regulation S Global Note to transfer such interest in accordance with Sections 2.05(d)(i) or (ii) hereof).

(b) Rule 144A Global Notes. The Notes offered and sold in the United States or to U.S. persons shall initially be issued in the form of one or more global notes (each, a "Rule 144A Global Note" and, together with the Regulation S
Global Notes, the "Global Notes") in fully registered form without interest coupons, substantially in the form set forth in Exhibit B with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Indenture Trustee at its Corporate Trust Office, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Issuer and authenticated by the Authenticating Agent as hereinafter provided.

(i) The Issuer shall (A) request of DTC, and cooperate with DTC to ensure, that the DTC security description and delivery order include a "3(c)(7) marker" and confirm that the DTC user's manual contains an accurate description of the restriction on the holding and transfer of the Rule 144A Global Notes due to the Issuer's reliance on the exclusion to registration provided by Section 3(c)(7) of the Investment Company Act, (B) request of DTC, and cooperate with DTC to ensure, that DTC sends to its Participants in connection with the initial offering of the Notes a notice substantially in the form attached hereto as Exhibit K and (C) request of DTC, and cooperate with DTC to ensure, that the DTC Reference Directory includes each class of Rule 144A Global Notes in the listing of 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Rule 144A Global Notes.

(ii) The Issuer shall maintain on the systems of DTC and Bloomberg Financial Markets Commodities News the "3(c)(7) marker" in place on or about the Closing Date, except to the extent that the Issuer is advised by counsel that such indicators may be changed or deleted without the loss of the Issuer's exemption from registration under the Investment Company Act. Except to the extent that the Issuer is advised by counsel that such indicator may be changed or deleted without the loss of the Issuer's exemption from registration under the Investment Company Act, the Issuer shall ensure that any Bloomberg screen containing information about any Note includes the following (or similar) language:

(A) "Note Box" on bottom of "Security Display" page describing the security should state: "Iss'd Under 144A/3c7".

(B) "Security Display" page should have flashing red indicator "See Other Available Information".

                  The indicator should link to the "Additional Security Information" page, which should state that the securities "are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act), (ii) qualified purchasers (as defined under
Section 3(c)(7) under the Investment Company Act of 1940) and (iii) not a Competitor.

(c) Registered Notes. The Notes sold to investors that are (1) Qualified Institutional Buyers pursuant to Rule 144A, (2) Qualified Purchasers and (3) not Competitors, or issued upon the transfer of a beneficial interest in a Note in the form of a Global Note to a U.S. person that is (1) a Qualified Institutional Buyer pursuant to Rule 144A, (2) a Qualified Purchaser and (3) not a Competitor, may be issued in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibit D (form of Registered Note) and shall be registered in the name of the beneficial owner or its nominee, duly executed by the Issuer and authenticated by the Authenticating Agent as hereinafter provided.

SECTION 2.03 Authorized Amount; Denominations. On the Closing Date, the Notes that shall be authenticated and delivered under this Indenture shall be issued in the Aggregate Outstanding Principal Amount of $290,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.05 or 2.06 of this Indenture.

                  The Notes shall be issuable in minimum denominations of $1,000,000, and integral multiples of $1,000 in excess thereof.

SECTION 2.04 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of the Authorized Officers of the Issuer. The signature of such Authorized Officer on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at the time of such signature the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Authenticating Agent for authentication and the Authenticating Agent, upon receipt of an Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

                  Each Note authenticated and delivered by the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

                  Upon the transfer, exchange or replacement of a Note under this Section 2.04, or under Section 2.05 or 2.06, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

                  Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Principal Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Principal Amount of the Notes so transferred, exchanged or replaced.

                  In the event that any Note is divided into more than one Note in accordance with this Article Two, the original Aggregate Outstanding Principal Amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original Aggregate Outstanding Principal Amount of such subsequently issued Notes.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Authenticating Agent by the manual signature of one of their Responsible Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.05 Registration of Notes, Registration of Transfers and Exchange. (a) The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Note Register shall be in written form or be capable of being converted into written form within a reasonable time. The Indenture Trustee is initially appointed "Note Registrar" for purposes of registering the Notes. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Note Registrar.

                  If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes.

                  A Note and the obligations evidenced thereby may be assigned or otherwise transferred in whole or in part pursuant to the terms of this
Section 2.05 only by the registration of such assignment and transfer of such Note on the Note Register (and each Note shall so expressly provide). Any assignment or transfer of all or a part of a Note shall be registered on the Note Register only upon surrender for registration of assignment or transfer of the Note duly endorsed (or accompanied by a written instrument of assignment or transfer reasonably satisfactory to the Indenture Trustee duly executed by such transferee) by the registered holder thereof, and thereupon one or more new Notes in the same Aggregate Outstanding Principal Amount shall be issued to the designated assignee or transferee and the old Note shall be returned to the Issuer marked "canceled". Prior to the due presentment for registration or assignment or transfer of any Note, the Issuer, the Indenture Trustee and the Registrar shall treat the Person in whose name such Note is registered as the owner thereof for the purpose of receiving all payments thereon and, subject to the provision of Section 2.08 hereof, for all other purposes, notwithstanding any notice to the contrary.

                  Subject to this Section 2.05, upon surrender for registration of transfer of any Note at the Issuer's Office, the Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like Aggregate Outstanding Principal Amount.

                  Subject to the provisions of Section 2.02, at the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like Aggregate Outstanding Principal Amount, upon surrender of the Notes to be exchanged at the Issuer's Office. Whenever any Note is surrendered for exchange, the Issuer shall execute and the Authenticating Agent shall authenticate and deliver the Notes that the Noteholder making the exchange is entitled to receive.

                  All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Issuer shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business in New York, New York the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws and the laws of any other applicable jurisdiction. No Note may be offered, sold or delivered within the United States or to, or for the benefit of, U.S. persons except to persons who are (i) Qualified Institutional Buyers,
(ii) Qualified Purchasers and (iii) not Competitors who are purchasing Notes in an Aggregate Principal Outstanding Amount of not less than $1,000,000 for their own account, or for the accounts of one or more Persons that are (1) Qualified Institutional Buyers, (2) Qualified Purchasers and (3) not Competitors in a transaction exempt from the registration requirements of the Securities Act pursuant to Rule 144A or in a transaction exempt from the registration requirements of the Securities Act. The Notes may also be sold or resold, as the case may be, to non-U.S. persons who are (i) not U.S. residents for purposes of
Section 7(d) of the Investment Company Act in "offshore transactions" in reliance on Regulation S, (ii) Qualified Purchasers and (iii) not Competitors. No interest in a Regulation S Global Note or Definitive Note may be held by a U.S. person at any time. Furthermore, no Note may be sold or transferred (including without limitation, by pledge or hypothecation) to a Competitor. None of the Issuer, the Indenture Trustee, the Insurer or any other Person may register any of the Notes under the Securities Act or any state securities laws.

(c) The applicable procedures utilized or imposed from time to time by any Clearance System (collectively, "Applicable Procedures") shall be applicable to the Global Notes insofar as and to the extent beneficial interests in such Global Notes are held by the Agent Members of or indirect participants in DTC, Euroclear or Clearstream. Note Owners or Agent Members of DTC, Euroclear and Clearstream shall have no rights under this Agreement with respect to such Global Notes, and the Noteholder may be treated by the Issuer, the Indenture Trustee, and the Insurer (and any agent of any of the foregoing) as the owner of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by any Clearance System or impair, as between the Clearance System and its Agent Members or indirect participants, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note. Requests or directions from, or votes of, the Common Depositary or any Clearance System with respect to any matter shall not be deemed inconsistent if made with respect to (or in separate proportions corresponding to) different beneficial owners. The Indenture Trustee shall not have any duty to monitor, maintain records concerning (or determine compliance with any of the restrictions on transfer set forth herein with respect to) Note Owners. Neither the Issuer nor the Indenture Trustee shall have any liability for the accuracy of the records of the Common Depositary or any Clearance System, or any actions or omissions of the Common Depositary or any Clearance System (or of the Agent Members of or indirect participants in any Clearance System).

(d) A Noteholder may transfer a Note and a Note Owner may transfer its beneficial interest in a Global Note only in accordance with the following provisions:

(i) Temporary Regulation S Global Note to Registered Note. If a Note Owner of a Temporary Regulation S Global Note wishes at any time after the Distribution Compliance Period to transfer its beneficial interest in an Aggregate
Outstanding Principal Amount of not less than $1,000,000 in such Temporary Regulation S Global Note to a U.S. person, such Note Owner shall, subject to the provisions of this Section 2.05 and the Applicable Procedures, transfer its beneficial interest in such Temporary Regulation S Global Note for an equivalent beneficial interest in a Registered Note. Upon receipt by the Indenture Trustee of (A) a transfer certificate in the form of Exhibit G, given by the holder of such beneficial interest and stating that, in the case of a transfer, the Person transferring such interest in the Temporary Regulation S Global Note reasonably believes that the Person acquiring such interest in the Registered Note is (i) a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, (ii) a Qualified Purchaser and (iii) is not a Competitor, (B) a transfer certificate in the form of Exhibit H, given by the Person acquiring such beneficial interest stating that such Person is (i) a Qualified Institutional Buyer and is acquiring such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction,
(ii) a Qualified Purchaser and (iii) not a Competitor and (C) a written order given in accordance with the Applicable Procedures, the Indenture Trustee shall instruct the Common Depositary to endorse the Temporary Regulation S Global Note to reflect a reduction of the Aggregate Outstanding Principal Amount thereof by the Aggregate Outstanding Principal Amount of the beneficial interest thereof to be so transferred and, concurrently with such reduction, the Issuer shall execute and furnish to the Indenture Trustee and the Indenture Trustee shall authenticate and deliver to such transferee of such Note Owner a Registered Note in the Aggregate Outstanding Principal Amount equal to the amount of the reduction in the Aggregate Outstanding Principal Amount of the Temporary Regulation S Global Note.

(ii) Permanent Regulation S Global Note to Registered Note. If a Note Owner of a Permanent Regulation S Global Note wishes at any time after the Distribution Compliance Period to transfer its beneficial interest in an Aggregate
Outstanding Principal Amount of not less than $1,000,000 in such Permanent Regulation S Global Note to a U.S. person, such Note Owner shall, subject to the provisions of this Section 2.05 and the Applicable Procedures, transfer its beneficial interest in such Permanent Global Note for an equivalent beneficial interest in a Registered Note. Upon receipt by the Indenture Trustee of (A) a transfer certificate in the form of Exhibit G given by the holder of such beneficial interest and stating that, in the case of a transfer, the Person transferring such interest in the Permanent Regulation S Global Note reasonably believes that the Person acquiring such interest in the Registered Note is (i) a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, (ii) a Qualified Purchaser and (iii) not a Competitor, (B) a transfer certificate in the form of Exhibit H, given by the Person acquiring such beneficial interest stating that such Person is (i) a Qualified Institutional Buyer and is acquiring such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction,
(ii) a Qualified Purchaser and (iii) not a Competitor and (C) a written order given in accordance with the Applicable Procedures, the Indenture Trustee shall instruct the Common Depositary to endorse the Permanent Regulation S Global Note to reflect a reduction of the Aggregate Outstanding Principal Amount thereof by the Aggregate Outstanding Principal Amount of the beneficial interest thereof to be so transferred and, concurrently with such reduction, the Issuer shall execute and furnish to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver to such transferee of such Note Owner, a Registered
Note in a principal amount equal to the amount of the reduction in the Aggregate Outstanding Principal Amount of the Permanent Regulation Global Note.

(iii) Temporary Regulation S Global Note to Rule 144A Global Note. If a Note Owner of a Temporary Regulation S Global Note and deposited with the Common Depositary wishes at any time after the Distribution Compliance Period to exchange its interest in such Temporary Regulation S Global Note for an interest in a Rule 144A Global Note or to transfer not less than $1,000,000 in an Aggregate Outstanding Principal Amount of its interest in such Temporary Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the Applicable Procedures, cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note. To the extent that the Indenture Trustee, as Note Registrar, has received (A) instructions from DTC, Euroclear, Clearstream or the Common Depositary, as the case may be, directing the Indenture Trustee, as Note Registrar, to cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Temporary Regulation S Global Note to be exchanged or transferred but not less than the minimum denomination applicable to any Notes held in the form of Rule 144A Global Notes, such instructions to contain information regarding the participant account with the Common Depositary to be credited with such increase, (B) a certificate in the form of Exhibit G, given by the holder of such beneficial interest and stating that, (1) in the case of a transfer, the Person transferring such interest in the Temporary Regulation S Global Note reasonably believes that the Person acquiring such interest in the Rule 144A Global Note is (a) a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, (b) a Qualified Purchaser and (c) not a Competitor and, (C) a transfer certificate in the form of Exhibit H, given by the Person acquiring such beneficial interest stating that such Person is (i) a Qualified Institutional Buyer and is acquiring such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, (ii) a Qualified Purchaser and (iii) not a Competitor and (D) in the case of an exchange, a certificate satisfactory to the Indenture Trustee and the Issuer stating that the holder is a Qualified Institutional Buyer and a Qualified Purchaser, then the Indenture Trustee, as Note Registrar, will instruct the Common Depositary to reduce the Temporary Regulation S Global Note by the Aggregate Outstanding Principal Amount of the beneficial interest in the Temporary Regulation S Global Note to be transferred or exchanged, and the Indenture Trustee, as Note Registrar, shall instruct the Common Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iv) Permanent Regulation S Global Note to Rule 144A Global Note. If a Note Owner of a Permanent Regulation S Global Note deposited with the Common Depositary wishes at any time after the Distribution Compliance Period to exchange its interest in such Permanent Regulation S Global Note for an interest in a Rule 144A Global Note or to transfer not less than $1,000,000 in an Aggregate Outstanding Principal Amount of its interest in such Permanent Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the Applicable Procedures, cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note. To the extent that the Indenture Trustee, as Note Registrar, has received (A) instructions from DTC, Euroclear, Clearstream or the Common Depositary, as the case may be, directing the Indenture Trustee, as Note Registrar, to cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Permanent Regulation S Global Note to be exchanged or transferred but not less than the minimum denomination applicable to any Notes held in the form of Rule 144A Global Notes, such instructions to contain information regarding the participant account with the Common Depositary to be credited with such increase, (B) a certificate in the form of Exhibit G hereto given by the holder of such beneficial interest and stating that, (1) in the case of a transfer, the Person transferring such interest in the Permanent Regulation S Global Note reasonably believes that the Person acquiring such interest in the Rule 144A Global Note is (a) a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, (b) a Qualified Purchaser and (c) not a Competitor and (C) a transfer certificate in the form of Exhibit H, given by the Person acquiring such beneficial interest stating that such Person is (i) a Qualified Institutional Buyer and is acquiring such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, (ii) a Qualified Purchaser and (iii) not a Competitor, then DTC, Euroclear, Clearstream or the Indenture Trustee, as Note Registrar, will instruct the Common Depositary to reduce the Permanent Regulation S Global Note by the Aggregate Outstanding Principal Amount of the beneficial interest in the Permanent Regulation S Global Note to be transferred or exchanged, and the Indenture Trustee, as Note Registrar, shall instruct the Common Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(v) Registered Note to Regulation S Global Note. If a Holder of a Registered Note wishes at any time to transfer its beneficial interest in such Registered Note to a Person that is not a U.S. person, such Holder shall, subject to the provisions of this Section 2.05 and the Applicable Procedures, transfer its beneficial interest in such Registered Note for an equivalent beneficial interest in the applicable Temporary Regulation S Global Note (or, after the end of the Distribution Compliance Period the Permanent Regulation S Global Note). Such transfer to a Person that is not a U.S. person shall be to non-U.S. persons who are (i) not U.S. residents for purposes of Section 7(d) of the Investment Company Act in "offshore transactions" in reliance on Regulation S, (ii) Qualified Purchasers and (iii) not Competitors. Upon receipt by the Indenture Trustee of (A) transfer certificates substantially in the form of the transfer certificates set forth as Exhibit I and Exhibit J, (B) a certificate substantially in the form of the certificate of non U.S. ownership set forth as Exhibit F hereto and (C) a written order given in accordance with the Applicable Procedures, the Indenture Trustee shall cancel such Registered Note in accordance with Section 2.09 and record the transfer in the Note Register in accordance with Section 2.05(a) and concurrently with such cancellation and recordation shall instruct the Common Depositary to endorse the Temporary Regulation S Global Note (or, after the end of the Distribution Compliance Period, the Permanent Regulation S Global Note) to reflect an increase of the aggregate principal amount thereof by the Aggregate Outstanding Principal Amount of the Registered Note to be so transferred.

(vi) Registered Note to Rule 144A Global Note. If a Holder of a Registered Note wishes at any time to transfer its beneficial interest in such Registered Note to a Person that is a U.S. person, such Holder shall, subject to the provisions of this Section 2.05 and the Applicable Procedures, transfer its beneficial interest in such Registered Note for an equivalent beneficial interest in the applicable Rule 144A Global Note. Such transfer to a U.S. person shall be persons who are (i) Qualified Institutional Buyers, (ii) Qualified Purchasers and (iii) not Competitors who are purchasing Notes in an Aggregate Principal Outstanding Amount of not less than $1,000,000 for their own account, or for the accounts of one or more Persons that are (1) Qualified Institutional Buyers, (2) Qualified Purchasers and (3) not Competitors in a transaction exempt from the registration requirements of the Securities Act pursuant to Rule 144A or in a transaction exempt from the registration requirements of the Securities Act. Upon receipt by the Indenture Trustee of (A) transfer certificates substantially in the form of the transfer certificates set forth as Exhibit G and H, and (B) a written order given in accordance with the Applicable Procedures, the Indenture Trustee shall cancel such Registered Note in accordance with Section 2.09 and record the transfer in the Note Register in accordance with Section 2.05(a) and concurrently with such cancellation and recordation shall instruct the Common Depositary to endorse the Rule 144A Global Note to reflect an increase of the aggregate principal amount thereof by the Aggregate Outstanding Principal Amount of the Registered Note to be so transferred.

(vii) Rule 144A Global Note to Regulation S Global Note. If a Note Owner of a Rule 144A Global Note deposited with the Common Depositary wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder, provided such holder or, in the case of a transfer to another Person, such Person is not a U.S. Person, may, subject to Section 2.05(d) hereof and the immediately succeeding sentence and the Applicable Procedures, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Regulation S Global Note; provided that, in each case, such beneficial interest in such Regulation S Global Note shall be held at all times through
DTC. Upon receipt by the Indenture Trustee, as Note Registrar, of (A) instructions given in accordance with the Common Depositary's procedures from an Agent Member directing the Indenture Trustee to cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred,
(B) a written order given in accordance with the Common Depositary's procedures containing information regarding the participant account of the Common Depositary and, in the case of a transfer or exchange pursuant to and in accordance with Regulation S, the DTC account to be credited with such increase,
(C) a certificate substantially in the form of the certificate of non U.S. ownership set forth as Exhibit F hereto, (D) a certificate in the form of
Exhibit I given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including in accordance with Regulation S and (E) a certificate in the form of Exhibit J given by the purchaser of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including in accordance with Regulation S, the Indenture Trustee, as Note Registrar, shall instruct the Common Depositary to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(viii) Transfer of Interests in a Registered Note. Registered Notes may only be transferred to investors that are (A) Qualified Institutional Buyers who are also Qualified Purchasers in transactions exempt under Rule 144A from the registration requirements of the Securities Act, (B) non-U.S. persons who are also Qualified Purchasers in transactions exempt under Regulation S from the registration requirements of the Securities Act, which investors take delivery in the form of a Regulation S Global Note or, if applicable, a Definitive Note and (C) in each case with respect to clauses (A) and (B) above, to investors who are not Competitors and in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction and in compliance with the requirements of this Section 2.05. The transferor and transferee of any such Registered Note shall be required to execute and deliver to the Indenture Trustee, a transfer certificate in substantially the form of the transfer certificate set forth as Exhibit G and H, respectively.

(ix) Transfer of Interests in the Global Notes. Notwithstanding anything herein to the contrary, transfers of interests in a Global Note may be made (a) by book-entry transfer of beneficial interests within the relevant Clearing Agency or (b) (i) in the case of transfers of interests in a Rule 144A Global Note, in accordance with Section 2.05(d)(iii) hereof, or (ii) in the case of transfers of interest in a Regulation S Global Note, in accordance with Section 2.05(d)(vi) hereof; provided that, in the case of any such transfer of interests pursuant to clause (a) or (b) above, such transfer is made in accordance with subsection (x) below.

(x) Restrictions on Transfers. (A) Transfers of interest in a Regulation S Global Note to a U.S. Person or a U.S. resident (as determined for purposes of the investment Company Act) after the Distribution Compliance Period shall be made by (a) delivery of an interest in a Rule 144A Global Note and shall be limited to transfers made pursuant to the provisions of Sections 2.05(d)(iii) or
(iv) or (b) delivery of an interest in a Registered Note and shall be limited to transfers made pursuant to the provisions of Section 2.05(d)(i) or (ii). Beneficial interests in a Regulation S Global Note may only be held through Euroclear and Clearstream.

(B) Any transfer of an interest in a Rule 144A Global Note or a Registered Note to a U.S. Person or a U.S. resident (as determined for purposes of the Investment Company Act) that is not a Qualified Purchaser shall be null and void and shall not be given effect for any purpose hereunder, and the Indenture Trustee shall hold any funds conveyed by the intended transferee of such interest in such Rule 144A Global Note or such Registered Note in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Indenture Trustee. Beneficial interests in Rule 144A Global Notes may only be held through DTC.

(xi) Transfer of Interests in a Definitive Note. Definitive Notes may only be transferred to investors that are (A) non-U.S. persons who are not U.S. residents for purposes of Section 7(d) of the Investment Company Act in transactions exempt under Regulation S from the registration requirement of the Securities Act and who are also Qualified Purchasers or (B) (I) Qualified Institutional Buyers and (II) Qualified Purchasers in transactions exempt under Rule 144A from the registration requirements of the Securities Act and which investors take delivery in the form of a Registered Note and (C) in each case with respect to clauses (A) and (B) above, to investors who are not Competitors.

(e) Each Person who becomes a Holder of a Registered Note will make, or if permitted by the Issuer, be deemed to have made the representations set forth below:

(i) (A) The Holder is a Qualified Institutional Buyer and a Qualified Purchaser,
(B) the Holder is aware that the sale to it is being made pursuant to Rule 144A and is purchasing the Notes for its own account or the account of another Qualified Purchaser that is also a Qualified Institutional Buyer as to which the Holder exercises sole investment discretion and each of the Holder and any such account is acquiring the Notes as principal for its own account for investment and not for sale in connection with any distribution thereof, (C) the Holder and any such account was not formed solely for the purpose of investing in the Notes (except when each beneficial owner of the Holder or any such account is a Qualified Purchaser), (D) to the extent the Holder (or any account for which it is purchasing the Notes) is a private investment company formed before April 30, 1996, the Holder and each such account has received the necessary consent from its beneficial owners without loss of any applicable exemptions under the Investment Company Act, (E) the Holder and any such account is not a pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, (F) the Holder is not a broker-dealer that owns and invests on a discretionary basis less than $25,000,000 in securities of issuers that are not affiliated persons of the dealer, (G) the Holder agrees that it and each such account shall not hold such Notes for the benefit of any other Person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other Person shall be entitled to a beneficial interest in the distributions on the Notes, (H) the Notes purchased directly or indirectly by the Holder or any account for which it is purchasing the Notes constitute an investment of no more than 40% of the Holder's and each such account's assets (except when each beneficial owner of the Holder or any such account is a Qualified Purchaser), (I) the Holder and each such account is purchasing the Notes in a principal amount of not less than $1,000,000 for the Holder and each such account, (J) the Holder will provide notice of the transfer restrictions set forth in this Indenture (including the exhibits hereto) to any transferee of its Notes and (K) the Holder understands and agrees that any purported transfer of the Notes to a Holder that does not comply with the requirements of this subsection (i) shall be null and void ab initio and that no representation is made by the Issuer, the Insurer or the Initial Purchasers, as the case may be, to the Holder as to the availability of any exemption under the Securities Act, the Investment Company Act or any state securities laws for the resales of the Notes.

(ii) The Holder understands that the Notes are being offered only in a transaction not involving any public offering or sale in the United States within the meaning of the Securities Act, the Notes have not been and will not be registered under the Securities Act, and, if in the future the Holder decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be reoffered, resold or pledged or otherwise transferred only (A) (i) to a person whom the purchaser reasonably believes is a Qualified Institutional Buyer purchasing for its own account or for the account of a Qualified Institutional Buyer as to which the purchaser exercises sole investment discretion in a transaction meeting the requirements of Rule 144A or (ii) in an offshore transaction complying with Regulation S and (B) in accordance with all applicable securities laws of the states of the United States. The Holder also understands that the Issuer has not been registered under the Investment Company Act. Before any interest in a Note may be offered, sold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in the Regulation S Global Notes, the transferor and the transferee will be required to provide the Indenture Trustee with a written certification in the form of Exhibits I and J respectively, as to compliance with the transfer restrictions described herein. The Holder understands and agrees that any purported transfer of the Notes to a purchaser that does not comply with the requirements of this clause (ii) shall be null and void ab initio and that no representation is made by the Issuer or the Initial Purchasers, as the case may be, as to the availability of any exemption under the Securities Act, the Investment Company Act or any state securities laws for resale of the Notes.

(iii) The Holder is not purchasing the Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. The Holder understands that an investment in the Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Holder has had access to such financial and other information concerning the Issuer and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of and request information from the Issuer.

(iv) In connection with the purchase of the Notes: (A) none of the Issuer, the Initial Purchasers, the Insurer or the Servicers is acting as a fiduciary or financial or investment adviser for the Holder; (B) the Holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Initial Purchasers, the Insurer, the Indenture Trustee or the Servicers other than in a current offering memorandum for such Notes and any representations expressly set forth in a written agreement with such party; (C) none of the Issuer, the Initial Purchasers, the Insurer, the Indenture Trustee or the Servicers have given to the Holder (directly or indirectly through any other Person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of this Indenture or documentation for the Notes; (D) the Holder has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Initial Purchasers, the Insurer, the Indenture Trustee or the Servicers; (E) the Holder has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions;
(F) the Holder is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and
(G) the Holder is a sophisticated investor.

(v) The Holder understands that the Notes offered in reliance on the exemption from registration under the Securities Act provided by Rule 144A or on an exemption from registration under the Securities Act will bear the applicable legend set forth in Exhibit D, and will be represented by one or more Registered Notes. The Holder also understands that the Registered Notes and Rule 144A Notes may not at any time be held by or on behalf of U.S. persons that are (A) Competitors, (B) not Qualified Institutional Buyers or (C) not Qualified Purchasers. Before any interest in a Registered Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Global Note, the transferor will be required to comply with the requirements set forth above in Section 2.05(d)(v) or (vi), as applicable as to compliance with the transfer restrictions.

(vi) (A) The Holder or any holder of an interest in a Note understands that no employee benefit or other plan that is subject to ERISA or Section 4975 of the Code, and no entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity, and no governmental plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code may purchase or hold such Note or any interest therein, unless such purchase and the holding of such Note or such interest therein would not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or in the case of a governmental plan, any substantially similar federal, state or local law). The Holder of a Note, or any holder of an interest in a Note by its purchase and holding of a Note or any interest therein, represents and warrants that (1) it is neither an employee benefit or other plan that is subject to ERISA or Section 4975 of the Code nor any entity whose underlying assets include "plan assets" by reason of such plan investment in the entity nor a governmental plan subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code; or (2) if it is an entity described in clause (1), the acquisition or holding of such Note or an interest therein will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or in the case of a governmental plan, any substantially similar federal, state or local law).

(vii) The Holder will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(viii)   The Holder is not a Competitor.

(ix) The Holder understands that the Issuer, the Indenture Trustee, the Insurer, the Initial Purchasers and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

(f) Each Person who becomes a Note Owner of a Rule 144A Global Note will represent, or if permitted by the Issuer, will be deemed to have represented and agreed with the Issuer as follows:

(i) (A) The Note Owner is a Qualified Institutional Buyer and a Qualified Purchaser, (B) the Note Owner is aware that the sale to it is being made pursuant to Rule 144A and is purchasing the Notes for its own account or the account of another Qualified Purchaser that is also a Qualified Institutional Buyer as to which the Note Owner exercises sole investment discretion and each of the Note Owner and any such account is acquiring the Notes as principal for its own account for investment and not for sale in connection with any distribution thereof, (C) the Note Owner and any such account was not formed solely for the purpose of investing in the Notes (except when each beneficial owner of the Note Owner or any such account is a Qualified Purchaser), (D) to the extent the Note Owner (or any account for which it is purchasing the Notes) is a private investment company formed before April 30, 1996, the Note Owner and each such account has received the necessary consent from its beneficial owners without loss of any applicable exemption under the Investment Company Act, (E) the Note Owner and any such account is not a pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, (F) the Note Owner is not a broker-dealer that owns and invests on a discretionary basis less than $25,000,000 in securities of issuers that are not affiliated persons of the dealer, (G) the Note Owner agrees that it and each such account shall not hold such Notes for the benefit of any other Person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other Person shall be entitled to a beneficial interest in the distributions on the Notes, (H) the Notes purchased directly or indirectly by the Note Owner or any account for which it is purchasing the Notes constitute an investment of no more than 40% of the Note Owner's and each such account's assets (except when each beneficial owner of the Note Owner or any such account is a Qualified Purchaser), (I) the Note Owner and each such account is purchasing the Notes in a principal amount of not less than $1,000,000 for the Note Owner and each such account, (J) the Note Owner will provide notice of the transfer restrictions set forth in this Indenture (including the exhibits hereto) to any transferee of its Notes and (K) the Note Owner understands and agrees that any purported transfer of the Notes to a Note Owner that does not comply with the requirements of this subsection (i) shall be null and void ab initio and that no representation is made by the Issuer, the Insurer or the Initial Purchasers, as the case may be, to the Note Owner as to the availability of any exemption under the Securities Act, the Investment Company Act or any state securities laws for the resales of the Notes.

(ii) The Note Owner understands that the Notes have not been and will not be registered under the Securities Act, and may be reoffered, resold or pledged or otherwise transferred only (A) (i) to a person whom the purchaser reasonably believes is a Qualified Institutional Buyer purchasing for its own account or for the account of a Qualified Institutional Buyer as to which the purchaser exercises sole investment discretion in a transaction meeting the requirements of Rule 144A or (ii) in an offshore transaction complying of Regulation S and
(B) in accordance with all applicable securities laws of the states of the United States. The Note Owner also understands that the Issuer has not been registered under the Investment Company Act. Before any interest in a Note may be offered, sold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in the Regulation S Global Securities, the transferor and the transferee will be required to provide the Indenture Trustee with written certifications in the form of Exhibits I and J respectively, as to compliance with the transfer restrictions described herein. The Note Owner understands and agrees that any purported transfer of the Notes to a purchaser that does not comply with the requirements of this clause (ii) shall be null and void ab initio and that no representation is made by the Issuer or the Initial Purchasers, as the case may be, as to the availability of any exemption under the Securities Act, the Investment Company Act or any state securities laws for resale of the Notes.

(iii) The Note Owner is not purchasing the Notes with a view toward the resale, distribution or other disposition thereof in violation of the Securities Act. The Note Owner understands that an investment in the Notes involves certain risks, including the risk of loss of its entire investment in the Notes under certain circumstances. The Note Owner has had access to such financial and other information concerning the Issuer and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of and request information from the Issuer.

(iv) In connection with the purchase of the Notes: (A) none of the Issuer, the Initial Purchasers, the Servicers, the Insurer or the Indenture Trustee is acting as a fiduciary or financial or investment adviser for the holder; (B) the Note Owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Initial Purchasers, the Servicers or the Indenture Trustee other than in the offering circular for such Notes and any representations expressly set forth in a written agreement with such party; (C) none of the Issuer, the Initial Purchasers, the Insurer, the Servicers or the Indenture Trustee has given to the Note Owner (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) as to an investment in the Notes; (D) the Note Owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Initial Purchasers, the Insurer, the Servicers or the Indenture Trustee; (E) the Note Owner has evaluated the rates, prices or amounts and other terms and conditions of the purchase and sale of the Notes with a full understanding of all of the risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (F) the Note Owner is a sophisticated investor.

(v) The Note Owner or any Note Owner of an interest in a Note understands that no employee benefit or other plan that is subject to ERISA or Section 4975 of the Code, and no entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity, and no governmental plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code may purchase or hold such Note or any interest therein, unless such purchase and the owning of such Note or such interest therein would not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or in the case of a governmental plan, any substantially similar federal, state or local law). The Note Owner or any owner of an interest in a Note, by its purchase and owning of a Note or any interest therein, represents and warrants that (1) it is neither an employee benefit or other plan that is subject to ERISA or Section 4975 of the Code nor any entity whose underlying assets include "plan assets" by reason of such plan investment in the entity nor a governmental plan subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code; or (2) if it is an entity described in clause (1), that the acquisition or holding of such Note or an interest therein will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or in the case of a governmental plan, any substantially similar federal, state or local law).

(vi) The Note Owner will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(vii) The Notes will bear the applicable legends set forth in Exhibit B hereto.

(viii)   The Note Owner is not a Competitor.

(ix) The Note Owner understands that the Issuer, the Indenture Trustee, the Insurer, the Initial Purchasers, and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

(g) Each Note Owner of a beneficial interest in a Regulation S Global Security will be deemed to have represented and agreed with the Issuer as set forth in clauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above and to have further represented and agreed with the Issuer that (i) the Note Owner is a non-U.S. Person that is a Qualified Purchaser acquiring the Notes in an offshore transaction meeting the requirements of Regulation S and in a principal amount of not less than $1,000,000; (ii) such Note Owner is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income taxes owed, owing or potentially owed or owing; (iv) the Note Owner is aware that the Notes being sold to it will be represented (1) initially by one or more Temporary Regulation S Global Notes and (2) on or after the last day of the Distribution Compliance Period, by one or more Permanent Regulation S Global Notes, and that in each case beneficial interests therein may be held only through Euroclear or Clearstream; and (v) the Note Owner understands that, prior to the first Business Day following the Distribution Compliance Period, any resale or other transfer of beneficial interests in a Temporary Regulation S Global Note in the United States or to U.S. Persons shall not be permitted.

(h) Each Note Owner of a beneficial interest in a Definitive Security will represent and agree, or if permitted by the Issuer, will be deemed to have represented and agreed with the Issuer as set forth in Section 2.05(g) above (other than with respect to Section 2.05 (g)(iv) and (v)).

                  (i) Notwithstanding a request made to remove any legend pursuant to Rule 144A, Regulation S or Section 4(1) of the Securities Act from any of the Notes, such Notes shall bear the applicable legend, and the applicable legend shall not be removed unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel satisfactory to the Issuer, as may be reasonably required by the Issuer to the effect that neither the applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Regulation S or Section 4(1) of the Securities Act, as applicable, and the Investment Company Act. Upon provision of such satisfactory evidence (a copy of which shall be provided by the Indenture Trustee to the Insurer), the Indenture Trustee, at the direction of the Issuer, a copy of which shall be delivered to the Insurer, shall authenticate and deliver the Notes that do not bear such legend.

(j) Any transfer of a Registered Note initially issued in reliance on Rule 144A to a U.S. person or a U.S. resident (as determined for purposes of the Investment Company Act) that is not a Qualified Purchaser shall be null and void and shall not be given effect for any purpose hereunder, and the Indenture Trustee shall hold any funds conveyed by the intended transferee of such definitive Registered Note in trust for the transferor and shall promptly reconvey such funds to such Person in accordance with the written instructions thereof delivered to the Indenture Trustee at its address listed in Section 15.03.

(k) Any purported transfer of a Note not in accordance with this Section 2.05 shall be null and void and shall not be given effect for any purpose hereunder.

(l) Nothing in this Section 2.05 shall be construed to limit any contractual restrictions on transfers of Notes or interests therein that may apply to any Person.

SECTION 2.06 Mutilated, Defaced, Destroyed, Lost or Stolen Notes. If (a) any mutilated or defaced Note is surrendered to the Indenture Trustee or (b) (x) if there shall be delivered to the Issuer or the Indenture Trustee evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, and (y) there is delivered to the Issuer, the Indenture Trustee and the Insurer such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Issuer and the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Request, the Authenticating Agent shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

                  If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Indenture Trustee, and the Insurer shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Indenture Trustee and the Insurer in connection therewith. Furthermore, the Issuer, the Indenture Trustee and the Insurer shall be able to recover from the Person to whom such new Note was delivered, any amounts distributed by the Indenture Trustee to such Person in respect of such new Note, including any loss, damage, cost or expenses incurred by the Issuer, the Indenture Trustee and the Insurer in connection therewith.

                  In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer or Indenture Trustee, in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered; provided, that security or indemnity is furnished as required above.

                  Upon the issuance of any new Note under this Section 2.06, the Issuer may require the payment by the Note Owner thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

                  Every new Note issued pursuant to this Section 2.06 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.06, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  All Notes surrendered to the Indenture Trustee under the terms of this Section 2.06 shall be canceled by the Indenture Trustee.

                  The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

SECTION 2.07 Payment of Principal and Interest; Principal and Interest Rights Preserved. (a) General. The Notes shall accrue interest at the Note Rate and such interest shall be payable on each Payment Date as specified therein. Additional Interest shall also accrue on interest accrued and unpaid on the Notes as of each Payment Date, from such Payment Date to the date such accrued and unpaid interest is paid. For avoidance of doubt, payment of Additional Interest shall not be guaranteed under the Policy.

(b) Payments of the applicable principal and interest will be made by the Indenture Trustee, to the extent such funds are available in the Trust Estate to, or to the order of, the relevant Holders of the Notes appearing on the Note Register on the Record Date by transfer to the bank account of each such Holder specified by such Holder in a written notice to the Indenture Trustee not less than five (5) Business Days before the Record Date. If no such account is specified by the Holder, such payment shall be made to the bank account specified by such Holder in the last such notice received by the Indenture Trustee or, if no such notice was given, by a banker's draft or order and posted to such Holder at the address shown in the Note Register at the risk of such Holder.

(c) Claims in respect of the Notes will become void unless made within a period of three years from the due date of payment thereof.

(d) The Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable (including Additional Interest) in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Indenture Trustee shall be held for payment as herein provided at the Issuer's Office.

(e) All reductions in the Aggregate Outstanding Principal Amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(f) No recourse shall be had for the payment of any amount owing in respect of the Notes or any Transaction Document against any Officer, director, employee member, manager, equity interest holder, beneficial owner, stockholder or incorporator of the Issuer, the Noteholders, either Servicer, the Note Register, the Indenture Trustee, either Initial Purchaser, the Insurer, their respective Affiliates or any of their successors or assigns in their capacities as such. It is further understood that the foregoing provision of this paragraph (f) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any of the Persons enumerated in the preceding sentence in their respective capacity enumerated therein.

(g) Subject to the foregoing provisions of this Section 2.07, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(h) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.02 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 10.03.

(i)      [Reserved.]

(j)      [Reserved.]

(k) Promptly following the date on which all principal of and interest on any Notes have been paid in full and any such Notes have been surrendered to the Indenture Trustee, the Indenture Trustee shall, upon written notice from the Insurer of the amounts, if any, that the Insurer has paid in respect of the Notes under the Policy or otherwise which has not been reimbursed to it, deliver such surrendered Notes to the Insurer to the extent not previously canceled or destroyed.

(l) Notwithstanding the provisions of this Section 2.07 to the contrary, if and to the extent the Insurer shall have made any unreimbursed payments on the Notes, the provisions of Section 2.13 shall apply with respect thereto.

SECTION 2.08 Persons Deemed Owners. The Issuer, the Insurer, and the Indenture Trustee, shall treat the Person in whose name any Note is registered on the Note Register as the owner of such Note on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer, the Insurer, or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.09 Cancellation. Notes surrendered for payment, exchange or redemption may be delivered for cancellation to the Indenture Trustee at the Corporate Trust Office. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled in accordance with the written instructions of the Issuer. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture.

SECTION 2.10 Tax Purposes. The Issuer, each Holder and each beneficial owner of a Note by acceptance of its Note or its interest in a Note shall be deemed to have agreed to treat the Notes as debt of the Issuer for United States federal income tax purposes.

SECTION 2.11 Withholding Tax. (a) The Issuer shall not be obligated to pay any additional amounts to the Holders of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

                  (b) Each Foreign Investor may deliver to each of the Issuer and the Indenture Trustee two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI (or any subsequent versions thereof), or, in the case of a Foreign Investor claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a certificate representing that such Foreign Investor (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Arby's entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, is not a controlled foreign corporation related, directly or indirectly, to Arby's through stock ownership and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (ii) two copies of Form W-8BEN or any subsequent versions thereof properly completed and duly executed by such Foreign Investor claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments of interest by the Issuer under this Indenture and the other Transaction Documents. In addition, each Foreign Investor shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any such form previously delivered by such Foreign Investor. Each such Foreign Investor shall promptly notify the Issuer and the Indenture Trustee at any time it determines that it is no longer in a position to provide any previously delivered form to the Issuer and the Indenture Trustee (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Any amount withheld shall appropriately reflect any such forms that are timely delivered to the Issuer and the Indenture Trustee.

SECTION 2.12 Actions Under the Policy. (a) Any payment made by the Insurer to the Indenture Trustee for the benefit of the Noteholders (whether under the Policy or otherwise) shall not be deemed to be a payment made by or on behalf of the Issuer and shall not discharge the obligations of the Issuer with respect thereto, and such amounts shall continue to be due and owing under the Notes until paid by or on behalf of the Issuer. All such payments shall constitute Reimbursements, repayable by the Issuer pursuant to Section 10.03.

(b) If payment by the Insurer is made in respect of interest on the Notes (other than Additional Interest), the Insurer shall be deemed to have purchased the right to receive interest on such Notes so paid from the Holder thereof to the extent of such payment by the Insurer. If payment by the Insurer is made in respect of principal on the Notes, the Insurer shall be deemed to have purchased such Notes in an aggregate principal amount equal to the Aggregate Outstanding Principal Amount of the Notes so paid by the Insurer. The Insurer shall be deemed to be a Holder of such Notes during any period in which the Insurer may exercise subrogation rights pursuant to Section 2.13.

(c) If, by 3:00 p.m. in the city in which the Corporate Trust Office is located on the Accounting Date preceding any Payment Date, the amount then on deposit in the Collection Account, after giving effect to transfers of funds pursuant to
Section 10.03(b) hereof from the Debt Service Reserve Account and the Seasonality Coverage Account, is insufficient to pay the Insured Payments due on such Payment Date, then, on or before 12:00 p.m. (New York time) on the Business Day following such Accounting Date, the Indenture Trustee shall give written notice to the Insurer of the amount of such deficiency, and thereupon submit a Notice of Claim in respect of such amount, all in accordance with the terms of this Indenture and in strict compliance with the terms of the Policy.

(d) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any Insured Payment of principal of or interest on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurer, shall comply with the provisions of the Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's Insured Payment is so recovered, such Noteholder will be entitled to payment pursuant to the terms of the Policy. The Indenture Trustee shall furnish to the Insurer or its Fiscal Agent (as defined in the Insurance Agreement) the Indenture Trustee's records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Policy) and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy, in which case the Insurer will make such payment to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

(e) The Indenture Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Notes. Each Noteholder, by its purchase of Notes, and the Indenture Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 2.13 hereof, the Insurer shall be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding with respect to any court order issued in connection with any such Preference Claim.

SECTION 2.13 Subrogation Rights of the Insurer; Payment of Reimbursements. (a) Upon the payment by the Insurer to the Indenture Trustee (or otherwise in accordance with the Policy) for the benefit of the Noteholders, the Insurer, without the need for further action on the part of the Insurer, the Issuer, the Indenture Trustee or any other Person, shall be fully subrogated to the rights, as applicable, of each Holder of the Notes to receive payments of principal of and/or interest on the Notes from the Issuer in accordance with the Priority of Payments, to the extent of the amounts paid by the Insurer under the Policy. In addition, until the Insurer is fully reimbursed in accordance with this Indenture and the Insurance Agreement for any amounts paid by the Insurer to the Noteholders, the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment of principal or interest for the benefit of the Notes pursuant to the Policy. In furtherance of the foregoing, the Indenture Trustee shall give effect to such subrogation by distributing to the Insurer (as subrogee of the Holders of the Notes) the amounts that otherwise would have been distributed by the Indenture Trustee to such Holders in respect of principal and interest on the Notes to the extent of any payments by the Insurer under the Policy. To evidence such subrogation to the rights of the Noteholders, the Note Registrar shall note the Insurer's rights as subrogee in the Note Register upon receipt from the Insurer of proof of payment by the Insurer in respect of interest on or principal of the Notes. In addition, and without limiting the foregoing, (a) if the Insurer makes any payment under the Policy in respect of interest on the Notes, the Insurer shall be fully subrogated to the rights of the Noteholders to receive such interest, together with interest thereon at the Late Payment Rate (as defined in the Insurance Agreement) under the Priority of Payments, and (b) if the Insurer makes any payment under the Policy in respect of principal of the Notes, the Insurer shall be fully subrogated to the rights of the Noteholders to receive such principal, together with interest thereon at the Late Payment Rate (as defined in the Insurance Agreement) under the Priority of Payments.

(b) The Insurer may, at its option, direct the allocation of any payment of Reimbursements as provided in Section 10.03 as being the repayment of principal and/or interest as to Reimbursements then owing as of such reimbursement or payment date.

(c) Anything hereunder notwithstanding, it is understood and agreed that the Insurer shall be entitled to payment of Reimbursement only at the times and as provided in this Indenture and in the Insurance Agreement. All payments received by the Insurer pursuant to the exercise of its rights under the Notes as subrogee as described in subsection (a) above shall, solely by operation of the definition of "Reimbursements," cause a corresponding reduction (on a dollar-for-dollar basis) in the Reimbursements owing to the Insurer, and all payments received by the Insurer in respect of Reimbursements as provided in subsection (b) above shall cause a corresponding reduction (on a dollar-for-dollar basis) in the amounts which may be owing to the Insurer pursuant to such subrogation rights.

(d) The Insurer acknowledges and agrees that, notwithstanding any of the provisions of this Indenture, the Insurance Agreement or otherwise, it shall have recourse only to the Collateral. The Collateral having been fully applied in accordance with the terms hereof, the Insurer shall not be entitled to take any further actions against the Issuer to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished as against the Issuer. In particular, the Insurer agrees not to take any action or institute any proceeding against the Issuer (whether pursuant to its rights to be reimbursed for Reimbursements or pursuant to its subrogation rights or otherwise) which action or proceeding arises under any Insolvency Law applicable to the Issuer or which would be likely to cause the Issuer to be subject to, or to seek the protection of, any Insolvency Law applicable to the Issuer;
provided, that the Insurer may become a party to and participate in any Proceeding or action under any Insolvency Law applicable to the Issuer that is initiated by any Person that is not an Affiliate of the Insurer. For avoidance of doubt, this Section 2.13(d) shall not include any actions taken against the Servicer or any other Affiliate of the Servicer in respect of matters unrelated to Reimbursement by the Issuer.

SECTION 2.14 Additional Covenant of the Insurer. The Insurer agrees to promptly notify in writing, upon the Insurer's knowledge of such event, the Indenture Trustee of the actual or prospective occurrence of any event which constitutes or would constitute an Insurer Default.

SECTION 2.15 Policy Account. (a) As of the date hereof, the Indenture Trustee has established in the name of the Indenture Trustee a separate special purpose trust account with the corporate trust department of The Bank of New York in New York (account no. 001621) (such account, the "Policy Account") for the benefit of the Indenture Trustee on behalf of the Noteholders. The Policy Account shall be maintained in a depository institution which at all times is rated at least "P-1" by Moody's and "A-1" by Standard & Poor's and if such depository institution at any time is rated below "P-1" by Moody's or "A-1" by Standard & Poor's, the Policy Account shall be transferred from and established at another depository institution meeting such criteria within one month of the occurrence of such ratings downgrade. The Indenture Trustee shall have exclusive dominion and control over and sole right of withdrawal of any amounts in the Policy Account. Amounts in the Policy Account shall be invested at the written direction of the American Servicer in Eligible Investments consisting solely of obligations issued and guaranteed as to the full and timely payment of principal and interest by the United States of America. All such Eligible Investments shall have maturities of a period ending on the earlier of the next Payment Date or the Optional Redemption Date or the Mandatory Redemption Date, as the case may be. Amounts in the Policy Account shall be disbursed by the Indenture Trustee in respect of the Notes in the same manner as principal and interest payments are to be made with respect to the Notes hereunder. It shall not be necessary for such payments to be made by checks or wire transfers separate from the check or wire transfer used to pay Insured Payments with other funds available to make such payments. However, the amount of any Insured Payment to be paid from the Policy Account shall be noted as provided in subsection (c) below.

(b) Any funds received by the Indenture Trustee from the Insurer as a result of any claim under the Policy (together with any interest thereon) shall be deposited by the Indenture Trustee in the Policy Account; the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Policy Account shall be to make the Insured Payments in respect of the Notes (including Notes held for the Indenture Trustee's own account), in the case of the Policy, due on the related Payment Date in respect of which such funds are paid, to the extent such Insured Payments are not otherwise paid pursuant to the Priority of Payments. All proceeds of the Policy, if any, must be applied solely to the payment of Insured Payments of principal of and interest on the Notes and such funds may not be applied to pay any costs or expenses, liabilities or advances of the Indenture Trustee. Any funds remaining in the Policy Account following a Payment Date shall promptly be remitted to the Insurer; provided, that any remaining funds in the Policy Account in respect of amounts due and unpaid on the Notes that remain undistributed as a result of such funds being unclaimed shall be disposed of by the Indenture Trustee in accordance with Section 3.03(c). Amounts payable under the Policy shall be deemed discharged upon payment to the Indenture Trustee or to any other payee thereof under the Policy or, if deposited by the Insurer into the Policy Account, upon such deposit.

(c) The Indenture Trustee shall keep a complete and accurate record of all funds, if any, remitted by the Insurer to the Indenture Trustee for deposit into the Policy Account and the allocation of such funds to payment of interest on and principal in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior written notice to the Indenture Trustee or, if requested in writing by the Insurer, the Indenture Trustee shall within two Business Days of such request, at the expense of the Issuer, deliver copies of such records to the Insurer.

                                 ARTICLE THREE

                          REPRESENTATIONS AND COVENANTS

SECTION 3.01 Payment of Principal and Interest. Subject to Section 2.07, the Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 3.02 Maintenance of Office or Agency. The Issuer hereby appoints the Indenture Trustee as the Issuer's agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture may be served and where Notes may be surrendered for registration of transfer or exchange. No notice or demands issued by the Noteholders to the Indenture Trustee shall be effective unless and until the Indenture Trustee forwards such notice or demand to the Issuer.

                  The Issuer hereby appoints the Indenture Trustee as paying agent for the payment of principal and interest on the Notes.

                  The Issuer or the Indenture Trustee may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes, with notice to the Insurer of such appointment. The Issuer shall give prompt written notice to the Indenture Trustee, the Insurer, the Rating Agencies and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

                  If at any time the Issuer shall fail to maintain any such required office or agency, or shall fail to furnish the Indenture Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer at its registered office, and Notes may be presented and surrendered for payment to the Indenture Trustee at its main office and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

SECTION 3.03 Money for Note Payments to Be Held in Trust. (a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account shall be made on behalf of the Issuer by the Indenture Trustee in accordance with Section 2.07 hereof.

(b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct the Indenture Trustee to pay to the Noteholders all sums held in trust by the Indenture Trustee; and upon such payment by the Indenture Trustee, the Indenture Trustee shall be released from all further liability with respect to such money.

(c) Any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Note and remaining unclaimed for 60 months after such amount has become due and payable to such Noteholder shall be discharged from such trust and paid to the Issuer (or to the Insurer, if such monies relate to payments made by the Insurer into the Policy Account) and such Noteholder shall thereafter look only to the Issuer (or Insurer, as the case may be, if monies have been returned to the Insurer) for payment thereof (but only to the extent of the amounts so paid to the Issuer or Insurer), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee, before making any such payment to the Issuer or the Insurer (as the case may be), shall at the expense of the Issuer cause notice to be given as provided in Section 12.04 hereof that such money remains unclaimed and, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will be repaid to the Issuer or the Insurer (is the case may be), provided further that in the case of funds to be repaid to the Issuer, all amounts due and owing to the Indenture Trustee shall have been paid. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such release of payment. Upon repayment of such money to the Issuer or the Insurer, such Noteholder shall, to the extent of the money repaid to the Issuer or Insurer, as applicable, be an unsecured general creditor of the Issuer or the Insurer, as the case may be.

SECTION 3.04 Existence of the Issuer. Subject to Section 3.09 and Article Eleven of this Indenture, the Issuer will maintain in full force and effect its existence as a statutory business trust organized under the laws of the State of Delaware and will preserve, to the extent permitted by law, its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture or the Notes or to avoid any Material Adverse Effect on any property included in the Trust Estate.

SECTION 3.05 Protection of Trust Estate. The Issuer shall from time to time and at its expense execute and deliver all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable to:

                  (a)(i) maintain or preserve the Lien of this Indenture, and the status of the Collateral as being free of Liens except for Liens that do not exceed $100,000 in the aggregate;

(ii) perfect or protect the validity of any Grant made or to be made by this Indenture; or

(iii) (iii) preserve title to the Trust Estate and the rights of the Secured Parties in such Trust Estate against the claims of all persons and parties; and

             (b)(i)  Grant more effectively all or any portion of the Trust
             Estate;

(ii) carry out more effectively the purposes of maintaining or preserving the Lien (and its status as being free of Liens) of this Indenture;

(iii) except as otherwise permitted under the Servicing Agreements, enforce any instruments or property included in the Trust Estate;

(iv) defend title to the Trust Estate and the rights of the Secured Parties in such Trust Estate against the claims of all persons and parties; or

(v) pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

                  The Issuer or the Insurer (so long as no Insurer Default shall have occurred and be continuing) may direct the Indenture Trustee in writing, at the Issuer's expense, to execute any such Financing Statement, continuation statement, instrument of further assurance or other instrument. The Issuer or the Insurer, as applicable, hereby designates the Indenture Trustee as agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 3.05. The Indenture Trustee may execute any such Financing Statement, continuation statement or other instrument only with the written consent of the Controlling Party.

                  On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel stating the necessary events upon the occurrence of which the security interest of the Indenture Trustee in the Trust Estate shall be a perfected security interest, free of Liens other than the Lien of this Indenture and other Liens permitted hereunder and confirming that such events have occurred and such security interest is so perfected and unencumbered.

                  Within 50 days after the beginning of each calendar year, commencing in 2002, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel (which opinion subsequent to the first such opinion so furnished may be delivered by counsel to the Issuer who may also be an officer or employee of the Issuer) stating that the security interest of the Indenture Trustee in the Trust Estate is a perfected security interest and that the Trust Estate is free of Liens other than the Lien of this Indenture and other Liens permitted hereunder.

SECTION 3.06 Performance of Obligations. Except as otherwise permitted by this Indenture or as a Servicer is permitted under a Servicing Agreement, the Issuer shall take no action that would release any Person from any of such Person's covenants or obligations under any agreement, instrument or underlying instrument included in the Trust Estate.

SECTION 3.07 Negative Covenants. (a) Except as otherwise permitted under this Indenture or the Servicing Agreements, the Issuer shall not:

(i) sell, convey, transfer or grant any rights in respect of any of the Collateral to any other Person, permit to exist any Lien with respect to any of the Collateral except for certain Liens permitted under this Indenture and the Lien of this Indenture, take any other action in connection with any of the Collateral, including (but not limited to) any amendment of, or any consent to any waiver of rights or to any other action under or in respect of the Collateral;

(ii)     [Reserved];

(iii)    have any subsidiaries;

(iv) without the consent of the Controlling Party, such consent not to be unreasonably withheld or delayed, amend, supplement or otherwise modify any of the Transaction Documents or waive any breach or proposed breach of any provision of the Transaction Documents or give any consent thereunder;

(v) sell, transfer, exchange or otherwise grant any rights in or dispose of any of its assets;

(vi)     dissolve or liquidate;

(vii)    [Reserved];

(viii)   terminate the appointment of either of the Servicers;

(ix) permit the validity or effectiveness of the Notes or any Transaction Document to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged;

(x) take any affirmative action to permit the Lien of this Indenture not to constitute a valid perfected security interest in the Trust Estate that is of first priority as provided herein, or take any affirmative action to permit the Trust Estate to be subject to any Lien thereon other than the Lien of this Indenture and any other Liens expressly permitted hereunder;

(xi)     [Reserved];

(xii)    have any employees;

(xiii) take any action, or fail to take any action, if such action or failure to take action could reasonably be expected to interfere in any material respect with the enforcement of any rights of the Insurer and the Indenture Trustee under the agreements or instruments relating to any of the Trust Estate, and the Issuer fails to cease such action or take the action omitted, as necessary to avoid such potential effect within 10 days of the Issuer's knowledge of such potential effect;

(xiv) (A) fail to pay any assessment, including any tax assessment, charge or fee with respect to the Trust Estate in excess of $100,000 in the aggregate at any one time outstanding and the Issuer shall not have remedied such failure to pay within 30 days of the Issuer's knowledge of such failure, or (B) fail to defend any action known to the Issuer, if, in any such case, such failure to pay or defend may adversely affect the priority or enforceability of the Lien over the Trust Estate created by this Indenture, provided that the Issuer shall not be required to (1) pay any assessment, including any tax assessment, charge or fee with respect to the Trust Estate if the same is being contested in good faith, by appropriate proceedings diligently pursued, so long as such nonpayment will not, under applicable law, entitle any Person to place a Lien on or result in the forfeiture of the Trust Estate or any material portion thereof or
         (2) defend an action or actions known to the Issuer solely for civil damages not in excess of an aggregate amount of $100,000 or

(xv) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this Section 3.07.

(b) The Issuer will not act as a dealer in hedging or derivative instruments or otherwise make a market in, or hold as inventory for purposes of resale to customers, any securities or assets owned by the Issuer. For this purpose, "dealer" means a merchant of securities with an established place of business who in the ordinary course of business is engaged as a merchant in purchasing securities and selling them to customers with a view to the gains and profits that may be derived therefrom.

SECTION 3.08 Issuer May Not Consolidate, Etc., Without Consent. The Issuer shall not consolidate or merge with or into any other Person, or convey or transfer all or substantially all of its assets to any Person, or substitute a new debtor for the Issuer without the consent of the Controlling Party, and unless:

(a) the formed, surviving, substitute or transferee Person (i) shall be an entity organized and existing under the laws of the State of Delaware or under the laws of any other jurisdiction approved by the Controlling Party; provided, that the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that after giving effect to such consolidation, merger, conveyance, transfer or substitution neither the Trust Estate nor the surviving Person shall be subject to income taxes or other applicable taxes that would reduce in any manner the interest and principal currently payable to the Noteholders or the amount of funds available therefor and (ii) shall, if such Person is not the Issuer, expressly assume, by an indenture supplemental hereto in form and substance satisfactory to the Controlling Party, executed and delivered to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant and obligation under this Indenture and the Transaction Documents to which the Issuer is a party on the part of the Issuer to be performed or observed herein or therein, all as provided herein;

(b) if the Notes are Outstanding and assigned a rating by the Rating Agencies, the Rating Agencies and the Controlling Party shall be notified at least 10 Business Days prior to such proposed consolidation, merger, conveyance, transfer or substitution pursuant to this Section 3.08 and the Rating Agencies shall have confirmed such ratings to the Controlling Party after giving effect to the consummation of such transaction and the Insurer Condition shall be satisfied;

(c) any formed, surviving or transferee Person shall have agreed with the Secured Parties (i) to Grant on behalf of the Secured Parties perfected security interests in all the right, title and interest of such Person in the Trust Estate, to the same extent as the Issuer has granted perfected security interests to the Trust Estate to the Secured Parties hereunder, free of any Liens, and (ii) not to consolidate or merge with or into any other Person or substitute a new debtor for the Issuer or convey or transfer the Trust Estate or its respective assets substantially as an entirety to any other Person except in accordance with the provisions of this Section 3.08 and with Article Eleven of this Indenture;

(d) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(e) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officers' Certificate and one or more Opinions of Counsel, as necessary or appropriate, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture, if any, comply with this Article Three and that all conditions precedent in this Article Three, including the Grant of a valid and perfected security interest in the Trust Estate free of any Liens, relating to such transaction have been complied with and that this Indenture, the supplemental indenture and the Transaction Documents to which the Issuer is a party constitute the legal, valid and binding obligations of the surviving transferee or Person subject to customary assumptions, qualifications and exceptions.

SECTION 3.09 Successor Substituted. Upon any consolidation or merger in which the Issuer is not the surviving corporation, or conveyance or transfer of all or substantially all of the properties and assets of the Issuer, in each case in accordance with Section 3.08 hereof or Article Eleven of this Indenture, the Person with which such consolidation or merger is consummated, or to which such conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein and shall expressly assume, by an indenture supplemental hereto in form and substance satisfactory to the Controlling Party, executed and delivered to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant and obligation under this Indenture and the Transaction Documents to which the Issuer is a party on the part of the Issuer to be performed or observed herein or therein, all as provided herein. In the event of any such consolidation, merger, conveyance or transfer, the Person named as the "Issuer" in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article Three may be dissolved, wound up and liquidated at any time thereafter, and such Person shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

SECTION 3.10 No Other Business. The Issuer shall not engage in any business or activity other than those transactions contemplated by the terms hereof or the other Transaction Documents, including (a) issuing and selling the Notes and acquiring, owning, preserving, enforcing, holding and pledging the Collateral and any other instrument or property included in the Trust Estate in connection therewith, (b) acting as franchisor of the Arby's(R) branded system in the United States and Canada; and (c) engaging in any other activities which are necessary or appropriate to accomplish the foregoing.

SECTION 3.11 Indebtedness. Except for Permitted Indebtedness, the Issuer shall not incur or have outstanding any Indebtedness, or assume or guarantee any Indebtedness (excluding incurring or having outstanding any indebtedness arising from any tax liabilities) of any Person other than pursuant to this Indenture or the other Transaction Documents.

SECTION 3.12 Representations and Warranties. The Issuer hereby represents, warrants and agrees as of the date hereof as follows:

(a) The Issuer is a statutory business trust duly formed and validly existing under the laws of the State of Delaware and has all requisite power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Indenture and any other document or instrument (including the Notes) delivered by the Issuer pursuant hereto or in connection herewith;

(b) The execution and delivery of this Indenture and each Transaction Document to which the Issuer is a party and the consummation of the transactions provided for in this Indenture and each Transaction Document to which the Issuer is a party to have been duly authorized by the Issuer by all necessary action on the part of the Issuer;

(c) The execution and delivery of this Indenture and each Transaction Document to which the Issuer is a party, the performance of the transactions contemplated by this Indenture and each Transaction Document to which the Issuer is a party, and the fulfillment of the terms hereof and thereof applicable to the Issuer, will (A) not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (x) the Issuer's organizational documents or (y) any indenture, contract, agreement, mortgage, deed or trust or other instrument to which the Issuer is a party or by which it or its assets is bound and (B) not result in or require the creation of any Lien on any of the Issuer's properties, except for Liens permitted under this Indenture (or the Lien of this Indenture);

(d) There are no Proceedings or investigations pending or, to the knowledge of the Issuer, threatened against the Issuer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) questioning the validity of this Indenture or any Transaction Documents to which the Issuer is a party to, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any Transaction Documents to which the Issuer is a party, (C) seeking any determination or ruling that would, individually
        or  in  the  aggregate,   materially  and  adversely   affect  the
        performance by the Issuer of its obligations under this Indenture or any Transaction Documents to which the Issuer is a party or
        (D) seeking any determination or ruling that would, individually or in the aggregate, materially and adversely affect the validity or enforcement of this Indenture or any Transaction Documents to which the Issuer is a party;

(e) Except for filings of Financing Statements, filings with the Patent and Trademark Office and filings required under state franchise laws and as otherwise disclosed in the Offering Circular, all authorizations, consents, orders and approvals of, and notices to and filings and recordings and registrations by the Issuer with, any court or other governmental authority and all other governmental actions necessary to be taken by the Issuer in connection with the execution and delivery of this Indenture and any Transaction Documents to which the Issuer is a party and the performance of the material transactions contemplated by this Indenture and any Transaction Documents to which the Issuer is a party have been obtained, made or taken, as the case may be, and are in full force and effect;

(f) Each of this Indenture and each Transaction Document to which the Issuer is a party constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;

(g) The Issuer is the owner of all the Collateral, and (to the best knowledge of the Officers of the Issuer) there are no Liens with respect to, no Liens upon, or any restrictions on the transferability of (other than those restrictions included in the terms of such instruments), the Collateral;

(h)      The Issuer has no subsidiaries;

(i) The Issuer is not required in connection with the sale of the Notes to register or qualify the Notes under the Securities Act or, any applicable United States state securities law;

(j) The Issuer is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act;

(k) The Issuer is not required in connection with the sale of the Notes to qualify this Indenture under the United States Trust Indenture Act of 1939, as amended;

(l) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

(m)      [Reserved];

(n) The Notes shall be "debt securities" within the meaning of Rule 902 of the Securities Act;

(o)      The Issuer is not (i) in violation of its  organizational  documents or
         (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement to which it is a party or by which it may be bound, except where such default would not have a Material Adverse Effect on the Issuer, the Arby's IP or the Notes, and it is not in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any Governmental Authority having jurisdiction over it or over its properties, except where such violation would not have a Material Adverse Effect on the Issuer, the Arby's IP or the Notes; and

                  (s) no payments to be made to the Issuer under any of the Franchise Assets will be subject to any value-added tax or other similar tax (other than Canadian GST or HST).

SECTION 3.13 Note Interest Amount; Note Principal Amount. (a) On each Accounting Date, the Issuer shall (or shall cause the American Servicer to) determine at the Note Rate the amount of interest for the applicable Accrual Period payable in respect of the Aggregate Outstanding Principal Amount of each Note (the "Note Interest Amount") (rounded to the nearest cent, with half a cent being rounded upward). Any Note Interest Amount due on any Payment Date but not paid on such Payment Date shall bear interest at the Note Rate until paid in full.

                  (b) On each Accounting Date, the Issuer shall cause the American Servicer to determine the amount of the Principal Distribution payable for the related Payment Date (the "Note Principal Amount") (rounded to the nearest cent, with half a cent being rounded upward); provided, however, that if the American Servicer is unable to determine the Note Principal Amount in respect of the related Collection Period prior to 3:00 p.m. on such Accounting Date, the Issuer shall cause the American Servicer to determine the Note Principal Amount for the Notes as soon as practicable following such Accounting Date, but no later than 12:00 noon on the Business Day following such Accounting Date.

SECTION 3.14 Affirmative Covenants. So long as any of the Notes remain Outstanding and the Term of the Policy shall not have expired, the Issuer shall:

(a) do or cause to be done all things necessary to enable it to comply with all applicable legal and accounting rules and regulations;

(b) keep proper books of account and records and, upon the request of the Controlling Party, appoint independent public accountants (reasonably acceptable to the Insurer) to audit the books of account and financial statements of the Issuer; and, upon request of the Controlling Party, to prepare annual audited balance sheets, profit and loss statements and retained earnings statements of the Issuer within six months after the end of each fiscal year (and a copy of each such audited financial statement shall be provided to each of the Indenture Trustee, the Insurer, Moody's and Standard & Poor's, and allow the Indenture Trustee, the Insurer and any Person appointed by either of them, access to the books of account and records of the Issuer at all reasonable times upon reasonable notice during normal business hours, and permit the Indenture Trustee, the Insurer and any Person appointed by either of them to discuss the affairs, finances and accounts of the Issuer with any of its officers, directors and employees and to discuss the affairs, finances and accounts of the Issuer with the Issuer's independent public accountants (to the extent such accountants have been appointed);

(c)      [Reserved];

(d) give notice in writing to the Indenture Trustee, the Servicer and the Insurer promptly upon becoming aware of the occurrence of any circumstance that might reasonably be expected to constitute an Event of Default or Default, and such notice shall contain a description of the facts, circumstances or events that might reasonably be expected to constitute such Event of Default or Default, provided that in connection with such notice, the Issuer may disclaim in good faith any admission that such circumstance does constitute an Event of Default or Default;

(e) so far as permitted by law, at all times give to the Indenture Trustee such information as it shall reasonably require for the purpose of the discharge of the duties, powers, trusts, authorities and discretions vested in it by this Indenture;

(f) take all reasonable actions necessary so as to be exempt from registration under the Investment Company Act;

(g) take all reasonable actions necessary so as to exempt from registration the sale of Notes under the Securities Act, or under any applicable securities laws;

(h) maintain all licenses, permits, charters and registrations which are material to the conduct of its business;

(i) deliver to the Indenture Trustee and, so long as any Notes are Outstanding, the Insurer, (x) annually and (y) within 10 days after any reasonable request by the Indenture Trustee or the Insurer, an Officer's Certificate of the Issuer to the effect that, having made all reasonable inquiries, to the best of the knowledge, information and belief of the Issuer there did not exist, as at a date not more than five days prior to the date of the certificate nor had there existed at any time prior thereto since the date hereof or the date of the last such certificate (if any), any Event of Default or any Default or, if such an Event of Default or Default did then exist or had existed, specifying the same;

(j) deliver to the Indenture Trustee and the Insurer as soon as practicable prior to the date of delivery, a copy of the form of each notice to be delivered to the Holders of the Notes (such notice to be in a form approved by the Indenture Trustee and the Insurer (which approval shall not be unreasonably withheld or delayed));

(k) file all income tax returns of any jurisdiction which, to the knowledge of the officers of the Issuer, are required to be filed and pay all taxes as shown on said returns, if and to the extent such taxes become due; provided, however, the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such taxes whose amount, applicability or validity is being contested in good faith by appropriate proceedings so long as (i) there shall be no material risk of forfeiture of property in the Trust Estate and (ii) the Issuer maintains adequate reserves for the payment of contested taxes;

(l) in addition to any other notices, certificates or information provided pursuant to this Indenture, promptly inform the Indenture Trustee and the Insurer in writing of the following:

(i) the commencement of any rulemaking or disciplinary Proceeding or the promulgation of any proposed or final rule (other than a rule or proceeding which has general applicability to Persons including the Issuer) which would have a Material Adverse Effect;

(ii) the commencement of any Proceedings by or against the Issuer in any court of competent jurisdiction or before any governmental body or agency, or before any arbitration board, or the threat of any such proceedings, which might reasonably be expected to have a Material Adverse Effect on the Issuer or on the Issuer's ability to comply with the Notes or perform its obligations under any provision of the Transaction Documents to which it is a party; and

(iii) the receipt of notice from any Governmental Authority having authority over the conduct of the Issuer's business that (A) the Issuer is being placed under regulatory supervision, (B) any license, permit, charter, membership or registration relating to the conduct of the Issuer's business is to be suspended or revoked, and such suspension or revocation could reasonably be expected to have a Material Adverse Effect on the Issuer, or (C) the Issuer is to cease and desist any practice, procedure or policy employed by the Issuer in the conduct of its business, and such cessation would have a Material Adverse Effect upon the Issuer;

(m) maintain corporate records and books of account separate from any Person which owns more than 50% of its equity securities;

(n)      [Reserved];

(o) so long as any Notes are Outstanding, deliver to each Rating Agency by which the Notes are for the time being rated such information as such Rating Agency may request and which is material in maintaining its surveillance of the transactions contemplated by the Transaction Documents;

(p)      generally pay its debts as they become due;

(q)      [Reserved];

(r)      [Reserved];

(s) apply its funds (other than any transaction fees paid to it in respect of the Notes) towards the payment of amounts due under the Notes and towards the other sums payable by the Issuer under the Transaction Documents in connection with the transactions contemplated therein and for no other purpose; provided, however, Issuer shall be permitted to apply its funds to amounts payable to the Certificateholder pursuant to
         Section 10.03(xi) hereof;

(t) no later than 30 Business Days prior to the optional redemption of the Notes in whole pursuant to this Indenture or otherwise, furnish to the Insurer a notice of such redemption, and, upon a redemption or other payment of all of the Notes and the expiration of the Term of the Policy, to surrender the Policy to the Insurer for cancellation;

(u) (A) act and conduct its business solely in its own name through the Issuer Trustee or through other agents selected in accordance with the Trust Agreement, including, without limitation, its Officers and the Servicers; (B) maintain separately the Issuer's funds and assets from those of any Certificateholder and any Affiliates of the Certificateholder, and such funds and assets shall not be commingled with the funds and assets of any other Person; (C) maintain complete and correct books and records of account and minutes of the proceedings of the Issuer, separate from the books and records of any other Person or entity; (D) use stationery, invoices, checks and other business forms of the Issuer and not those of any Certificateholder or any Affiliate of a Certificateholder, and shall not have the appearance (x) of conducting business on behalf of any Certificateholder or any Affiliate of a Certificateholder or (y) that the assets of the Issuer are available to pay the creditors of any Certificateholder or any Affiliate of a Certificateholder; (E) except as otherwise specified in the Trust Agreement, pay all of Issuer's liabilities out of its own funds, provided that Arby's shall be liable for the initial organizational expenses of the Issuer, (F) not hold itself out as being liable for the debts of any Certificateholder or any Affiliate of a Certificateholder; (G) not engage in any transaction with any Certificateholder or any Affiliate of a Certificateholder, except as contemplated by the Final Contribution Agreement or either Servicing Agreement, and otherwise as required, or specifically permitted by this Agreement or the Trust Agreement; provided, however, that any such transaction must be commercially reasonable on terms similar to those available in an arm's length transaction; (H) not incur any debt other than as contemplated by the Trust Agreement or this Indenture; (I) maintain separate financial statements showing its assets and liabilities separate and apart from those of any other Person; (J) not guarantee or become obligated for the debts of any other Person or hold out is credit as being available to satisfy the obligations of others'
         (K) allocate fairly and reasonably any overhead expenses that are shared with Affiliates, including the payments for office space; (L) hold itself out as a separate entity, correct any known misunderstandings regarding its separate identity, and not identify itself as a division of any other Person; (M) maintain adequate capital in light of its contemplated business operations; (N) while any amounts under this Indenture remain outstanding, not dissolve, liquidate, merge, consolidate or sell substantially all of its assets, except in accordance with the Section 3.08 and Article Eleven hereof, (O) maintain bank accounts separate from those of any other Person and not permit any Affiliate independent access to such bank accounts; (P) not acquire obligations or securities of any Certificateholder or any Affiliate of a Certificateholder; (Q) observe all Delaware statutory business trust formalities; (R) not pledge its assets for the benefit of any other Person or make loans or advances to any Person other than as contemplated by the Trust Agreement or this Indenture; and (S) cause the Officers of the Issuer and its agents, including the Servicers, to act at all times with respect to the Issuer consistently with, and in furtherance of, the foregoing and in the best interests of the Issuer (subject, with respect to the Servicers, to their respective rights under the terms of the Servicing Agreements);

(v) comply with all directions of the Controlling Party properly given in accordance with the terms of this Indenture;

(w) if requested, to use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market; and

(x) permit compliance with Rule 144A under the Securities Act in connection with the sale of the Notes, and furnish upon request of a holder of a Note to such holder and a prospective purchaser designated by such holder the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of the request the Issuer is not a reporting company under Section 13 or Section 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange
         Act"), or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act;

(y) at the request of the Insurer, engage the Industry Consultant (satisfactory to the Insurer) at the expense of the Issuer that will monitor for the benefit of the Insurer the performance of each Servicer in accordance with the terms of the Industry Consultant Letter and pay its fees in accordance with the fee letter related thereto;

(z) engage the SPE Administrator (satisfactory to the Insurer) at the expense of the Issuer that will provide certain services in accordance with the SPE Administrator Letter and pay its fees in accordance with the SPE Administrator Letter;

(aa) enforce the obligations of the Affiliates of the Issuer under and pursuant to the Transaction Documents; and

(bb) (x) apply all Capital Contributions received from FinCo to Available Funds for distribution in accordance with the Priority of Payments or in order to consummate an optional redemption in accordance with
         Section 9.01 hereof, in whole or in part, and (y) with the consent of the Controlling Party, such consent not to be unreasonably withheld or delayed, include Capital Contributions in the calculation of Net Cash Flow for the purpose of calculating the Debt Service Coverage Ratio.

SECTION 3.15 Further Assurances. (a) The Issuer or the Indenture Trustee at the direction of the Issuer, shall execute and deliver, or cause to be executed and delivered, all such additional instruments, and do, or cause to be done, all such additional acts as (i) may be necessary or proper, consistent with the Granting Clauses, to carry out the purposes of this Indenture and to make subject to the Lien hereof any property intended so to be subject, including in the event of any change in applicable law or regulations, (ii) may be necessary or proper to transfer to any successor Indenture Trustee or co-Indenture Trustee the estate, powers, instruments and funds held in trust hereunder and to confirm the Lien of this Indenture, or (iii) the Indenture Trustee or the Insurer may reasonably request. In addition, the Issuer shall (at the direction or with the consent of the Insurer, so long as the Insurer is the Controlling Party), take all actions, and shall direct the Indenture Trustee in writing to take all actions as shall be specified to the Issuer, necessary to preserve and protect the security interest in the Collateral created hereunder, free of any Liens, including but not limited to the removal and transfer of any such Collateral from any existing location or jurisdiction to another location or jurisdiction so as to prevent the impairment of the security interest in such Collateral created by this Indenture.

(b)      [Reserved.]

(c) All oral and written communications made by the Issuer or by any Person on behalf of the Issuer, including, without limitation, letters, invoices, purchase orders, contracts, statements, loan applications, and all notices, certificates or information required to be delivered or communicated pursuant to this Indenture, shall be made or delivered by the Issuer or by any such Person on behalf of the Issuer.

(d) The Indenture Trustee shall cooperate in all respects with any reasonable written request by the Insurer to preserve or enforce the Insurer's rights and interests under this Indenture.

SECTION 3.16 Financial Covenants. (a) If funds in the Debt Service Reserve Account are less than the Minimum Debt Service Reserve Amount, then all investment income earned on funds in the Debt Service Reserve Account shall be retained in the Debt Service Reserve Account until the funds in the Debt Service Reserve Account are equal to or greater than the Minimum Debt Service Reserve Amount. If funds in the Debt Service Reserve Account are greater than or equal to the Minimum Debt Service Reserve Amount, then all investment income earned on funds in the Debt Service Reserve Account, shall be released to the Collection Account for distribution as Available Funds in accordance with the Priority of Payments.

(b) (i) On each Payment Date, in accordance with the Priority of Payments, the Cash Trap Reserve Amount shall be deposited into the Debt Service Reserve Account.

                  (ii) If a Cash Trap Event has occurred but is no longer continuing, then, on the Payment Dates relating to each of the four Collection Periods commencing with the Collection Period related to the Accounting Date on which the Cash Trap Event ceases, 25% of the Cash Trap Excess existing as of the Accounting Date on which such cessation occurred shall be deemed to be Available Funds and the Issuer shall release such amount to the Collection Account for distribution in accordance with the Priority of Payments. The Issuer shall cease any such release of the Cash Trap Excess upon the occurrence of any subsequent Cash Trap Event, in which case the Issuer shall make any subsequent release of Cash Trap Excess only upon the cessation of such subsequent Cash Trap Event and only in the amount (on each of the four applicable Payment Dates) of 25%, of the Cash Trap Excess existing as of the date of the cessation of such subsequent Cash Trap Event.

                  (c) So long as any Notes are Outstanding, on each Payment Date in each of December, January and February of each year, the Issuer shall deposit the Seasonality Deposit Amount into the Seasonality Coverage Account. On each Accounting Date in March, April and May, the Issuer shall reduce the Seasonality Coverage Balance by the Seasonality Release Amount. The Seasonality Release Amount shall be deemed to be Available Funds on such Accounting Date for distribution in accordance with the Priority of Payments.

                  (d) So long as any Notes are Outstanding, the Issuer shall maintain a Royalty Rate of not less than 4% for all new Franchise Agreements entered into on and after the Closing Date and the Issuer shall maintain the Royalty Rate as of the Cut-Off Date for each Franchise Agreement existing as of the Cut-Off Date and any renewal thereof (subject to an exception for 20 Franchise Agreements per year and 50 Franchise Agreements in the aggregate at any one time in effect; provided, that with the prior consent of the Controlling Party, such consent not to be unreasonably withheld or delayed, such exception may be modified or amended).

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 4.01 Satisfaction and Discharge of Indenture. (a) This Indenture shall cease to be of further effect with respect to the Notes except as to (1) rights of registration of transfer and exchange, (2) substitution of mutilated, destroyed, defaced, lost or stolen Notes, (3) rights of Noteholders to receive payments of principal thereof and interest thereon and the Insurer to receive any reimbursement or other amounts due or to become due hereunder or under the Insurance Agreement that have not been previously paid, (4) the rights, obligations and immunities of the Indenture Trustee hereunder including, without limitation, the rights to compensation, reimbursement and indemnification and
(5) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee and payable to all or any of them, and all Collateral, rights and interest hereby conveyed or assigned or pledged and not disposed of previously pursuant to Section 5.06 then remaining, if any, shall revert to the Issuer, and the estate, right, title and interest of the Indenture Trustee and the Secured Parties therein shall thereupon cease, terminate and become void, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute instruments in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee acknowledging satisfaction and discharge of this Indenture and releasing the Collateral from the Lien of this Indenture, and execute and deliver such other instruments or documents as may be reasonably requested by the Issuer or the American Servicer to give effect to such release, and shall convey, assign and transfer, or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered to the Issuer, all such remaining Collateral, including money, then held by the Indenture Trustee or any co-trustee, other than moneys deposited with the Indenture Trustee pursuant to clause (ii) below, when:

(i)      either

(A)      all Notes theretofore  authenticated and delivered (other than
         (x) Notes which have been destroyed, lost or stolen and which have been paid or replaced as provided in Section 2.06 hereof, and (y) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03 hereof) have been delivered to the Indenture Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (x) have become due and payable, (y) will become due and payable at the Legal Final Payment Date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name and at the expense of the Issuer, and there has been irrevocably deposited with the Indenture Trustee, in trust for such purpose, cash or Eligible Investments in a principal amount sufficient to pay and discharge the entire indebtedness on such Notes on the earlier of a redemption date or the Legal Final Payment Date, whichever is applicable, and the Issuer has delivered an Accountants' Certificate to the Indenture Trustee confirming such calculations;

(ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and no other amounts will become due and payable by the Issuer;

(iii) the Issuer has delivered to the Indenture Trustee and the Insurer an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with; and

(iv) the Policy has expired or been terminated or canceled by the Indenture Trustee in accordance with its terms and the Indenture Trustee has returned the Policy to the Insurer; provided, however, the Indenture Trustee shall be required to cancel the Policy if all amounts under the Notes and the Insurance Agreement have been paid and the Insurer shall have confirmed in writing that the Issuer has provided an Opinion of Counsel, or such other adequate assurances as may be required by the Insurer in its sole judgment, to the Insurer that the discharge of the Indenture will not subject the Insurer to a risk of preference or recapture on amounts previously paid by the Issuer to discharge the Notes.

                  The foregoing provision notwithstanding, amounts owing in respect of Notes which shall have been paid, or for which provision shall have been made, by a payment from the Insurer pursuant to the Policy shall continue to be Outstanding under this Indenture, and the conditions set forth in this
Section 4.01 shall not be satisfied, and the Insurer shall become the Holder of such Notes for all purposes of this Indenture; provided, that if the Issuer shall make payment to the Insurer of all Reimbursements due hereunder and under the Insurance Agreement in respect of any payments by the Insurer of principal of and interest on the Notes, together with any interest due under the Insurance Agreement thereon, the obligation of the Issuer with respect to payment of such Notes shall cease to the extent of such Reimbursement, and if such Reimbursement shall be sufficient to pay the principal of and interest due on such Notes, such Notes shall no longer be deemed Outstanding for purposes of this Indenture.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Noteholders and the Secured Parties under Sections 2.07, 2.13(d), 3.01, 3.03(c), 3.14(v), 4.02, 5.06(e), 6.06, 6.07(e) and
10.03 hereof shall survive such satisfaction and discharge.

SECTION 4.02 Application of Trust Money. All monies, Cash or Eligible Investments deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be irrevocably held in trust by the Indenture Trustee and applied by it, in accordance with the provisions of the Notes and this Indenture and in the Priority of Payments set forth in Section 10.03, to the payment to the Person or Persons entitled thereto of the principal and interest for whose payment such monies, Cash and Eligible Investments have been deposited with the Indenture Trustee, and such monies, Cash and Eligible Investments shall be held in a segregated trust account identified as being held in trust for the benefit of the Noteholders and the Secured Parties.

SECTION 4.03 Reinstatement. If the Indenture Trustee is unable to apply any cash or Eligible Investments in accordance with Section 4.01 hereof by reason of any Proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 hereof until such time as the Indenture Trustee is permitted to apply all such cash or Eligible Investments in accordance with Section 4.01 hereof; provided, however, that if the Issuer has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders who received such cash or Eligible Investments to receive such payment from the Notes held by the Indenture Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 5.01 Events of Default. Any of the following shall be an event constituting a default under this Indenture (an "Event of Default") with respect to the Notes then Outstanding, or any of them:

(a) a default shall occur in the payment of principal of the Notes on the Legal Final Payment Date (without giving effect to payments made with the proceeds of a drawing under the Policy);

(b) a default shall occur in the payment of any interest due in respect of the Notes; provided, however, if such default is due solely to administrative error and funds are otherwise available therefor in the Collection Account and without taking into account the availability of the Policy, then such default shall have occurred and continued for one
         (1) full Business Day;

(c)      the  Issuer  fails to  perform  or  comply  with  any of the  covenants
         contained  in  Sections  3.04,   3.05(a),   3.07,   3.08,  3.10,  3.11,
         3.14(u)(B), (H), (J), (N), (O), (R), 3.14(bb) or 3.14(v) hereof;

(d) the occurrence of a Servicer Termination Event under the American Servicing Agreement (other than a Servicer Termination Event that occurs solely with respect to the Debt Service Coverage Ratio);

(e) the occurrence of a Servicer Termination Event under the Canadian Servicing Agreement (other than a Servicer Termination Event that occurs solely with respect to the Debt Service Coverage Ratio); provided that a Servicer Termination Event under the Canadian Servicing Agreement shall only be an Event of Default if, at such time the Servicer Termination Event occurs and is continuing, Collections from Restaurants located in Canada exceed 10% of the Collections from all Restaurants located in the United States and Canada calculated as of the last preceding Accounting Date;

(f) the Issuer fails to perform or observe any of its other obligations under this Indenture not covered by clause (c) above and such failure continues for a period ending on the earlier to occur of 30 consecutive days after the Issuer shall have become aware of such failure or after the Issuer shall have received notice of such failure; provided, however, so long as the Issuer is diligently attempting to cure such failure, such cure period shall be extended by an additional period as may be required but in no event more than an additional 30 days;

(g) an effective resolution is passed by the Issuer for the winding up or liquidation of the Issuer, except a winding up for the purpose of a merger, reconstruction or amalgamation in accordance with Section 3.08, the terms of which winding up or liquidation have previously been approved in writing, by the Controlling Party;

(h) any petition is filed, or any case or proceeding is commenced, against the Issuer under the Bankruptcy Code or any other similar applicable federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, and such filing, case or proceeding has not been dismissed within 60 days after such filing or commencement;

(i)      the  institution  by the Issuer of  Proceedings  to be  adjudicated  as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency Proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization relief under the Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by the Issuer in furtherance of any such action;

(j) the Issuer shall be required to register as an "investment company" under the Investment Company Act;

(k) (i) (A) Arby's shall fail to perform or comply with any of its covenants contained in subsection (c)(iv) of Section 4.5 of the American Servicing Agreement; (B) either Holdings or FinCo shall fail to perform or comply with any of the limitations on its activities contained in subsections (A) (solely as such provision relates to Bank Accounts), (E), (K), (R) and (S) of Section 9(j)(iv) of its respective LLC Agreement; or (C) IP Holder shall fail to perform or comply with any of the operating standards contained in subsections (b), (h), (k), (o), (q) and (t) of Section 2.9 of the IP Holder Trust Agreement; or (ii) (A) either Holdings or FinCo shall fail to perform or comply with any of the limitations on its activities contained in Section 9(j)(iv) of its respective LLC Agreement not specified in (i)(B) above; or (B) IP Holder shall fail to perform or comply with any of the operating standards contained in Section 2.9 of the IP Holder Trust Agreement not specified in (i)(C) above and, in the case of the preceding clauses (ii)(A) and (ii)(B), such failure continues for a period ending on the earlier to occur of 30 consecutive days after Holdings, FinCo or IP Holder, as the case may be, shall have become aware of such failure or shall have received notice of such failure, provided, however, so long as Holdings, FinCo or IP Holder, as the case may be, is diligently attempting to cure such failure, such cure period shall be extended by an additional period as may be required but in no event more than an additional 30 days;

(l)      the Debt Service Coverage Ratio is less than or equal to 1.00;

(m) any representation or warranty made by the Issuer in any Transaction Document shall prove to be false or incorrect in any material respect as of the date made or deemed to be made or as of any other date specified in the applicable Transaction Document (a "Breach"), provided that if any such Breach is capable of being remedied within 30 days of the Issuer's knowledge of such Breach or receipt of notice thereof, then an Event of Default shall occur under this clause (l) as a result of such Breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that so long as the Issuer is diligently attempting to cure such failure, such cure period shall be extended by an additional period as may be required but in no event more than an additional 30 days; or

(n) the occurrence and continuation of an "Event of Default" under the Insurance Agreement.

SECTION 5.02 Insurer Defaults. "Insurer Default" means the occurrence and continuance of any of the following events:

(a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

(b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

                  The Insurer shall  promptly  notify the Indenture  Trustee and the Issuer in writing of any Insurer Default described in subsection (b) or (c) above, and the Indenture Trustee and the Issuer shall not be deemed to have knowledge of any such events until receipt of written notice of such event from the Insurer or any other Person or Responsible Officer of the Indenture Trustee or the Issuer, as the case may be, responsible for administering the transactions herein described has actual knowledge of such event.

SECTION 5.03      [Reserved].

SECTION 5.04      [Reserved].

SECTION 5.05 Acceleration of Maturity; Rescission and Annulment. (a) At any time after an Event of Default has occurred and is continuing, other than an Event of Default specified in clause (f), (g) or (h) of Section 5.01, the Indenture Trustee shall, at the direction of the Controlling Party and on behalf of the Holders of the Notes, declare on written notice to the Issuer, the Aggregate Outstanding Principal Amount of the Notes to be immediately due and payable, and upon any such declaration, such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall automatically become immediately due and payable in accordance with the Priority of Payments; provided that such acceleration shall not result in an acceleration of payments under the Policy. If an Event of Default specified in clause (f), (g) or (h) of
Section 5.01 shall have occurred and be continuing, all unpaid principal, together with all accrued and unpaid interest thereon, of all of the Notes, and other amounts payable hereunder, shall automatically become due and payable; provided that such acceleration shall not result in an acceleration of payments under the Policy.

(b) At any time after an Event of Default has occurred and the Notes have been accelerated pursuant to Section 5.05(a) above, the Indenture Trustee (or either of the Servicers on behalf of the Indenture Trustee) shall at the written direction of the Controlling Party invest or dispose of any or all of the Collateral.

                  The Indenture Trustee shall not be bound to institute any Proceedings or take any other action unless (i) with respect to an acceleration of the Notes pursuant to this Section 5.05(a), it shall have been so requested by the Controlling Party and (ii) it shall have been provided security or indemnity to its reasonable satisfaction.

(c) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article Five, the Controlling Party, by written notice to the Issuer and the Indenture Trustee (if it is not the Controlling Party), may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)      all overdue installments of interest and principal on the Notes,

(B) all unpaid taxes, SPV Operating Expenses and other sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and any due and unpaid Servicing Fees, and

(C)      all outstanding Reimbursements and the Premium owed to the Insurer; and

(ii) the Indenture Trustee has determined, after consultation with counsel of its own choosing (which may include obtaining such Opinions of Counsel as it deems necessary or advisable), that all Events of Default, other than the non-payment of the interest on or principal of Notes that have become due solely by such acceleration, have been cured and the Controlling Party, by written notice to the Indenture Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.08.

                  No such rescission and annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 5.06 Enforcement; Recourse Limited to Collateral. (a) At any time after an Event of Default has occurred and is continuing, the Indenture Trustee shall, pursuant to a Controlling Party Order, institute Proceedings to seek or enforce any remedy to protect and enforce any rights or powers of the Indenture Trustee hereunder or any of the rights or powers of the Insurer and Holders of all of the Notes. Upon the acceleration of the Notes under Section 5.05 hereof, the Indenture Trustee shall, if and as directed pursuant to a Controlling Party Order, (i) institute Proceedings to enforce the rights of the Indenture Trustee with respect to the Collateral, including, without limitation, to foreclose upon the Collateral or sell the Collateral under a decree of a court or courts of competent jurisdiction, and (ii) may at its discretion take any other action of a secured party as permitted by the laws of the State of New York. Except as provided in Section 3.05 or otherwise in this Indenture, the Indenture Trustee shall have no right of enforcement against the Collateral unless and until the Notes have been accelerated as provided in Section 5.05 hereof.

                  In addition, in the case of an Insurer Default, the Indenture Trustee shall institute such Proceedings or take such other action to enforce the obligations of the Insurer under the Policy as the Holders of a Majority of the Aggregate Outstanding Principal Amount of the Notes shall direct in writing. No Noteholder shall be entitled to institute Proceedings or take such other action directly against the Issuer, the Insurer or the Collateral with respect to the Notes, whether to enforce the Issuer's obligations hereunder or under such Notes, or against any Collateral securing the Notes, unless an Insurer Default has occurred and is continuing and unless the Indenture Trustee, having become bound so to act, fails to institute Proceedings against the Issuer or with respect to any such Collateral within a reasonable time and such failure is continuing.

(b) At any time after the Notes then Outstanding have become payable upon acceleration in accordance with Section 5.05 hereof, the Indenture Trustee may, or shall at the written direction of the Insurer (so long as it is the Controlling Party), from time to time sell, in any manner permitted by law, without recourse, at public or private sale, for Cash or Notes in lieu of Cash as provided in Section 5.06(c)(iv) and for such price or prices and on such terms (as to any or all of which manner, prices and terms the Indenture Trustee may rely conclusively on the opinion of a financial adviser selected by it as provided in Section 6.03), with respect to an acceleration pursuant to Section 5.05(a), as the Indenture Trustee shall be directed in writing by the Controlling Party, all or any part of the Collateral. Notwithstanding the foregoing, if such prices or terms are such that a sale of the Collateral at such prices or terms would result in sales proceeds that are insufficient to satisfy the obligations of the Issuer under this Indenture, the Indenture Trustee shall not proceed with a sale of any portion of the Collateral without the consent of the Insurer (so long as it is the Controlling Party), and, if the Insurer is no longer the Controlling Party, Holders of a Majority of the Aggregate Outstanding Principal Amount of the Notes.

(c) Upon any sale of all of the Collateral securing the Notes as provided in this Indenture made either under the power of sale given under this Indenture or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, the following shall be applicable:

(i) The Indenture Trustee is hereby irrevocably appointed the true and lawful attorney of the Issuer to the extent permitted by law, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus sold; and for that purpose may make instruments and instructions and may substitute one or more Persons with like power; and the Issuer hereby ratifies and confirms all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof.

(ii) If so requested by the Indenture Trustee or by any purchaser, the Issuer shall ratify and confirm any such sale, or transfer by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

(iii) To the extent permitted by applicable law, any Noteholder, the Indenture Trustee or the Insurer may bid for and purchase any of the Collateral, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Collateral in his or its own absolute right without further accountability.

(iv) Any purchaser at any such sale may, in paying the purchase price for Collateral securing the Notes, deliver any Notes in lieu of Cash and apply to the purchase price the amount that upon distribution of the net proceeds of such sale, after application to the costs of the action and any other sums that the Indenture Trustee is authorized to deduct under this Indenture, would have been payable on such Notes so delivered in respect of principal and interest.

(v) The receipt of the purchase price by the Indenture Trustee or of the officer making such sale under judicial proceeding shall be sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representatives or assigns shall not be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof.

(vi) Any such sale, to the maximum extent permitted by law, shall operate to divest the Issuer of all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, in and to the Collateral so sold and shall be a perpetual bar both at law and at equity or otherwise against the Issuer, and its successors and assigns, and any and all Persons claiming or who may claim the Collateral sold or any part thereof from, through or under the Issuer, or its successors and assigns.

(vii) Any moneys collected by the Indenture Trustee upon any sale made either under the power of sale given by this Indenture or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture shall be applied as provided in Section
         5.07 hereof.

(d) In accordance with the terms of this Indenture, at any time the Indenture Trustee is directed to institute Proceedings to enforce the Notes or this Indenture with respect to such Notes, the following shall be applicable:

(i) The Indenture Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered to institute any suits, actions or other Proceedings at law, in equity or otherwise, to recover judgment against the Issuer on such Notes for the whole amount due and unpaid, and against the Insurer for any amounts owing under the Policy and may prosecute any such claims or Proceedings to judgment or final decree against the Issuer or the Insurer and collect the monies adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any Proceedings for the enforcement of the Lien of this Indenture, or of any of the Indenture Trustee's rights or the rights of the Insurer or the Holders of the Notes under this Indenture or the Indenture Trustee's rights under the Policy, and such power of the Indenture Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or for the foreclosure of the Lien hereof.

(ii) Subject to Section 5.06(e) hereof, in case of a sale of Collateral and of the application of the proceeds of such sale to the payment of the principal of and interest on such Notes and other amounts owing hereunder in accordance with the Priority of Payments, the Indenture Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid to the Secured Parties, for the benefit of the Secured Parties, with, as applicable, interest at the rate borne by such Notes or such other rate as applicable thereto under the Transaction Documents.

(iii) Except as required by applicable law or the terms of such judgment or final decree, no recovery of any judgment or final decree by the Indenture Trustee and no levy of any execution under any such judgment upon any of the Collateral shall in any manner or to any extent affect the Lien of this Indenture upon any of such Collateral, or any rights, powers or remedies of the Indenture Trustee, but all such Liens, rights, powers and remedies shall continue unimpaired as before.

(iv) The Indenture Trustee in its own name, or as Indenture Trustee of an express trust, or as attorney-in-fact for Holders of Notes or the Insurer, as the case may be, or in any one or more of such capacities (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Insurer and the Holders of Notes, as applicable (whether such claims be based upon the provisions of such Notes, the Policy or of this Indenture), allowed in any receivership, insolvency, bankruptcy, moratorium, liquidation, readjustment, reorganization or any other judicial or other Proceedings relative to the Issuer or the Insurer, the creditors of the Issuer, the Insurer or the Collateral, and any receiver, assignee, Indenture Trustee, liquidator, sequestrator
         (or other similar official) in any such judicial or other Proceeding is hereby authorized to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholders or the Insurer, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel. The Indenture Trustee is hereby irrevocably appointed (and the successive respective Holders of the Notes and the Insurer by taking and holding the same, shall be conclusively deemed to have so appointed the Indenture Trustee) the true and lawful attorney-in-fact of the respective Noteholders and the Insurer with authority to (x) make and file in the respective names of the Noteholders and the Insurer (subject to deduction from any such claims of the amounts of any claims filed by any of the Noteholders and the Insurer themselves to the extent permitted hereby) any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such Proceeding and to receive payment of amounts distributable on account thereof, (y) execute any such other papers and documents and do and perform any and all such acts and things for and on behalf of such Noteholders and the Insurer as may be necessary or advisable in order to have the respective claims of the Indenture Trustee and of the Noteholders and the Insurer against the Issuer or the Collateral, and (z) receive payment of or on account of such claims and debt; provided that nothing contained in this Indenture shall be deemed to give to the Indenture Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such Proceeding to waive or change in any way any right of any Noteholder or the Insurer. Any monies collected by the Indenture Trustee under this subsection (d) shall be applied as provided in Section 5.07.

(v) All rights of action and of asserting claims under this Indenture, the Policy, or under any of the Notes enforceable by the Indenture Trustee may be enforced by the Indenture Trustee to the extent permitted by law without possession of any of such Notes or the production thereof at the trial or other Proceedings relative thereto.

(vi) In case the Indenture Trustee shall have proceeded to enforce any right under this Indenture by suit, foreclosure or otherwise and such Proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then in every such case the Issuer, the Insurer and the Indenture Trustee shall, to the extent permitted by law, be restored without further act to their respective former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee shall continue as though no such Proceedings had been taken, except to the extent determined in litigation adversely to the Indenture Trustee.

(e) Notwithstanding any other provision of this Indenture, the Notes, the Insurance Agreement, the Servicing Agreements or any other Transaction Document or otherwise, the liability of the Issuer to the Noteholders, the Insurer, the Servicers, the Initial Purchasers, and the Indenture Trustee under or in relation to the Notes, this Indenture, the Insurance Agreement, the Servicing Agreements or any other Transaction Document or otherwise, is limited in recourse to the Collateral. The Collateral having been applied in accordance with the terms hereof, none of the Indenture Trustee, the Noteholders, the Insurer, the Initial Purchasers and the Servicers shall be entitled to take any further steps against the Issuer to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this paragraph (e), all claims in respect of which shall be extinguished. In particular, the Indenture Trustee agrees, and each Noteholder by its acceptance of a Note and each other Secured Party and the Servicers by their acceptance of the benefits of this Indenture will be deemed to have agreed, not to take any action or institute any proceeding against the Issuer under any Insolvency Law applicable to the Issuer; provided that each of the Indenture Trustee and the Noteholders, any other Secured Party and the Servicers may become parties to and participate in any Proceeding or action under any Insolvency Law applicable to the Issuer that is initiated by any Person that is not an Affiliate of it.

SECTION 5.07 Application of Monies Collected by Indenture Trustee. Any monies withdrawn, collected or to be applied by the Indenture Trustee with respect to the Notes pursuant to this Article Five shall be deposited in the Collection Account (other than proceeds of the Policy which shall be deposited into the Policy Account) and, together with any other monies that may then be held by the Indenture Trustee under any of the provisions of this Indenture as part of the Collateral with respect to the Notes, shall be applied in accordance with the priorities set forth in Section 10.03.

SECTION 5.08 Waiver of Appraisement, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, the Issuer for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of this Indenture, (ii) the sale of any of the Collateral, or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b)  waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Indenture; and

(d) consents and agrees that, subject to the terms of this Indenture, all the Collateral may at any such sale be sold by the Indenture Trustee as an entirety.

SECTION 5.09 Remedies Cumulative; Delay or Omission Not a Waiver. To the extent permitted by law, every remedy given hereunder to the Indenture Trustee, the Insurer or to any of the Noteholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every statute, law, equity or otherwise. Subject to the terms of this Indenture specifically including the rights of the Insurer as Controlling Party (so long as it is the Controlling Party) to direct actions of the Indenture Trustee in accordance with the terms of this Indenture, the Indenture Trustee may exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law, equity or otherwise, in its absolute discretion. No course of dealing between the Issuer, the Insurer and the Indenture Trustee or the Noteholders or any delay or omission of the Indenture Trustee, the Insurer or of the Noteholders to exercise any right, remedy or power accruing upon any Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Event of Default or of any right of the Indenture Trustee, the Insurer or of the Noteholders or acquiescence therein, and every right, remedy and power given by this Article Five to the Indenture Trustee, the Insurer or to the Noteholders may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Indenture Trustee, the Insurer or by the Noteholders.

SECTION 5.10 Control by the Insurer. Notwithstanding any other provision of this Indenture (but subject, for the avoidance of any doubt, to the provisions of Sections 5.06(e) and 12.03 hereof), the Controlling Party (so long as it is the Insurer) shall have the right to cause the institution of, and direct the time, method and place of, conducting any Proceeding for any remedy available to the Indenture Trustee and to direct the exercise of any trust, right, remedy or power conferred on the Indenture Trustee, provided that:

(a) such direction shall be in writing and shall not conflict with any rule of law or with this Indenture;

(b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction or this Indenture; provided, however, that, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability (unless the Indenture Trustee has received satisfactory indemnity against such liability as set forth below); and

(c) the Indenture Trustee shall have been provided with indemnity satisfactory to it.

                                  ARTICLE SIX

                              THE INDENTURE TRUSTEE

SECTION 6.01 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Indenture Trustee, the Indenture Trustee undertakes to perform such duties and obligations and only such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

(b) In case an Event of Default actually known to the Indenture Trustee has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that, subject to Section 6.01(b):

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.01;

(ii) the Indenture Trustee may consult with counsel of its own choosing and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(iii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not verify the accuracy of the contents thereof) and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Indenture Trustee within 30 days after such notice from the Indenture Trustee, the Indenture Trustee shall so notify the Insurer and the Noteholders;

(iv) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proven that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(v) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith with respect to the method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or with respect to exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

(vi) no provision of this Indenture shall be construed as requiring the Indenture Trustee to expend or risk its own funds or otherwise incur any liability, loss or risk in the performance of any of its duties hereunder, financial or otherwise, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(vii) the Indenture Trustee shall not be liable or responsible for any loss resulting from any investment of monies held by it under this Indenture invested in accordance with the terms hereof or resulting from the redemption or sale of any investment as herein authorized; and

(viii) for all purposes of this Indenture, the Indenture Trustee shall not be deemed to have knowledge of an Event of Default, nor shall it be obligated to exercise any remedies with respect thereto, unless (A) a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or (B) written notice of such Event of Default shall have been received by a Responsible Officer of the Indenture Trustee from the Issuer, the Insurer or from the Holders of greater than 50% in Aggregate Outstanding Principal Amount of the Notes then Outstanding, provided that, with respect to an Event of Default under Section 5.01(a) or Section 5.01(b) hereof, such written notice may be received from any individual Holder of a Note.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Article Six.

(e) Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Issuer Order or Controlling Party Order as the case may be, delivered to the Trustee and such Issuer Order or Controlling Party Order, as the case may be, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

(f) The Indenture Trustee shall require that any agent appointed hereunder agree to be bound by the terms of this Indenture with respect to any actions to be taken outside of the United States.

SECTION 6.02 Notice of Default. Promptly (and in no event later than two Business Days) after the Indenture Trustee becomes actually aware of the occurrence of any Default or Event of Default, the Indenture Trustee shall notify the Insurer, the Issuer, the Rating Agencies and all Noteholders in accordance with Section 12.04 hereof of the occurrence of such Event of Default, unless such Default or Event of Default shall have been cured or waived in accordance with the terms hereof. If any securities exchange with respect to which any of the Notes may be listed so requires, the Indenture Trustee shall publish such notice in accordance with such requirements from funds available for such purpose in accordance with Section 10.03.

SECTION 6.03 Certain Rights of Indenture Trustee. Subject to Section 6.01 hereof:

(a) the Indenture Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document (including facsimile transmission) believed by it to be genuine and to have been signed or presented by the proper party or parties and the Indenture Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b) any request of the Issuer shall be sufficiently evidenced by an Issuer Request or Issuer Order;

(c) whenever in the administration of this Indenture the Indenture Trustee shall
(i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officers' Certificate or Opinion of Counsel or (ii) be required to determine the value of any collateral or funds hereunder or the cash flows projected to be received therefrom, the Indenture Trustee may, in the absence of bad faith or its part, rely conclusively on reports of nationally recognized accounting firms or other persons qualified to provide the information required to make such determination, including nationally or internationally recognized dealers, of the type of collateral being valued and securities quotation services;

(d) as a condition to the taking or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel, financial advisors or accountants of its own choosing and the advice of such counsel (including any opinion provided by such counsel), financial advisors or accountants shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Noteholders, the Controlling Party or either of the Servicers pursuant to this Indenture unless such request or direction is in writing and such parties shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against all costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction; provided, however, that the Indenture Trustee shall have no liability for failing to take any action or to exercise any of the rights or powers under this Indenture (other than any action or exercise in the ordinary course of performing its services under this Indenture) if any such required indemnity or security is not provided with respect to such action or exercise;

(f) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper documents, but the Indenture Trustee, upon written direction of the Insurer or Noteholders of more than 50% of the Aggregate Outstanding Principal Amount of the Notes, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed;

(g) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that so long as the Indenture Trustee shall have received the consent of the Controlling Party prior to such appointment the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed, or attorney appointed, with due care by it hereunder. The Insurer hereby consents to the appointment by the Issuer of the Indenture Trustee, as paying agent;

(h) to the extent permitted by applicable law, the Indenture Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise; and

(i) the Indenture Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer assigned to and working in the Indenture Trustee's corporate trust department has actual knowledge thereof or unless written or facsimile notice thereof is received by the Indenture Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture. Whenever reference is made in this Indenture to an Event of Default such reference shall, insofar as determining any liability on the part of the Indenture Trustee is concerned, be construed to refer only to an Event of Default of which the Indenture Trustee is deemed to have knowledge in accordance with this paragraph.

SECTION 6.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained in this Indenture and in the Notes (except for the Indenture Trustee's certificate of authentication) shall be taken as statements of the Issuer, and the Indenture Trustee assumes no responsibility of the correctness of the same. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes or any offering memorandum related thereto or the Trust Estate, or any money paid to the Issuer or upon the Issuer's direction under any provision hereof or the application by the Issuer of the Notes or the proceeds thereof. The Indenture Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

SECTION 6.05 May Hold Notes. The Indenture Trustee may, subject to restrictions otherwise applicable to the Notes, become the owner or pledgee of Notes and, may otherwise deal with the Issuer or any Affiliate thereof, with the same rights it would have if it were not Indenture Trustee.

SECTION 6.06 Money Held in Trust. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Indenture Trustee in its commercial capacity and income or other gain actually received by the Indenture Trustee on Eligible Investments. The Indenture Trustee shall not be held responsible for nor be required to reimburse any Person for any loss of principal or interest on any amounts invested in Eligible Investments in accordance with the terms hereof.

SECTION 6.07 Compensation and Reimbursement. (a) The Issuer shall pay to the Indenture Trustee from time to time compensation for all of its services rendered in accordance with the terms and conditions hereof as has been separately agreed to by the Issuer and the Indenture Trustee. The Indenture Trustee's compensation hereunder shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it hereunder. Such expenses shall include the compensation, disbursements and expenses of the Indenture Trustee's agents and counsel.

(b) When the Indenture Trustee incurs expenses or renders services after an Event of Default occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency Law to the extent permissible thereunder.

(c) The Issuer shall indemnify, protect and hold harmless the Indenture Trustee (in its individual capacity and as Indenture Trustee), its directors, officers, employees and agents (collectively, the "Indemnitees") from and against any and all actions, claims, damages, liabilities, judgments, losses, costs, charges and expenses (including, without limitation, legal fees and expenses) relating to or arising out of or in connection with actions or omissions from actions in any capacity hereunder, except actions, claims, damages, liabilities, judgments, losses, costs, charges and expenses caused by the negligence or willful misconduct of the Indenture Trustee, its directors, officers, employees or agents. The Indemnitees shall incur no liability and shall be indemnified and held harmless by the Issuer for (i) any error resulting from use of or reliance on a source or publication required to be used under the terms of the Notes or this Indenture, (ii) any error of judgment made without negligence, bad faith or willful misconduct by a Responsible Officer or officers or employees of the Indenture Trustee, (iii) any loss resulting from an investment of funds made by the Indenture Trustee in Eligible Investments in accordance with this Indenture, including any loss of principal, or (iv) any tax liability in relation to Eligible Investments or any interest thereon or any income on any of the Trust Estate including the costs and expenses of defending itself against any claim of liability in the premises. The Indemnitees shall incur no liability and shall be indemnified, protected and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in accordance with this Indenture without negligence, bad faith or willful misconduct by the Indenture Trustee in reliance upon (i) a written Opinion of Counsel, (ii) a written instruction or Officers' Certificate from the Issuer, (iii) written instruction or Controlling Party Order from the Controlling Party, (iv) written instruction of the American Servicer or (v) written instructions of the Noteholders of more than 50% of the Aggregate Outstanding Principal Amount of the Notes.

(d) The obligations of the Issuer under this Section 6.07 to compensate the Indenture Trustee and to pay, indemnify or reimburse the Indenture Trustee and any predecessor Indenture Trustee for actions, claims, damages, liabilities, judgments, losses, costs and charges and expenses, shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Indenture Trustee, as provided hereunder but are limited in recourse to the Collateral. Amounts payable and reimbursable to the Indenture Trustee pursuant to this Section 6.07 shall constitute Trustee Fees and shall be paid or reimbursed to the Indenture Trustee solely from the amounts on deposit in the Collection Account in accordance with the Priority of Payments.

(e)  Compensation  payable to a  successor  Indenture  Trustee  appointed  under
Section 6.08 of this Indenture shall be subject to the Priority of Payments to the same extent and with the same priority as the Indenture Trustee Fees.

SECTION 6.08 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Indenture Trustee under
Section 6.09 hereof.

(b) The Indenture Trustee may resign at any time by (i) giving written notice thereof to the Noteholders, the Issuer and the Insurer in accordance with
Section 12.04 hereof and (ii) obtaining the written consent of the Insurer (unless the Insurer is no longer the Controlling Party), which consent shall not be withheld if the Indenture Trustee has identified a successor Indenture Trustee meeting the requirements of this Section 6.08 which is reasonably acceptable to the Insurer and who is willing to accept the appointment described below for a market rate fee. No resignation of the Indenture Trustee shall be effected until a successor is appointed in accordance with this Section 6.08.

(c) Upon receiving such notice of resignation, the Issuer shall promptly, with the prior written consent of the Insurer (so long as the Insurer is the Controlling Party and is continuing), appoint a successor Indenture Trustee by written instrument, in duplicate, executed by Authorized Officers of the Issuer on behalf of the Issuer, one original copy of which shall be delivered to the Indenture Trustee so resigning, one original copy to the successor Indenture Trustee and one original copy to the Insurer, together with notice to each Noteholder in accordance with Section 12.04 hereof (at the expense of the Issuer).

(d) The Indenture Trustee may be removed at any time upon prior written notice by the Issuer or by Noteholders holding more than 50% of the Aggregate Outstanding Principal Amount of the Notes (in each case, with the Insurer's prior written consent if it is the Controlling Party), delivered to the Indenture Trustee and the Issuer.

(e)      If at any time:

(i) the Indenture Trustee shall fail to resign after written request therefor by the Issuer, the Insurer or by Noteholders holding more than 50% of the Aggregate Outstanding Principal Amount of the Notes (with the Insurer's prior written consent); or

(ii) the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (x) the Issuer, by Issuer Order, (y) the Holders of more than 50% of the Aggregate Outstanding Principal Amount of the Notes may with the consent of the Insurer (so long as it is the Controlling Party) or (z) the Insurer if it is the Controlling Party may, at its sole discretion, remove the Indenture Trustee. In the event that the Issuer shall remove the Indenture Trustee in accordance with this Section 6.08(e), the Issuer shall, promptly, and in any event within three days thereof, notify each Noteholder of such removal in accordance with Section 12.04.

(f) If the Indenture Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Issuer, upon written direction from the Insurer or the Holders of more than 50% of the Aggregate Outstanding Principal Amount of the Notes (with the Insurer's prior written consent if it is the Controlling Party), shall promptly appoint a successor Indenture Trustee. If no successor Indenture Trustee shall have been appointed pursuant to Section 6.08(c) hereof and shall have accepted appointment in the manner hereinafter provided within 90 days, the Indenture Trustee, the Insurer or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(g) The Indenture Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $150,000,000 and subject to supervision or examination by federal or state authority and be acceptable to the Insurer (so long as it is the Controlling Party) and have an actual or implied short-term debt of at least "P-1" by Moody's and "A-1" by Standard & Poor's and an actual or implied long-term debt rating of at least "Baa1" by Moody's and "BBB+" by Standard & Poor's. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 6.08(g), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08(g), the Indenture Trustee shall resign immediately in the manner and with the effect specified in Sections 6.08(b)(i) and 6.08(b)(ii) hereof.

(h) The successor Indenture Trustee shall give prompt notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by notifying the Insurer and the Noteholders in accordance with Section 12.04 hereof. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

(i) As long as no Insurer Default shall have occurred and be continuing, the Insurer may at any time require the Issuer to remove the Indenture Trustee if,
(i) the Insurer determines that reasonable cause exists for such removal or (ii) in the opinion of independent counsel of recognized standing (A) any payment of interest or principal or premium in respect of any of the Collateral would be subject to withholding or deduction for or on account of taxes, (B) the Indenture Trustee would not be entitled to receive a gross-up in respect of such payment, and (C) such withholding or deduction could be avoided by appointing a successor Indenture Trustee; provided that in the case of subsection (ii) the Issuer shall not be required to remove the Indenture Trustee if the Issuer or the Indenture Trustee takes other action to avoid such withholding or deduction which is reasonably satisfactory to the Insurer (including the appointment of a co-Indenture Trustee). The Insurer may exercise its rights hereunder by giving written notice of such exercise to the Indenture Trustee and the Issuer, in which case the Issuer shall promptly remove the Indenture Trustee and appoint a successor thereto with the consent of the Insurer by written instrument, in duplicate, executed upon an Issuer Order, one copy of which instrument shall be delivered to the Indenture Trustee and one copy to the successor Indenture Trustee.

SECTION 6.09 Acceptance of Appointment by Successor. (a) Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Insurer and the retiring Indenture Trustee an instrument in form and substance reasonably satisfactory to the Insurer accepting such appointment, and thereupon, upon receipt by such retiring or removed Indenture Trustee, of all sums due under Section 6.07 or 7.02 hereof, as applicable, the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Indenture Trustee; but, on written request of the Issuer, the Insurer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument in form and substance reasonably satisfactory to such successor Indenture Trustee and the Insurer transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon written request of any such successor Indenture Trustee, the Issuer and the Insurer shall execute any and all instruments reasonably necessary to more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

(b) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 6.09, the successor Indenture Trustee shall notify the Noteholders in accordance with Section 12.04 hereof.

SECTION 6.10 Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that written notice of such merger, conversion or consolidation shall be provided to the Issuer, the Insurer and the Rating Agencies and provided, further, that the resulting or successor corporation is eligible under Section 6.08(g). In case any Notes subsequent thereto have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

SECTION 6.11 Limitation of Liability.. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust Property (as defined in the Trust Agreement) and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents to which the Issuer is a party.

                                 ARTICLE SEVEN

                                   [RESERVED]

                                 ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

SECTION 8.01 Supplemental Indentures Without Consent of Noteholders. (a) The Issuer, the Insurer and the Indenture Trustee, without the consent of the Noteholders, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee:

(i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture (including, without limitation, in order to obtain a security interest thereto in a manner consistent with Section 7.02), or to subject to the Lien of this Indenture additional property;

(ii) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;

(iii) to add to the covenants of the Issuer, in each case only to the extent not adverse to the interests of any Noteholder or the Insurer, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee for the benefit of Secured Parties or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of Notes;

(v) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee and to add to or change any of the provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Sections 6.08 and 6.09 hereof;

(vi) to take any action necessary or advisable to prevent the Issuer or the Indenture Trustee from becoming subject to any withholding or other taxes, fees or assessments;

(vii) to cure any ambiguity or to correct or supplement any provisions herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture;

(viii) to facilitate the transfer of Notes in accordance with applicable law (as evidenced by an Opinion of Counsel), which may include providing for the maintenance of a book-entry trading system;

(ix) to take any action necessary and appropriate to facilitate the originations of new Franchise Agreements, the servicing of Franchise Assets and the preservation and maintenance of the Arby's IP and the Franchise Assets; and

(x) with the prior consent of the Controlling Party, take any action necessary or advisable to effectuate any lockbox arrangements entered into by the Issuer.

(b) The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture that materially adversely affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise except to the extent required by law.

(c) Copies of any  Supplemental  Indenture  entered into in accordance with this
Section 8.01 shall be available upon request by any Noteholder duly given to the Indenture Trustee.

SECTION 8.02 Consents to Supplemental Indentures. (a) With the written consent of the Controlling Party, the Issuer and at the written direction of the Issuer, the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that any such supplemental indenture for which approval of Noteholders has not been obtained as provided in this Section 8.02(a) may be entered into only upon satisfaction of the Insurer Condition and written confirmation by each Rating Agency that such action would not have an adverse effect upon the ratings of the Notes; and provided, further, that no supplemental indenture shall be entered into without the written consent of the Insurer and all the Holders of Outstanding Notes affected thereby (in which event such confirmation from the Rating Agencies and satisfaction of the Insurer Condition shall not be required) that would do any of the following:

(i) change the Legal Final Payment Date, or the due date of any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the Note Rate thereon, change the provisions of
         Section 10.03 of this Indenture or change any place where, or the coin or currency in which, any Note or the interest thereon is payable, or the date or manner of payment, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Payment Date thereof (or, in the case of the termination of the obligations of the Issuer hereunder, on or after the applicable Trust Termination Date);

(ii) reduce the percentage in Aggregate Outstanding Principal Amount of the Notes, the consent of the Noteholders of which is required for the execution of any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with any provisions of this Indenture or any Defaults hereunder and their consequences provided for in this Indenture;

(iii) impair or adversely affect the Trust Estate except as otherwise permitted herein;

(iv) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or terminate the Lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the Lien of this Indenture except as otherwise permitted herein;

(v) reduce the percentage of the Aggregate Outstanding Principal Amount of the Notes, the consent of the Noteholders of which is required to request that the Indenture Trustee preserve the Trust Estate or to rescind the Indenture Trustee's election to preserve the Trust Estate pursuant to Section 5.06 hereof or to sell or liquidate the Trust Estate pursuant to Section 5.06 hereof;

(vi) modify any of the provisions of this Section 8.02, except to increase the percentage of the Aggregate Outstanding Principal Amount of the Notes the consent of the Holders of which is required for any supplemental indenture or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(vii)    modify the definition of the term "Outstanding";

(viii) release the Insurer from all or any part of its obligation to make each and every payment under the Policy; or

(ix) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of Interest Distribution or Principal Distribution on any Payment Date (including the calculation of any of the individual components of such calculation) or to reduce the amount payable upon the redemption of such Notes or change the time at which any Note may be redeemed.

(b) With respect to any supplemental indenture entered into in accordance with this Section 8.02, it shall not be necessary for Noteholders to approve the particular form of any proposed supplemental indenture, only the substance thereof.

SECTION 8.03 Execution of Supplemental Indentures. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article Eight or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Sections 6.01 and 6.03 hereof) shall be fully protected in relying conclusively upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (subject to customary exceptions). The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that materially adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Outstanding Note theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.05 Reference in Notes to Supplemental Indenture. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eight may, and if required by the Indenture Trustee shall, bear a notation in form satisfactory to the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Indenture Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                  ARTICLE NINE

                               REDEMPTION OF NOTES

SECTION 9.01 Optional Redemption, Election to Redeem. (a) Optional Redemption by Issuer. The Notes shall be subject to redemption, in whole or in part, at the option of the Issuer on any Payment Date at the Optional Redemption Price.

(b) Installments of interest and principal due on or prior to an Optional Redemption Date shall continue to be payable to the Holders of such Notes according to their terms. The election of the Issuer to redeem any Notes pursuant to this Section 9.01 shall be evidenced by an Issuer Order from the American Servicer directing the Indenture Trustee to make payment of the Optional Redemption Price of the Aggregate Outstanding Principal Amount of the Notes to be redeemed from funds in the Collection Account as described below. The Notes shall be redeemed on a pro rata basis, based on the Aggregate Outstanding Principal Amount of the Notes held by each Noteholder. The Issuer shall deposit, or cause to be deposited, the funds required for an optional redemption in whole or in part, as applicable, in the Collection Account on or before the Business Day prior to the Optional Redemption Date. The Issuer shall set the Optional Redemption Date and give notice thereof to the Indenture Trustee, and the Insurer pursuant to Section 9.02 hereof.

SECTION 9.02 Notice to Indenture Trustee, and Insurer of Optional Redemption. In the event of any optional redemption pursuant to Section 9.01, the Issuer shall, at least 30 days prior to the proposed Optional Redemption Date but no more than 60 days prior to such date (unless the Indenture Trustee shall agree to a shorter notice period), notify the Indenture Trustee, the Insurer and the Servicers in writing of such Optional Redemption Date, the Aggregate Outstanding Principal Amount to be redeemed on such Optional Redemption Date and the Optional Redemption Price of such Aggregate Outstanding Principal Amount and as further specified in Section 9.03 hereof and in accordance with Section 12.03 hereof.

SECTION 9.03 Notice of Optional Redemption or Maturity by the Issuer. (a) Upon receipt of notice pursuant to Section 9.02, notice of such redemption of the Notes shall be given by the Indenture Trustee to the Rating Agencies and the Noteholders not less than 20 days prior to the scheduled Optional Redemption Date.

(b)      All notices of optional redemption shall state:

(1) the CUSIP number, Common Code or ISIN, as applicable, of the Notes to be redeemed and that the Notes shall be redeemed on a pro rata basis, based on the Aggregate Outstanding Principal Amount;

(2)      the Optional Redemption Date;

(3)      the Optional Redemption Price;

(4) in the case of an optional redemption in whole, that all the Notes are being paid in full and that interest on such Notes shall cease to accrue on the date specified in the notice, or, in the case of a redemption in part, the amount of principal of each Note that will be repaid and that interest on such amount of principal shall cease to accrue on the date specified in the notice;

(5) in the case of an optional redemption in whole, the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Optional Redemption Price which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02; and

(6) that the redemption is subject to the satisfaction of certain conditions set forth in this Indenture.

(c) The Issuer shall have the option to withdraw the notice of optional redemption up to the fifth Business Day prior to the scheduled Optional
Redemption Date by written notice to the Indenture Trustee, , the Insurer and the Servicers.

(d)      [Reserved.]

(e) Notice of redemption shall be given by the Issuer or, at the Issuer's request, by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

SECTION 9.04 Notes Payable on Optional Redemption Date. (a) Notice of redemption having been given as aforesaid, the Notes to be redeemed pursuant to an optional redemption shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price therein specified, and from and after the Optional Redemption Date (unless the Issuer shall Default in the payment of the Optional Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon final payment on a Note to be redeemed in full, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Optional Redemption Date; provided, however, that if there is delivered to the Issuer, the Insurer, and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Insurer or the Indenture Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Notes so to be redeemed shall be payable to the Holders of such Notes, or one or more predecessor Notes, according to the terms and provisions of Section 2.07 hereof.

                  (b) If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Optional Redemption Date at the Note Rate for each successive Accrual Period the Note remains Outstanding.

                  (c) Upon the partial redemption of any Notes and the surrender thereof, the Issuer shall to the extent necessary issue, and the Authenticating Agent shall authenticate, new Notes equal to the Aggregate Outstanding Principal Amount of the Notes not so redeemed.

SECTION 9.05 Mandatory Redemption. (a) The Notes are subject to mandatory redemption, in whole or in part, at the Mandatory Redemption Price upon the occurrence of any of the following events in the manner set forth below:

(i) If the Debt Service Coverage Ratio, on any Accounting Date is less than or equal to 1.20 but greater than 1.10, then, on each Payment Date following such Accounting Date, all funds remaining after the application of Available Funds in accordance with Section 10.03(i) through Section 10.03(vi) hereof, shall be applied to redeem Notes on a pro rata basis, based on the Aggregate Outstanding Principal Amount of the Notes held by each Noteholder. Such redemption of Notes on each such Payment Date shall continue until the Debt Service Coverage Ratio exceeds 1.20 and remains greater than 1.20 for six consecutive Collection Periods.

(ii) If the Debt Service Coverage Ratio, on any Accounting Date, is less than or equal to 1.10, then on each Payment Date following such Accounting Date, (i) the sum of (A) all funds available after the application of Available Funds in accordance with Section 10.03(i) through Section 10.03(v) hereof, (B) all funds in the Debt Service Reserve Account, and (C) all funds in the Seasonality Coverage Account, shall be applied to redeem Notes on a pro rata basis, based on the Aggregate Outstanding Principal Amount of the Notes held by each Noteholder, until the Legal Final Payment Date of the Notes and (ii) such occurrence shall constitute a Servicer Termination Event.

(iii) If an Indemnification Mandatory Redemption Event occurs, on the related Payment Date, all Indemnification Amounts on deposit in the Indemnification Account shall be released as Available Funds and shall be applied to redeem Notes on a pro rata basis, based on the Aggregate Outstanding Principal Amount of the Notes held by each Noteholder.

                  The Indenture Trustee shall give notice to the Noteholders of the occurrence of any of the foregoing events as indicated in a monthly report delivered to the Indenture Trustee by the Issuer.

(b) Upon the occurrence of an event leading to a mandatory redemption as described in Sections 9.05(a)(i), 9.05(a)(ii) and 9.05(a)(iii) above, the Aggregate Outstanding Principal Amount to be redeemed shall, on the Mandatory Redemption Date, become due and payable at the Mandatory Redemption Price and from and after such Mandatory Redemption Date (unless the Issuer shall Default in the payment of the Mandatory Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon final payment on a Note to be redeemed in full, the Holder shall present and surrender such Note at the office or agency of the Issuer to be maintained as provided in Section 3.02 hereof on or promptly following such Mandatory Redemption Date; provided, however, that if there is delivered to the Issuer, the Insurer, and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Insurer or the Indenture Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Notes so to be redeemed shall be payable to the Holders of such Notes, or one or more predecessor Notes, according to the terms and provisions of Section 2.07 hereof. If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Mandatory Redemption Date at the Note Rate for each successive Accrual Period the Note remains Outstanding. Upon the partial redemption of any Notes and the surrender thereof, the Issuer shall to the extent necessary issue, and the Authenticating Agent shall authenticate, new Notes equal to the Aggregate Outstanding Principal Amount of the Notes not so redeemed.

                                  ARTICLE TEN

                 COLLECTION OF FUNDS AND MAINTENANCE OF ACCOUNTS

SECTION 10.01 Segregation of Money. The Indenture Trustee shall segregate and hold all money and property received by it in trust for the Noteholders and shall apply it as provided in this Indenture.

SECTION 10.02 Collection Account; Canadian Sub-Account. (a) The Indenture Trustee shall, prior to the Closing Date, establish a segregated trust account at the corporate trust department of The Bank of New York in New York which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Collection Account.

(i) Funds shall be deposited into the Collection Account immediately upon the receipt thereof.

(ii) All monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Indenture Trustee as part of the Trust Estate and shall be applied for the purposes herein provided.

                  The Issuer shall, prior to the Closing Date, establish a sub-account of the Collection Account which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties at the corporate trust department of the Royal Bank of Canada. The Canadian Servicer shall deposit any Franchisee Payments (denominated in Canadian dollars) it receives pursuant to any Canadian Franchise Agreements into such sub-account. On each Payment Date, in accordance with the monthly report delivered to the Indenture Trustee by the Issuer on the related Accounting Date, the Indenture Trustee shall transfer to the Collection Account all funds then in such sub-account net of the sum of (i) the Servicing Fee payable to the Canadian Servicer, (ii) amounts constituting Excluded Fees and (iii) fees payable in connection with the conversion of funds denominated in Canadian dollars to funds denominated in U.S. dollars.

(b) All payments to be made from time to time by the Indenture Trustee to the Holders of Notes out of funds in the Collection Account pursuant to this Indenture shall be made by the Indenture Trustee according to the written direction of the American Servicer. Upon the request of the American Servicer in accordance with Section 2.2(b) of the American Servicing Agreement, the Indenture Trustee shall be authorized to promptly withdraw on a weekly basis any amounts necessary to pay any Advertising Fees or Canadian Advertising Fees. In addition, the Indenture Trustee, shall, at the written direction of the American Servicer in accordance with Section 2.2(b) of the American Servicing Agreement, withdraw any amounts in the Collection Account which have been mistakenly deposited in the Collection Account, which amounts are not part of the Trust Estate (such amounts, "Misdirected Payments").

(c) Upon delivery of a Servicer Order, monies in the Collection Account shall be invested and reinvested by the Indenture Trustee as directed in a Servicer Order in one or more Eligible Investments. If the Indenture Trustee does not receive such investment instructions for three consecutive Business Days, then upon the next following Business Day, the Indenture Trustee shall invest and reinvest such monies in Government Obligations. All income or other gain from such investments shall be credited to such Collection Account and any loss resulting from such investments shall be charged to such Collection Account. The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment. If such Servicer Order is received after 1:00 p.m. (New York time) on any Business Day, the Indenture Trustee will have no obligation to make such investment on such day but shall use its best efforts to make such investment on such day, and in any event shall make such investment by the next Business Day.

SECTION 10.03 Disbursement of Monies from Collection Account. Distribution of Available Funds. (a) On each Payment Date, Available Funds received with respect to the related Collection Period to the extent available will be distributed in the following order of priority:

(i) to the payment to the Industry Consultant, Independent Accountant, the Insurer, the Principal Reinsurer, the SPE Administrator, Issuer
         Trustee, the trustee of the IP Holder, the Issuer and the Indenture Trustee, as applicable, of the SPV Operating Expenses (solely, with respect to indemnities, on a pro rata basis in proportion to the total indemnity amounts then payable to indemnitees, respectively) (including any accrued and unpaid SPV Operating Expenses) as of such Payment Date;

(ii) to the Servicers, an amount equal to the Servicing Fees due on such Payment Date, including any accrued and unpaid Servicing Fees as of such Payment Date;

(iii) to the Insurer, an amount equal to the sum of (A) the Premium due under the Insurance Agreement due on such Payment Date (including any accrued and unpaid Premium) and (B) any Reimbursements owed to the Insurer (including any accrued and unpaid Reimbursements);

(iv) to the Noteholders, an amount equal to the Interest Distribution (including any Additional Interest, if any);

(v)      to the Noteholders, an amount equal to the Principal Distribution;

(vi)     if the Notes are not  subject to a  mandatory  redemption  pursuant  to
         Section 9.05(a)(ii) hereof, to the Debt Service Reserve Account, the Cash Trap Reserve Amount;

(vii) to the Noteholders, in the event of a mandatory redemption, in whole or in part, in accordance with Section 9.05 hereof, an amount necessary to fund such mandatory redemption;

(viii) to the Noteholders, in the event of an optional redemption, in whole or in part, in accordance with Section 9.01 hereof, an amount necessary to fund such optional redemption;

(ix) to the Seasonality Coverage Account, the amount equal to the Seasonality Deposit Amount;

(x) to each of the Industry Consultant, Independent Accountant, the Issuer Trustee, the Issuer, the trustee of the IP Holder, the Insurer, the Principal Reinsurer, the SPE Administrator and the Indenture Trustee, as applicable and on a pro rata basis in proportion to the indemnity amounts payable to them, respectively, the payment of the (A) indemnities in excess of the prevailing cap on such indemnities and not paid under clause (i) above, and (B) any indemnities accrued and unpaid as of such Payment Date; and

(xi)     to the Certificateholder, any remaining Available Funds.

                  (b) To the extent funds on deposit in the Collection Account are insufficient to pay the Expected Priority Payments on any Payment Date, the Trustee shall transfer to the Collection Account funds from the Seasonality Coverage Account, in an amount sufficient to make the payment of the Expected Priority Payments on such Payment Date, and to the extent necessary, after application of such funds from the Seasonality Coverage Account, the Indenture Trustee shall transfer funds from the Debt Service Reserve Account.

SECTION 10.04 Reports. Subject to the limitations set forth in this paragraph, the Indenture Trustee shall supply in a timely fashion to the Issuer, the Servicers, the Insurer, the Rating Agencies and the Noteholders any information in the possession of the Indenture Trustee that the Issuer, the Servicers, the Insurer, the Rating Agencies or any Noteholder may from time to time request in writing with respect to the Franchise Assets and the Collection Account (which shall include all officer's certificates) and accountants' reports delivered or caused to be delivered by the Servicers to the Indenture Trustee as provided in the Servicing Agreements). Such information shall be furnished by the office of the Indenture Trustee so long as the Indenture Trustee is authorized to release such information by the Issuer, provided that the Indenture Trustee is hereby irrevocably authorized to release such information at all times to the Insurer. The Indenture Trustee agrees to maintain all information received from the Issuer or its Affiliates in a confidential manner and shall not disclose such information except as specifically authorized by the Issuer in writing or as set forth in the second following sentence. The Indenture Trustee acknowledges that the information it may receive in the course of its duties hereunder may be non-public in nature and should be safe-guarded with these concerns in mind. In addition, the Indenture Trustee shall supply to the Rating Agencies and the Noteholders to the extent available (a) a monthly report no later than the Payment Date and (b) a quarterly report no later than 10 days after the receipt thereof by the Indenture Trustee (such quarterly report together with the monthly report referred to in clause (a), the "Reports"), in each case, substantially in the forms attached hereto as Exhibit M.

                  Nothing herein shall obligate the Indenture Trustee, the Issuer or the American Servicer to disclose any information regarding its operations or business which is of a proprietary or confidential nature. The Servicers shall supply to the Indenture Trustee and the Insurer in a timely fashion any information in their possession regarding the Franchise Assets; necessary to permit the Indenture Trustee to prepare the Reports or to perform its other duties hereunder. Notwithstanding anything to the contrary herein, the Indenture Trustee shall not be obligated to prepare a Report in the event that the Servicers have not provided to the Indenture Trustee information necessary to prepare such reports.

SECTION 10.05     [Reserved]

SECTION 10.06 Notices to the Insurer and the Rating Agencies. The Indenture Trustee shall, promptly after receipt, deliver copies of the following documents to the Insurer and the Rating Agencies or, as the case may be, give prior notice to (and, if unable to give prior notice, to the extent the Indenture Trustee has actual knowledge thereof, to notify promptly, and in any event within 10 Business Days after the occurrence thereof) the Insurer and the Rating Agencies of the following events:

(a)      any proposed amendment or supplement to this Indenture;

(b)      the occurrence of an Event of Default under this Indenture;

(c) any resignation or removal of the Indenture Trustee or appointment of a successor Indenture Trustee;

(d)      any change in the Servicers;

(e) effectiveness of any supplemental indenture pursuant to Section 8.01 or 8.02;

(f)      the Trust Termination Date;

(g)      a copy of the annual financial statements of the Issuer;

(h)      any redemption of Notes; and

(i)      a substitution of debtor pursuant to Article Eleven.

SECTION 10.07 Debt Service Reserve Account. The Indenture Trustee shall, prior to the Closing Date, establish a segregated account at the corporate trust department of The Bank of New York in New York, which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Debt Service Reserve Account. Any payments under Section 10.03(vi) of this Indenture on any Payment Date shall be deposited in the Debt Service Reserve Account and invested in Eligible Investments as directed in writing by the American Servicer pursuant to a Servicer Order. If the Indenture Trustee does not receive investment instructions for three consecutive Business Days after receipt of such deposit, the Indenture Trustee shall invest and reinvest such monies in Government Obligations.

SECTION 10.08 Seasonality Coverage Account. The Indenture Trustee shall, prior to the Closing Date, establish a segregated account at the corporate trust department of The Bank of New York in New York, which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Seasonality Coverage Account. Any payments under Section 10.03(ix) of this Indenture on any Payment Date shall be deposited in the Seasonality Coverage Account and invested in Eligible Investments as directed in writing by the American Servicer pursuant to a Servicer Order. If the Indenture Trustee does not receive investment instructions for three consecutive Business Days after receipt of such deposit, the Indenture Trustee shall invest and reinvest such monies in Government Obligations.

SECTION 10.09 Indemnification Account. The Indenture Trustee shall, prior to the Closing Date, establish a segregated account at the corporate trust department of The Bank of New York in New York, which shall be held in trust in the name of the Indenture Trustee for the benefit of the Secured Parties and designated as the Indemnification Account. All Indemnification Amounts paid by FinCo or deducted on a current basis (at the option of the Issuer) from amounts owed on a current basis to FinCo, in its capacity as Certificateholder pursuant to Section 10.03(x) hereof, shall be deposited in the Indemnification Account and invested in Eligible Investments as directed in writing by the American Servicer pursuant to a Servicer Order. If the Indenture Trustee does not receive investment instructions for three consecutive Business Days after receipt of such deposit, the Indenture Trustee shall invest and reinvest such monies in Government Obligations.

                                 ARTICLE ELEVEN

                             SUBSTITUTION OF DEBTOR

SECTION 11.01 Conditions to Substitution. The Indenture Trustee shall, without the consent of the Noteholders, agree with the Issuer and the Insurer (if it is the Controlling Party) to the substitution in place of the Issuer (or of any previously substituted Person under this Section), as the debtor in respect of this Indenture, the Insurance Agreement and the Notes, of any other Person (the "Substituted Person") in accordance with the provisions of this Article Eleven. The Indenture Trustee shall agree with the Issuer and the Insurer (if it is the Controlling Party) as to such substitution, and such substitution shall be effected if the Insurer so directs in a Controlling Party Order (so long as it is the Controlling Party), in the event that the Insurer reasonably believes that such substitution would have the result of avoiding the imposition of, or the lessening of, any present or future tax (including but not limited to any withholding tax), assessment or other governmental charge on the Issuer, the Collateral or the Notes; provided, however, that any such substitution shall be effected only upon confirmation by each Rating Agency that such action would not have an adverse effect upon the ratings of the Notes and upon satisfaction of the Insurer Condition. The Indenture Trustee may also receive an Opinion of Counsel, if requested by the Indenture Trustee, to such effect. Any substitution pursuant to this Section 11.01 shall be subject to the preconditions that:

(a) an indenture is executed or some other form of undertaking is given by the Substituted Person to the Indenture Trustee, the Issuer and the Insurer in a form satisfactory to the Indenture Trustee, the Issuer and the Insurer to be bound by the terms hereof and by the provisions of the Notes and the other Transaction Documents to which the Issuer is a party (with any consequential amendments which may be appropriate) as fully as if the Substituted Person had been a party to this Indenture and the other Transaction Documents to which the Issuer is a party and named herein and in the Notes as the debtor in respect of the Notes in place of the Issuer (or such previously Substituted Person as aforesaid);

(b) the Substituted Person acquires the Issuer's rights to the Collateral, acknowledges the security interest created in respect thereof pursuant to this Indenture and takes all such action as the Indenture Trustee or the Insurer may require so that the Collateral is subject to a security interest in all respects corresponding to the security interest created by the Issuer hereunder;

(c) (without prejudice to the generality of the foregoing provisions of this Section) if the Substituted Person is incorporated, domiciled or resident in a jurisdiction or jurisdictions other than Delaware, an undertaking or covenant shall be given in terms corresponding to the provisions of Section 2.11 hereof;

(d) the purposes and powers of the Substituted Person will be comparably limited to those of the Issuer;

(e) the Indenture Trustee and the Insurer shall be satisfied that (A) all governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Person of the obligations hereunder and under the Notes and the other Transaction Documents to which the Issuer is a party in place of the Issuer (or such previously Substituted Person as aforesaid) and for the Policy to continue to be in all respects in full force and effect have been obtained and (B) such approvals and consents are at the time of substitution in full force and effect; and

(f) the Issuer (or any previously Substituted Person under this Section) and/or the Controlling Party and the Substituted Person shall (A) execute such other deeds, documents and instruments (if any) as the Indenture Trustee or the Insurer may reasonably require in order that such substitution be fully effective and that the Policy remain in full force and effect following such substitution, and (B) comply with such other requirements in the interests of the Noteholders and the Insurer as the Indenture Trustee or the Insurer may reasonably direct.

SECTION 11.02 No Regard to Consequences for Individual Holders. In the case of any substitution in accordance with Section 11.01, the Indenture Trustee may in its absolute discretion agree with the Issuer and the Insurer, without the consent of the Noteholders, as to a change in the law expressed to govern this Indenture and the Notes; provided that such change would not in the opinion of the Indenture Trustee be materially prejudicial to the interests of the Noteholders, including the maintenance of the then applicable ratings on the Notes or to the interests of the Indenture Trustee (based upon, if requested by the Indenture Trustee, an Officer's Certificate and an Opinion of Counsel satisfactory to the Indenture Trustee). In connection with any proposed substitution as aforesaid, the Indenture Trustee shall not have regard to the consequences of such substitution for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular state, country or territory. No Noteholder shall, in connection with any such substitution, be entitled to claim from the Issuer, the Indenture Trustee, or the Insurer any indemnification or payment in respect of any tax consequences of any such substitution upon individual Noteholders, except to the extent provided for in subsection (c) of Section 11.01.

SECTION 11.03 Effect of Substitution. Upon the execution of the documents and compliance with the requirements set forth in Sections 11.01 and 11.02, the Substituted Person shall be deemed to be named in this Indenture, in the Notes and in the other Transaction Documents to which the Issuer is a party as the debtor in place of the Issuer (or any previously Substituted Person under this Article), and this Indenture and the Notes shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to such substitution. Compliance with the requirements of Sections 11.01 and 11.02 shall operate to release the Issuer (or such previously Substituted Person as aforesaid) from all of its obligations as debtor in respect of the Notes hereunder but without prejudice to the obligations of the Insurer under the Policy. Not later than 10 days after the execution of any such undertaking and such other documents and instruments as aforesaid and compliance with the said requirements of the Indenture Trustee, the Issuer shall, unless the Indenture Trustee agrees otherwise, give notice thereof to the Noteholders in accordance with Section 12.04.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01 Form of Documents Delivered to Indenture Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any Officer's Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel or a certificate of or representations by such legal counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or Opinion of Counsel or certificate of or representations by such legal counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer or such other Person, unless such Authorized Officer of the Issuer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, stating that the information with respect to such matters is in the possession of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 12.02 Governing Law. This Indenture and each Note shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws.

SECTION 12.03 Notices, Etc. to Indenture Trustee, Issuer, Insurer, the Ratings Agencies and the Servicers. Unless otherwise expressly provided for herein, any request, demand, authorization, direction, notice, consent or waiver of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Indenture Trustee by the Insurer or any Noteholder, or by the Issuer shall be sufficient for every purpose hereunder if in writing and if made, given, or sent by courier of international reputation to the Indenture Trustee addressed to it at its Corporate Trust Office, or at any other address furnished in writing to the Issuer, the Insurer or Noteholder by the Indenture Trustee, or, as among the Issuer, the Insurer and the Indenture Trustee, if sent via telecopier and confirmed via overnight courier;

(b) the Issuer by the Indenture Trustee, the Insurer or by any Noteholder shall be sufficient for every purpose hereunder if in writing and sent by courier of international reputation to the Issuer, 1000 Corporate Drive, Fort Lauderdale, Florida 33334-3651, Attention:
         General Counsel, Telecopy No.: (954) 351-5619, with a copy to Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017,
         Attention: General Counsel, Telecopy No.: (212) 451-3216, or at any other address previously furnished in writing to the Indenture Trustee and the Insurer, or, as among the Issuer, the Insurer and the Indenture Trustee, if sent via telecopier and confirmed via overnight courier;

(c) the Insurer by the Indenture Trustee, the Issuer or by any Noteholder shall be sufficient for every purpose hereunder if in writing and sent by courier of international reputation to the Insurer at One State Street Plaza, New York, New York 10004, Attention: Risk Management Structured Finance and Credit Derivatives, Arby's Franchise Trust 7.44% Fixed Rate Insured Notes due December 20, 2020, Telecopy No.:
         (212) 797-5725, provided that, in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the same address listed above but to the attention of the General Counsel, or at any other address previously furnished in writing to the Indenture Trustee and the Issuer, or as among the Insurer, the Issuer and the Indenture Trustee, if sent via telecopier and confirmed via overnight courier;

(d) the Rating Agencies by the Indenture Trustee if in writing and mailed first-class postage prepaid to Moody's Investors Service,
         Attention: Structured Finance Group, 99 Church Street, New York, New York 10007, and Standard & Poor's Rating Services, Attention:
         Structured Finance Ratings, 55 Water Street, New York, New York 10041-0003;

(e) the American Servicer by the Issuer, the Insurer or the Indenture Trustee shall be sufficient for every purpose hereunder if sent via telecopier and confirmed via overnight courier to 1000 Corporate Drive, Fort Lauderdale, Florida 33334-3651, Attention: General Counsel, Telecopy No.: (954) 351-5619, with a copy to Triarc Companies, Inc. 280 Park Avenue, New York, New York 10017, Attention: General Counsel, Telecopy No.: (212) 451-3216; and

(f) the Canadian Servicer by the Issuer, the Insurer or the Indenture Trustee shall be sufficient for every purpose hereunder if sent via telecopier and confirmed via overnight courier to 1000 Corporate Drive, Fort Lauderdale, Florida 33334-3651, Attention: General Counsel, Telecopy No.: (954) 351-5619, with a copy to Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, Attention:
         General Counsel, Telecopy No.: (212) 451-3216.

SECTION 12.04 Notices and Reports to Noteholders; Waiver of Notice. (a) Notices Regarding the Global Notes. So long as Notes are represented by a Global Note and such Global Note is held on behalf of a Clearance System, notices to Noteholders may be given by delivery of the relevant notice to that Clearance System for communication by it to entitled accountholders in substitution for publication.

                  (b) Notices Regarding the Registered Notes. Notices to the holders of the Registered Notes shall be given by first class mail, postage prepaid, to the registered Holders of such Registered Notes at their address appearing in the Note Register.

SECTION 12.05 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the interpretation or construction of any provision hereof.

SECTION 12.06 Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

SECTION 12.07 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, the Servicers or the Secured Parties (if not a party hereto) and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 12.09 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 12.10 Submission to Jurisdiction. The Issuer hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or Proceeding arising out of or relating to the Notes or this Indenture, and the Issuer hereby irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such New York State or federal court. The Issuer hereby irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or Proceeding and the right to trial by jury. The Issuer agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Issuer hereby irrevocably designates and appoints Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, as the agent of the Issuer to receive on its behalf service of all process brought against it with respect to any such Proceeding in any such court in the State of New York, such service being hereby acknowledged by the Issuer to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Issuer shall promptly designate a new agent in the City of New York.

SECTION 12.11 Resignation or Removal of a Servicer. Upon any resignation or removal of the Servicer pursuant to the terms of each Servicing Agreement, the Issuer shall appoint an institution which (i) has demonstrated an ability to professionally and completely perform duties similar to those imposed upon such Servicer, (ii) is legally qualified and has the capacity to act as a Servicer and (iii) is approved by the Controlling Party.

SECTION 12.12 Calculations. Any calculations performed in connection with the financial covenants set forth in Section 3.16 hereof, shall be made, to the fifth decimal point, without giving effect to any rounding.

SECTION 12.13 Prescription. Claims for payment of principal and interest in respect of any Note will not be enforceable unless such Note is presented for payment within a period of ten years from the payment dates relating thereto.

SECTION 12.14 No Petition. By virtue of their acceptance of their rights hereunder, none of the Secured Parties may petition or cause the Issuer to petition for bankruptcy or winding up.


                  IN WITNESS WHEREOF, each of the undersigned has caused this Indenture to be executed as a deed (in the case of the Issuer) by it or on its behalf as of the year and date first above written.

                                   Executed as a deed by:


                                   ARBY'S FRANCHISE TRUST, as Issuer

                                   By: Wilmington Trust Company, not in its
                                   individual capacity but solely as Issuer
                                   Trustee

                                   By: W. CHRIS SPONENBERG
                                       ------------------------------------
                                        Name: W. Chris Sponenberg
                                        Title:  Assistant Vice President
                                        Witness:  AS


                                   AMBAC ASSURANCE CORPORATION, as Insurer


                                   By: JENNIFER F. WILLIAMS
                                       -----------------------------------
                                       Name:  Jennifer F. Williams
                                       Title: Vice President
                                       Witness:  AR


                                   BNY MIDWEST TRUST  COMPANY, A BANK OF NEW
                                   YORK COMPANY, not in its individual capacity but solely as Indenture Trustee

                                   By: MEGAN CARMODY
                                       -----------------------------------
                                       Name: Megan Carmody
                                       Title:  Assistant Vice President
                                       Witness:  AS